      As filed with the Securities and Exchange Commission on May 23, 1997

                                                      Registration No. 333-09349
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                                 AMENDMENT NO. 7

                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                   -----------

                             AVAX TECHNOLOGIES, INC.
                 (Name of Small Business Issuer in Its Charter)
                                   -----------

            Delaware                       8731                  13-3575874
 (State or other jurisdiction       (Primary Standard        (I.R.S. Employer
        of incorporation        Industrial Classification     Identification
        or organization)               Code Number)                Number)

                                4520 Main Street
                                    Suite 930
                              Kansas City, MO 64111
                                 (816) 960-1333

            (Address and telephone number of Small Business Issuer's
          principal executive offices and principal place of business)
                                   -----------
                             JEFFREY M. JONAS, M.D.
                      President and Chief Executive Officer
                                4520 Main Street
                                    Suite 930
                              Kansas City, MO 64111
                                 (816) 960-1333
            (Name, address and telephone number of agent for service)

                                   -----------
                                    Copy to:

                                  IRA L. KOTEL
                            Roberts, Sheridan & Kotel
                           A Professional Corporation
                         12 East 49th Street, 30th floor
                            New York, New York 10017
                                 (212) 299-8600
                                   -----------

                Approximate date of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

                                   -----------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|
================================================================================

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================
                             AVAX TECHNOLOGIES, INC.

                              CROSS-REFERENCE SHEET

                  Showing Location in Prospectus of Information
                         Required by Items of Form SB-2

     Form SB-2 Registration Statement            Heading or Location
     and Heading                                 in Prospectus
     --------------------------------            -------------------
1.   Front of Registration Statement and
     Outside Front Cover of Prospectus ........  Front of Registration Statement
                                                 and Outside Front Cover of
                                                 Prospectus
2.   Inside Front and Outside Back Cover
     Pages of Prospectus.......................  Inside Front Cover Page of
                                                 Prospectus
3.   Summary Information and Risk Factors......  Prospectus Summary; Risk
                                                 Factors
4.   Use of Proceeds...........................  Use of Proceeds
5.   Determination of Offering Price...........  Inapplicable
6.   Dilution..................................  Inapplicable
7.   Selling Securityholders...................  Selling Securityholders
8.   Plan of Distribution......................  Plan of Distribution
9.   Legal Proceedings.........................  Business - Legal Proceedings
10.  Directors, Executive Officers, Promoters
     and Control Persons.......................  Management
11.  Security Ownership of Certain Beneficial
     Owners and Management.....................  Principal Stockholders
12.  Description of Securities.................  Description of Securities
13.  Interest of Named Experts and Counsel.....  Legal Counsel
14.  Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities...............................  Management
15.  Organization Within Last Five Years.......  Company Summary
16.  Description of Business...................  Prospectus Summary;
                                                 Management's Discussion and
                                                 Analysis of Financial Condition
                                                 and Plan of Operations;
                                                 Business
17.  Management's Discussion and Analysis
     or Plan of Operation......................  Management's Discussion and
                                                 Analysis of Financial Condition
                                                 and Plan of Operations
18.  Description of Property...................  Business - Facilities
19.  Certain Relationships and Related
     Transactions..............................  Certain Transactions
20.  Market for Common Equity and Related
     Stockholder Matters.......................  Prospectus Summary; Market for
                                                 Common Equity and Related
                                                 Stockholder Matters;
                                                 Description of Securities;
                                                 Selling Securityholders; Shares
                                                 Eligible for Future Sales; Plan
                                                 of Distribution
21.  Executive Compensation....................  Management--Executive
                                                 Compensation
22.  Financial Statements......................  Financial Statements
23.  Changes In and Disagreements With
     Accountants on Accounting and Financial
     Disclosure................................  Inapplicable

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                                                      PROSPECTUS

                    Subject to Completion, Dated May 23, 1997


                                6,780,299 Shares
                             AVAX TECHNOLOGIES, INC.
                                  Common Stock

This Prospectus relates to the offer (the "Offering") by the securityholders named herein under the caption "Selling Securityholders" (collectively, the "Selling Securityholders") for sale to the public of the following securities of AVAX Technologies, Inc. (the "Company"): (i) 285,199 shares of the Company's common stock, par value $.004 per share (the "Common Stock"); (ii) 6,447,450 shares of Common Stock issuable upon conversion of currently outstanding shares of Series B Convertible Preferred Stock, par value $.01 per share, of the Company ("Series B Preferred Stock"); and (iii) 47,650 shares of Common Stock issuable upon (a) the conversion of shares of Series B Preferred Stock of the Company issuable upon exercise of the warrants issued to the designees of the placement agent of the Series B Offering described herein (the "Series B Placement Warrants") and (b) exercise of warrants issued to the designees of the placement agent for certain bridge financing transactions of the Company described herein (the "Bridge Placement Warrants," and together with the Series B Placement Warrants, the "Placement Warrants"). The number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock and upon exercise of the Placement Warrants is subject to adjustment in certain events.

The Company will not receive any proceeds from the sale of shares of Common Stock. The Company is not expected to receive any proceeds from the exercise of the Placement Warrants since the Placement Warrants may be exercised pursuant to a cashless exercise provision. In the event that the Placement Warrants are exercised for cash, the Company intends to use such net cash proceeds (after estimated expenses of this Offering of approximately $300,000) for general working capital purposes. Proceeds, if any, from the exercise for cash of all the Placement Warrants, before deduction of estimated expenses of this Offering, would be approximately $160,000. Whether, how and to what extent any of the Placement Warrants will be exercised, and whether the Placement Warrants are exercised for cash or not, cannot be predicted by the Company.

The Selling Securityholders have advised the Company that they may sell, directly or through brokers, all or a portion of the securities offered hereby in negotiated transactions or in one or more transactions in the market at the price prevailing at the time of sale. In connection with such sales, the Selling Securityholders and any participating broker may be deemed to be "underwriters" of the Common Stock within the meaning of the Securities Act of 1933. It is anticipated that usual and customary brokerage fees will be paid by the Selling Securityholders in all open market transactions. The Company will pay all other expenses of this Offering. See "Plan of Distribution."

The Company will inform the Selling Securityholders that the anti-manipulation provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to the sales of their shares offered hereby. The Company also will advise the Selling Securityholders of the requirement for delivery of this Prospectus in connection with any sale of the shares offered hereby.


The Company is in the research and development stage, has not had any operating revenues, and at March 31, 1997, had an accumulated deficit of approximately $4,216,187. The Company is continuing to incur losses and expects to incur significantly increasing additional losses for the foreseeable future.

The Company has been granted approval for initial listing and quotation of the Common Stock on the Nasdaq SmallCap Market under the symbol "AVAX." Prior to the Offering, shares of Common Stock that were freely tradeable pursuant to Rule 144(k) under the Securities Act of 1933 have been traded on the OTC Bulletin Board Service (the "OTC Bulletin Board") under the symbol "AVXT". The last reported sale price of the Common Stock on the OTC Bulletin Board on May 21, 1997, was $5.875 per share. The prices of the Common Stock which may be obtained on any such market are not necessarily related to the Company's assets, book value, results of operations or any other established criteria of value, and should not be regarded as any indication of future market price of the Common Stock. See "Risk Factors," "Description of Securities" and "Plan of Distribution." There can be no assurance that an active trading market in the Company's securities will develop or be sustained.


                                   ----------

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS."

                                   ----------

   THE COMMON STOCK HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
          ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

                  The date of this Prospectus is ________, 1997

                              AVAILABLE INFORMATION

The Company intends to furnish to registered holders of Common Stock, annual reports containing financial statements examined by an independent accounting firm and quarterly reports for the first three quarters of each fiscal year containing interim unaudited financial information.

The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (together with all amendments and exhibits thereto being herein referred to as the "Registration Statement") under the Securities Act of 1933. For further information about the Company and the securities offered hereby, reference is made to the Registration Statement and to the financial statements and exhibits filed as a part thereof. The statements contained in this Prospectus as to the contents of any contract or any other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, as well as other reports and other information filed by the Company, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and other information statements regarding registrants that file electronically with the Commission.

--------------------------------------------------------------------------------
                               PROSPECTUS SUMMARY

The following summary does not purport to be complete and is qualified in its entirety by reference to the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus, including, without limitation, the information under "Risk Factors," or incorporated herein by reference, and, accordingly, should be read in conjunction therewith. Unless otherwise indicated to the contrary, the information in this Prospectus gives effect to a two-for-one reverse stock split of the Common Stock effected on May 13, 1997.

                                 COMPANY SUMMARY

AVAX Technologies, Inc. ("AVAX" or the "Company"), is a development stage biopharmaceutical company which intends to acquire rights to, and to develop, technologies and products for the treatment of cancer and other life-threatening diseases. The Company initially intends to focus its efforts primarily on the development of immunotherapies and chemotherapies for cancer. Immunotherapy is a rapidly developing segment of the cancer therapeutic market.

The Company has licensed (the "TJU License") from Thomas Jefferson University ("TJU") an issued U.S. patent and certain patent applications covering a process for the modification of a patient's own tumor cells into a cancer vaccine. This process allows the Company to produce an autologous cell vaccine (an "AC Vaccine") that attempts to stimulate the patient's immune system to eliminate the cancer. This technology has emerged from research conducted at TJU and primarily involves the removal of a patient's own tumor cells, conjugating them to a small molecule known as a hapten, and reintroducing the product back into the patient. The approach is based on the premise that a patient's immune response to a strongly immunogenic, hapten-conjugated tumor antigen may be followed by the development of an immune response to the unmodified tumor antigen, somewhat analogous to the phenomenon of drug-induced autoimmune disease.

The Company's initial AC Vaccine, M-Vax(TM), is currently undergoing physician-sponsored human clinical trials based on an experimental protocol at TJU as an outpatient, post-surgical, adjunct therapy for the treatment of melanoma, and is believed by the Company to be the first therapeutic cancer vaccine to show a substantial increase in the survival rate for patients with stage 3 melanoma. In such ongoing clinical trials at TJU, over 275 melanoma patients have been treated post-surgically on an outpatient basis with M-Vax(TM). In 62 patients with stage 3 melanoma in protocols in which there has been sufficient time for long-term follow-up, the five-year survival rate is approximately 60%. This compares with the historical and control group stage 3 survival rate of approximately 20%, and the survival rate for treatment with high dose alpha interferon of approximately 32% in stage 3 patients whom the Company believes to be comparable to those treated with M-Vax(TM). The Company believes that the results to date of the ongoing clinical trial represent the first substantial increase in survival for stage 3 melanoma patients treated by immunotherapy. In the over 275 patients treated in studies, the Company believes that only relatively minor side effects, such as soreness and swelling at the site of the application of the M-Vax(TM) vaccine, have been witnessed to date.

TJU and Dr. David Berd, the inventor of the AC Vaccine technology, have conducted the ongoing clinical trials at TJU pursuant to an FDA-approved, physician-sponsored Investigational New Drug Application ("IND"). The Company has recently met with the FDA to discuss the clinical results obtained with M-Vax(TM), the use of such results in support of the submission of a Company-sponsored IND to the FDA, and to review its proposed development program, which includes Phase III clinical trials for M-Vax(TM). Depending upon the results of such clinical trials, it is the Company's intention to use the results of these Company-sponsored clinical trials along with the results of the clinical trial conducted at TJU, as the basis for the filing of a New Drug Application ("NDA") for FDA approval to market M-Vax(TM). The Company also may pursue a similar regulatory approval and commercialization strategy for M-Vax(TM) in Australia, Canada, Mexico and certain other countries through corporate partnering strategies, although such strategies have not yet been finalized or initiated. Denial of any regulatory approvals or any significant delays in obtaining any of the same, would have a material adverse effect on the Company.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
The Company also believes that the AC Vaccine technology may have applications in the treatment of other cancers, which may include ovarian, breast, prostate, lung and colorectal cancers and acute myelogenous leukemia (AML). The Company intends to fund the preclinical and initial clinical development of this technology for at least some of these indications. Accordingly, in addition to continuing the clinical work on M-Vax(TM), the Company has also entered into a sponsored research agreement with TJU relating to the development of additional immunotherapies based on the AC Vaccine technology. For example, the Company is in the preliminary stages of enrolling patients for its Phase II clinical trial of O-Vax(TM), its AC Vaccine for ovarian cancer. This trial will be conducted at TJU under the direction of Dr. Berd.

In order to contain costs, the Company may continue to use sponsored research agreements and contract research organizations to help it develop its technologies. At the appropriate time the Company may seek corporate partners to provide the necessary resources and expertise for clinical development and to market and distribute products. In addition, the Company may seek to explore the acquisition and subsequent development and commercialization of additional commercially promising immunotherapy, chemotherapy and adjuvant technologies. No assurance can be given that the Company will have the requisite resources or that any such projects will be identified on terms favorable to the Company, if at all.

In connection with the Company's strategy to acquire, develop and commercialize other potential biotechnology products and technologies, the Company recently licensed from Rutgers University and the University of Medicine and Dentistry of New Jersey (collectively, "Rutgers"), certain patent applications relating to a series of compounds for the potential treatment of cancer and infectious diseases (the "Rutgers License"). The Company also has licensed from The Texas A&M University System ("Texas A&M"), an issued U.S. patent and certain patent applications relating to a series of compounds for the potential treatment of cancer (the "Texas A&M License"). Pursuant to the Rutgers License and the Texas A&M License, the Company intends to expend substantial resources on the research and development of these compounds.

The Company may seek to explore the acquisition and subsequent development and commercialization of additional commercially promising immunotherapy and adjuvant technologies. No assurance can be given that the Company will have the requisite resources or that any such projects will be identified on terms favorable to the Company, if at all.

The Company was incorporated in the State of New York on January 12, 1990, under the name Nehoc, Inc. On May 29, 1992, it changed its name to Appex Technologies, Inc. On October 22, 1992, the Company merged into Walden Laboratories, Inc. ("Walden"), a Delaware corporation, which was incorporated on September 18, 1992. On December 27, 1995, Walden sold its former leading product under development, an over-the-counter nutritional dietary, medicinal and/or elixorative food supplement or drug and related patents and intellectual property to a subsidiary of Interneuron Pharmaceuticals, Inc. The Company changed its name from Walden Laboratories, Inc., to AVAX Technologies, Inc., effective March 26, 1996.

The Company's office is located at 4520 Main Street, Suite 930, Kansas City, Missouri 64111. Its telephone number at that address is (816) 960-1333.



M-Vax(TM) and O-Vax(TM) are trademarks of the Company. This Prospectus also includes trademarks of other companies.

--------------------------------------------------------------------------------

                                OFFERING SUMMARY

Common Stock Outstanding

  as of May 20, 1997:          3,136,008 shares of Common Stock, including
                               285,199 shares of currently outstanding shares of Common Stock directly held by the Selling
                               Securityholders.1


Common Stock Offered
  by Selling Securityholders:  6,780,299 shares of Common Stock.

Risk Factors:                  The securities offered hereby involve a high
                               degree of risk. See "Risk Factors."


OTC Bulletin Board Symbol
and Nasdaq SmallCap
  Market Symbol:               AVXT.


Use of Proceeds:               The Company will not receive any proceeds from
                               the sale of shares of Common Stock. The Company is not expected to receive any proceeds from the exercise of the Placement Warrants since the Placement Warrants may be exercised pursuant to a cashless exercise provision. In the event that the Placement Warrants are exercised for cash, the Company intends to use such net cash proceeds
                               (after estimated offering expenses of this Offering of approximately $300,000) for general working capital purposes. Proceeds, if any, from the exercise for cash of all the Placement
                               Warrants, before deduction of estimated expenses of this Offering, would be approximately
                               $160,000. Whether, how and to what extent any of the Placement Warrants will be exercised, and whether the Placement Warrants are exercised for cash or not, cannot be predicted by the Company.
                               See "Use of Proceeds," "Certain Transactions,"
                               "Selling Securityholders" and "Description of
                               Securities."


-----------------------------

    1 Does not include (i) 6,479,950 shares of Common Stock issuable upon conversion of currently outstanding shares of Series B Preferred Stock, (ii) 676,745 shares of Common Stock issuable upon (a) exercise of Bridge Placement Warrants and (b) conversion of Series B Preferred Stock issuable upon exercise of Series B Placement Warrants, (iii) 30,000 shares of Common Stock issuable upon exercise of outstanding stock options at an exercise price of $1.20 per share under the Company's 1992 Stock Option Plan, (iv) 407,500 shares of Common Stock reserved for issuance of future options under the Company's 1992 Stock Option Plan, (v) 623,872 shares of Common Stock reserved for issuance pursuant to the employment arrangements among the Company and certain of its full-time employees and officers, and (vi) approximately 280,198 shares of Common Stock issuable upon exercise of other warrants to purchase shares of Common Stock. See "Executive Compensation" and "Description of Securities."

--------------------------------------------------------------------------------

                            SUMMARY OF FINANCIAL DATA

The following table presents historical financial information derived from the financial statements of the Company.


                                           Year Ended December 31           Three Months
                                           ----------------------              Ended
                                               1995        1996               March 31
                                               ----        ----               --------
                                                                          1996         1997
                                                                          ----         ----
                                                                       (Unaudited)  (Unaudited)
                                                                       -----------  -----------
Statement of Operations Data:
Gain from sale of the Product ...........  $1,951,000  $      --     $      --     $      --
Total operating income (loss) ...........   1,521,243   (1,992,386)     (158,795)   (1,202,282)
Net income (loss) .......................   1,380,571   (1,536,842)     (188,867)     (962,165)
Net income (loss) attributable to common
  stockholders ..........................     642,282   (2,668,586)     (188,867)     (962,165)
Net income (loss) per common share (1) ..         .19         (.84)         (.06)         (.28)
Weighted average number of shares
  outstanding ...........................   3,388,316    3,185,204     2,949,068     3,382,500



                                                                  March 31, 1997
                                                                  --------------
                                                December 31, 1996   (Unaudited)
                                                -----------------   -----------
Balance Sheet Data:
Cash and cash equivalents ....................    $ 13,832,179     $ 10,887,207
Marketable securities ........................       6,134,853        8,171,784
Total current assets .........................      22,277,776       20,234,102
Total assets .................................      22,321,546       20,289,297
Amount payable to preferred stockholders .....       2,156,106        1,044,101
Amount payable to former officer .............          93,353           45,206
Total current liabilities ....................       2,527,136        1,408,218
Deficit accumulated during development
stage ........................................      (3,254,022)      (4,216,187)
Stockholders' equity .........................      19,794,410       18,881,079



-------------
(1) See Note 1 to Financial Statements for an explanation of the determination of shares used in computing Net income (loss) per common share.

                                  RISK FACTORS

An investment in the shares of Common Stock offered hereby is highly speculative in nature, involves a high degree of risk and should not be purchased by persons who cannot afford a loss of their entire investment. Each prospective investor should consider carefully the risks inherent in and affecting both the business of the Company and the value of the Common Stock and speculative factors including, without limitation, the following risk factors, as well as other information contained elsewhere in this Prospectus before making an investment in the Common Stock.

HISTORY OF OPERATING LOSSES; ACCUMULATED DEFICIT; UNCERTAINTY OF
FUTURE PROFITABILITY


The Company has incurred substantial operating losses since its inception. As of March 31, 1997, the Company's accumulated deficit was approximately $4,216,187. The Company expects to incur significant increasing operating losses over the next several years, primarily due to the expansion of its research and development programs, including clinical trials for M-VaxTM and preclinical studies and clinical trials for other products that it may acquire or develop. The Company's ability to achieve profitability depends upon, among other things, its ability to develop products, obtain regulatory approval for its proposed products, and enter into agreements for product development, manufacturing and commercialization. The Company's M-VaxTM product does not currently generate revenue and the Company does not expect to achieve revenues from this or other products for the foreseeable future. Moreover, there can be no assurance that the Company will ever achieve significant revenues or profitable operations from the sale of M-VaxTM or any other products that it may develop.


NEED FOR ADDITIONAL FINANCING; ISSUANCE OF SECURITIES; FUTURE DILUTION

In the future, the Company may require substantial additional financing to continue research, undertake product development and to pursue the manufacturing and marketing of any products that it may develop. The Company anticipates that further funds may be raised through additional debt or equity financings conducted by the Company, or through collaborative ventures entered into between the Company and potential corporate partners. However, there can be no assurance that any such offering will be consummated or that the Company will otherwise be able to obtain additional financing or that such financing, if available, can be obtained on terms favorable or acceptable to the Company. If such offerings are not consummated or additional financing is not otherwise available, the Company will be required to modify its business development plans or reduce or cease certain or all of its operations.

While the Company may seek to enter into collaborative ventures with corporate sponsors to fund some or all of its research and development activities, as well as to manufacture or market any products which may be successfully developed, the Company currently does not have any such arrangements with corporate sponsors, and there can be no assurance that the Company will be able to enter into such ventures on favorable or acceptable terms, if at all. In addition, no assurance can be given that the Company will be able to complete a subsequent public offering or private placement of its securities. Failure by the Company to enter into such collaborative ventures or to receive additional funding to complete its proposed product development programs either through a private placement or a public offering could have a material adverse effect on the Company. In the event that the Company obtains any additional funding, such financings may have a dilutive effect on the holders of the Common Stock. See "Risk Factors--Dependence on Third Parties for Additional Funds and for Manufacturing, Marketing and Selling."

In addition, the Company currently has an employee stock option plan under which its officers and directors will be eligible to receive stock options exercisable for Common Stock at exercise prices which may be lower than the current market price of the Common Stock. Similarly, under employment arrangements with certain full-time employees and officers of the Company, the Company has granted such employees and officers options for Common Stock at exercise prices that may be lower than the prevailing market price of the Common Stock from time to time. Such stock option grants under the employee stock option plan if any, and to certain of the full-time employees and officers of the Company, may dilute the value of the Common Stock. See "Management" and "Description of Securities--1992 Stock Option Plan; Other Options."

DEVELOPMENT STAGE COMPANY

Although the Company was organized in January 1990, it has only conducted limited research and development activities and has not generated any significant revenues to date from operations. Accordingly, the Company must be evaluated in light of the expenses, delays, uncertainties and complications typically encountered by newly established biopharmaceutical businesses, many of which uncertainties and complications may be beyond the Company's control. These include, but are not limited to, unanticipated problems relating to product development, testing, regulatory compliance, manufacturing, marketing and competition, and additional costs and expenses that may exceed current estimates. There can be no assurance that the Company will successfully develop and commercialize any products, generate any revenues or ever achieve profitable operations. See "Business."

TECHNOLOGICAL UNCERTAINTY AND EARLY STAGE OF PRODUCT DEVELOPMENT

The technologies and products which the Company intends to develop are in the early stages of research and development, require significant further research, development and testing and are subject to the risks of failure inherent in the development of products based on innovative or novel technologies. These risks include, but are not limited to, the possibility that any or all of the Company's proposed products will be found to be ineffective or unsafe, that the products once developed, although effective, are uneconomical to market, that third parties hold proprietary rights that preclude the Company from marketing such products or that third parties market a superior or equivalent product and that the Company will be unable to secure a meaningful patent position for such products. See "Uncertainty Regarding Patents and Proprietary Rights."

The Company's agreements with (i) TJU, its licensor for the AC Vaccine technology, (ii) Rutgers, its licensor for certain anti-cancer and anti-infective technology and (iii) Texas A&M, its licensor for certain anti-cancer technology, do not contain any representations by the licensors as to the safety or efficacy of the inventions or discoveries covered thereby. The Company is unable to predict whether the research and development activities it is funding will result in any commercially viable products or applications. Further, due to the extended testing required before marketing clearance can be obtained from the United States Food and Drug Administration (the "FDA") or other similar agencies, the Company is not able to predict with any certainty, when, if ever, it will be able to commercialize any of its proposed products.

The market for biotechnology in general, and for cancer immunotherapies such as the AC Vaccine technology and other possible future products, in particular, are characterized by rapidly changing technology, evolving industry standards and frequent new product introductions. The Company's future success will depend upon its ability to develop and commercialize its existing product and to develop new products and features. There can be no assurance that the Company will successfully complete the development of its existing product or of any future product or that the Company's current or future products will achieve market acceptance. Any delay or failure of M-Vax(TM), or of any future product which the Company may develop, in achieving market acceptance would materially and adversely affect the Company's business. In addition, there can be no assurance that products or technologies developed by others will not materially render the Company's existing or future products or technologies non-competitive or obsolete.

This Prospectus includes estimates by the Company of the number of patients with a particular type of cancer or other diseases, the number of patients who were administered a particular vaccine or drug and the number of patients who received or might have been candidates for a particular type of treatment. There can be no assurance that such estimates accurately reflect the true market or the extent to which any of the Company's products, if successfully developed, will actually be used by patients. Furthermore, even if patient use occurs, there can be no assurance that the Company's sales of its products for such uses will be profitable. Failure of the Company to successfully develop, obtain regulatory approval for, introduce and market M-Vax(TM) and any possible future products would have a material adverse effect on the Company.

GOVERNMENT REGULATION; NO ASSURANCE OF PRODUCT APPROVAL

The proposed products of the Company will be subject to very stringent federal, state and local government regulations, including, without limitation, the Federal Food, Drug and Cosmetic Act, and its state and local counterparts. Similar regulatory frameworks exist in other countries where the Company may consider marketing its products. To date, TJU and Dr. David Berd, the inventor of the AC Vaccine technology, have conducted the ongoing clinical trials at TJU pursuant to an FDA-approved physician sponsored Investigational New Drug Application ("IND"). The Company has recently met with the FDA to discuss the clinical results obtained with M-Vax(TM), the use of such results in support of the submission of a Company-sponsored IND to the FDA, and to review its proposed development program, which includes Phase III clinical trials for M-Vax(TM). Prior to marketing M-Vax(TM) or any other possible product the Company may develop, such product must undergo an extensive regulatory approval process. Any denials or delays in obtaining requisite approvals would be likely to have a material adverse effect on the Company.

The regulatory process includes preclinical and clinical testing of any product to establish its safety and efficacy. This testing can take many years and require the expenditure of substantial capital and other resources. Delays or denials of marketing approval are encountered regularly due to the submission of unacceptable or incomplete data as deemed by the FDA or other similar regulatory agency, or due to regulatory policy for product approvals. These delays may be encountered both domestically and abroad. There is no assurance that even after clinical testing, regulatory approval will ever be obtained. If obtained, regulatory approval may provide limitations on the indicated uses for which any products may be marketed. Following regulatory approval, if any, a marketed product and its manufacturer are subject to continual regulatory review.

Later discovery of problems with a product or manufacturer may result in restrictions on such product or manufacturer. These restrictions may include withdrawal of the marketing approval for the product. In addition, new government regulations may be established that could delay or prevent regulatory approval of the Company's products under development. Failure of the Company to obtain and maintain regulatory approval of its proposed products, processes or facilities would have a material adverse effect on the business, financial condition and results of operations of the Company. In addition, many academic institutions and companies doing research in the field of cancer immunotherapy are using a variety of approaches and technologies. Any adverse results obtained by such researchers in preclinical or clinical studies, even if not directly or indirectly related to the Company's potential products or approaches, could adversely affect the regulatory environment for immunotherapy or other biotechnology products generally, and possibly lead to delays in the approval process for the Company's potential products. See "Business--Government Regulation."

DEPENDENCE ON OTHERS FOR CLINICAL DEVELOPMENT OF, AND REGULATORY APPROVALS FOR, MANUFACTURING AND MARKETING OF PHARMACEUTICAL PRODUCTS

The Company anticipates that it may in the future seek to enter into collaborative agreements with pharmaceutical or other biotechnology companies for the development of, clinical testing of, seeking of regulatory approval for, and manufacturing, marketing and commercialization of, certain of its products. The Company may in the future grant to its collaborative partners, if any, rights to license and commercialize any pharmaceutical products developed under these collaborative agreements and such rights would limit the Company's flexibility in considering alternatives for the commercialization of such products. Under such agreements, the Company may rely on its collaborative partners to conduct research efforts and clinical trials on, obtain regulatory approvals for, manufacture, market and commercialize certain of the Company's products. Although the Company believes that its collaborative partners may have an economic motivation to commercialize the pharmaceutical products which they may license, the amount and timing of resources devoted to these activities generally will be controlled by each such individual partner. There can be no that the Company will be successful in establishing any collaborative arrangements, or that, if established, such future partners will be successful in commercializing products or that the Company will derive any revenues from such arrangements. Although the Company intends to pursue such collaborative arrangements in the future, there are no specific arrangements, proposals, plans or understandings with respect to any such collaborative arrangements.

DEPENDENCE ON THIRD PARTIES FOR ADDITIONAL FUNDS AND FOR MANUFACTURING, MARKETING AND SELLING

The Company currently does not have the resources to directly manufacture, market or sell M-Vax(TM) or any products it may develop in the future. Accordingly, the Company may be dependent on corporate partners or other entities for, and may have only limited control over, commercial scale manufacturing, marketing and selling of its products. The inability of the Company to acquire such third party manufacturing, distribution, marketing and selling arrangements for the Company's anticipated products will have a material adverse effect on the Company's business. There can be no assurance that the Company will be able to enter into any arrangements for the manufacturing, marketing and selling of its products. In the event the Company determines to establish a manufacturing facility, such endeavor will require substantial additional funds, the hiring and retention of significant additional personnel and compliance with extensive regulations applicable to such a facility. There can be no assurance that the Company will be able to successfully establish such a facility, hire such personnel or successfully manufacture products for sale at competitive prices. See "Business--Manufacturing and Marketing."

DEPENDENCE ON LICENSES AND SPONSORED RESEARCH AGREEMENTS


The Company relies heavily on third parties for a variety of functions, including certain functions relating to research and development. As of May 20, 1997, the Company had only five full-time employees. The Company is party to several license and research agreements which place substantial responsibility on the Company's licensors for research and clinical development of its products and technologies.


In particular, the Company is dependent upon the TJU License as the basis of its proprietary AC Vaccine technology and is dependent upon a sponsored research agreement with TJU for research and development efforts in connection therewith. Pursuant to the TJU License, the Company is obligated to pay an up-front license fee, to use due diligence in developing and bringing products to market and to make certain payments upon the achievement of certain milestones. The Company is also obligated to make royalty payments on the sales, if any, of products resulting from such licensed technology and, is responsible for the costs of filing and prosecuting patent applications and maintaining issued patents. In addition, the Company is required to invest a minimum amount per year in the AC Vaccine technology as well as sponsored research at TJU. The Company is similarly dependent upon the Rutgers License and Texas A&M License for certain of its technology, and has financial and other obligations thereunder which are similar to those under the TJU agreements.

As the Company currently does not have laboratory facilities, the Company's research and development activities are intended to be conducted by universities or other institutions pursuant to sponsored research agreements. The sponsored research agreement entered into by the Company, TJU and Dr. Berd generally requires periodic payments by the Company to TJU on a quarterly basis. There are similar types of obligations under the Rutgers License and Texas A&M License.

If the Company does not meet its financial and other obligations in a timely manner under its license agreements or related sponsored research agreements, the Company could lose the rights to its proprietary technology or the right to have its licensors and others conduct its research and development efforts, any of which could have a material adverse effect on the Company.

UNCERTAINTY REGARDING PATENTS AND PROPRIETARY RIGHTS

The biotechnology industry places considerable importance on obtaining patent and trade secret protection for new technologies, products and processes. The success of the Company will depend in substantial part on its ability, on the ability of its current licensors and on the ability of its potential future licensors, if any, to obtain patents, defend such patents, maintain trade secrets and operate without infringing upon the proprietary rights of others, both in the United States and in foreign countries. The patent position of firms relying upon biotechnology is highly uncertain and involves complex legal and factual questions. To date there has emerged no consistent policy regarding the breadth of claims allowed in biotechnology patents or the degree of protection afforded under such patents.

More specifically, the Company relies on TJU's issued patent for the AC Vaccine technology and may rely on certain United States patents and pending patent applications, as well as a pending foreign Patent Cooperation Treaty ("PCT") application, relating to various aspects of its present and future products and processes. The patent application and issuance process can be expected to take several years and could entail considerable expense to the Company, as it may be responsible for such costs under the terms of any technology agreements. There can be no assurance that patents will issue as a result of any applications or that the existing patents and any patents resulting from such applications, will be sufficiently broad to afford protection against competitors with similar technology. In addition, there can be no assurance that such patents will not be challenged, invalidated, circumvented, or that the rights granted thereunder will provide competitive advantages to the Company. The commercial success of the Company will also depend upon avoiding infringement of patents issued to competitors. A United States patent application is maintained under conditions of confidentiality while the application is pending, so the Company cannot determine the inventions being claimed in pending patent applications filed by third parties. As a result, the Company cannot be certain that its scientists were the first to make inventions covered by its patents and patent applications.

In the event a third party has also filed a patent application relating to an invention claimed in a Company patent application, the Company or its licensor may be required to participate in an interference proceeding in the United States Patent and Trademark Office to determine priority of the invention, which could result in substantial uncertainties and cost for the Company, even if the eventual outcome is favorable to the Company. An adverse outcome could subject the Company to significant liabilities to third parties and require the Company to license disputed rights from third parties at an undeterminable cost or to cease using the technology. There can be no assurance that the validity or enforceability of the Company's patents, if issued, would be upheld by a court. While no patent that could be potentially infringed by manufacture, use or sale of the Company's product candidates has come to the attention of the Company, the Company's product candidates are still in the development stage, and neither their formulations nor their method of manufacture have been finalized. Thus, there can be no assurance that the manufacture, use or sale of the Company's product candidates will not infringe patent rights of others. The Company may be unable to avoid infringement of any such patents and may have to seek a license, defend an infringement action, or challenge the validity of the patents in court. There can be no assurance that a license will be available to the Company, if at all, upon terms and conditions acceptable to the Company or that the Company will prevail in any patent litigation. Litigation may be necessary to defend or enforce the Company's patent and license rights or to determine the scope and validity of others' proprietary rights. Defense and enforcement of patent claims can be expensive and time consuming, even in those instances in which the outcome is favorable to the Company, and can result in the diversion of substantial resources from the Company's other activities. There can be no assurance that the Company will have sufficient resources to pursue such litigation. If the Company does not obtain a license under any such patents, is found liable for infringement, or is not able to have them declared invalid, the Company may be liable for significant money damages, may encounter significant delays in bringing products to market, or may be precluded from participating in the manufacture, use or sale of products or methods of treatment covered by such patents, any of which could have a material adverse effect on the Company's business, results of operation and financial condition. See "Business-- Proprietary Technology."

In its product development activities, the Company relies substantially on certain technologies which are not patentable or proprietary and are therefore available to the Company's competitors. The Company also relies on certain proprietary trade secrets and know-how which are not patentable. Although the Company has taken steps to protect its unpatented trade secrets and know-how, in part through the use of confidentiality agreements with its employees, consultants and certain of its contractors, there can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach or that the Company's trade secrets will not otherwise become known or be independently developed or discovered by competitors. If the Company's employees, scientific consultants or collaborators develop inventions or processes independently that may be applicable to the Company's product candidates, disputes may arise about ownership of propriety rights to those inventions and processes. Such inventions and processes will not necessarily become the Company's property, but may remain the property of those persons or their employers. Protracted and costly litigation could be necessary to enforce and determine the scope of the Company's proprietary rights. Failure to obtain or maintain patent and trade secret protection, for any reason, could have a material adverse effect on the Company. Certain of the Company's patents are directed to inventions developed within academic institutions (from which the Company earlier acquired rights to such patents) with funds from United States government agencies. As a result of these arrangements, the

United States government may have rights in certain inventions developed during the course of the performance of federally funded projects as required by law or agreements with the funding agency. Several bills affecting patent rights have been introduced in the United States Congress. These bills address various aspects of patent law, including publication, patent term, re-examination, subject matter and enforceability. It is not certain whether any of these bills will be enacted into law or what form new laws may take. Accordingly, the effect of legislative change on the Company's intellectual property rights is uncertain.

CONDUCTING BUSINESS ABROAD

To the extent the Company conducts business outside the United States, it intends to do so through licenses, joint ventures or other contractual arrangements for the development, manufacturing and marketing of its products. No assurance can be given that the Company will be able to establish foreign operations successfully through such a plan, that the foreign PCT application will be approved, that the foreign PCT coverage will be available or that the manufacturing and marketing of its products through such licenses, joint ventures other arrangements will be commercially successful. The Company might also have greater difficulty obtaining proprietary protection for its products and technologies outside the United States and enforcing its rights in foreign courts.

For clinical investigation and marketing outside the United States, the Company also is subject to foreign regulatory requirements governing human clinical trials and marketing approval for drugs. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary widely for European countries both within and outside the European Community ("EC"). Outside the United States, the Company's ability to market a product is contingent upon receiving a marketing authorization from the appropriate regulatory authority. At present, foreign marketing authorizations are applied for at a national level, although with the EC certain registration procedures are available to companies wishing to market their products in more than one EC member state. If the regulatory authority is satisfied that adequate evidence of safety, quality and efficacy has been presented, a marketing authorization will be granted. The system for obtaining marketing authorizations within the EC registration system is a dual one in which certain products, such as biotechnology and high technology products and those containing new active substances, will have access to a central regulatory system that provides registration throughout the entire EC. Other products will be registered by national authorities in individual EC member states, operating on a principle of mutual recognition. This foreign regulatory approval process includes, at least, all of the risks associated with FDA approval set forth above. The Company could possibly have greater difficulty in obtaining any such approvals and also might find it more difficult to protect its intellectual property abroad.

DEPENDENCE UPON KEY PERSONNEL AND CONSULTANTS

The Company will be highly dependent upon its officers and directors, as well as its Scientific Advisory Board members, consultants and collaborating scientists. Except for its five full-time employees, each of the Company's officers, directors, advisors and consultants devotes only a portion of his or her time to the Company's business and for the most part are involved with other substantially full-time activities. The loss of certain of these individuals, including, without limitation, Jeffrey M. Jonas, M.D., the Company's President and Chief Executive Officer, could have a material adverse effect on the Company unless the Company could promptly hire qualified replacements. The Company maintains a key-man life insurance policy on Dr. Jonas in the amount of only $3 million. In addition, each of the Company's full-time employees and officers have only recently joined the Company. Although the Company has entered into letters of employment with its full-time employees and officers, such letters of employment do not contain provisions which would prevent any of them from resigning at any time. See "Management".

Competition for qualified employees among pharmaceutical and biotechnology companies is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company's activities, could have a material adverse effect on the Company. There can be no assurance that the Company will be able to retain its existing personnel or to attract additional qualified employees and such failure likely would have a material adverse effect on the Company.

LACK OF MANUFACTURING FACILITIES

In order to successfully commercialize its product candidates, the Company must be able to manufacture its products in commercial quantities, in compliance with regulatory requirements, at acceptable costs and in a timely manner. The manufacture of the types of biopharmaceutical products that are likely to be developed by the Company present several risks and difficulties. For example, the manufacture of M-Vax(TM) and other compounds the Company may develop for use in the Company's current and future products and technologies is complex, can be difficult to accomplish even in small quantities, can be difficult to scale-up when large scale production is required and can be subject to delays, inefficiencies and poor or low yields of quality products. The Company may also be subject to risks relating to the expense, or unavailability of, products and compounds manufactured or sold by third parties which are required for use on a comparative basis in clinical trials and studies for the Company's products. There can be no assurance that the Company will be able to procure such products and compounds at an acceptable cost or in sufficient quantities without delays or other adverse effects upon the Company's development programs.

The Company does not currently have any manufacturing facilities. Accordingly, the Company expects to expand its manufacturing staff and facilities and to establish such a facility or facilities or to contract with third parties to assist it with production. In employing third party manufacturers, the Company would not control all aspects of the manufacturing process. There can be no assurance that the Company will be able to obtain from third party manufacturers adequate supplies in a timely fashion for commercialization, or that commercial quantities of any such products, if approved for marketing, will be available from contract manufacturers at acceptable costs. In the event the Company decides to establish a full-scale commercial manufacturing facility, the Company will require substantial additional funds and will be required to hire and train significant numbers of employees and comply with the extensive regulations applicable to such a facility. There is no assurance that AVAX will be able to develop a current Good Manufacturing Practices ("cGMP") manufacturing facility sufficient for all clinical trials or commercial-scale manufacturing. The cost of manufacturing certain products may make them prohibitively expensive. In addition, in order to successfully commercialize its product candidates, the Company may be required to reduce the cost of production, and there can be no assurance that the Company will be able to do so. See "Business--Manufacturing and Marketing."

COMPETITION

The Company's proposed cancer immunotherapy business is characterized by intensive research efforts and intense competition. Many companies, research institutes, hospitals and universities are working to develop products and processes in the Company's fields of research. Most of these entities have substantially greater financial, technical, manufacturing, marketing, distribution and other resources than the Company. Certain of such companies have experience in undertaking testing and clinical trials of new or improved products similar in nature to that which the Company is developing. In addition, certain competitors have already begun testing similar compounds or processes and may introduce such products or processes before the Company. Accordingly, other companies may succeed in developing products earlier than the Company or that are more effective than those proposed to be developed by the Company. Further, it is expected that competition in the Company's field will intensify. There can be no assurance that the Company will be able to compete successfully in the future. See "Business--Competition."

RISK OF PRODUCT LIABILITY

Should the Company develop and market any products, the marketing of such products, through third-party arrangements or otherwise, may expose the Company to product liability claims. Though the Company presently carries product liability insurance, there can be no assurance that such insurance will protect the Company against all claims of product liability. The Company may be required to indemnify its licensor against certain product liability claims incurred as a result of the products developed by the Company. The Company's licensors have not made, and are not expected to make, any representations as to the safety or efficacy of the inventions covered by the license or as to any products which may be made or used under rights granted therein or thereunder. In addition, it is possible that license and collaborative agreements which the Company may enter into in the future may also include similar insurance requirements. There can be no assurance that in the future adequate insurance coverage will be available in sufficient amounts or at a reasonable cost, or that a product liability claim or recall would not have a material adverse effect on the Company.

UNCERTAINTY OF PRODUCT PRICING AND REIMBURSEMENT; HEALTH CARE REFORM AND RELATED MEASURES

The levels of revenues and profitability of pharmaceutical and/or biotechnology products and companies may be affected by efforts of governmental and third party payors to contain or reduce the costs of health care through various means. For example, in certain foreign markets, pricing or profitability of prescription pharmaceuticals is subject to government control. In the United States there have been, and the Company expects that there will continue to be, a number of federal and state proposals to implement similar government control. Presently, the United States Congress is considering a number of legislative and regulatory reforms that may affect companies engaged in the health care industry in the United States. Pricing constraints on the Company's products, if approved, could have a material adverse effect on the Company. Although the Company cannot predict whether these proposals will be adopted or what effects such proposals may have on its business, the existence and pendency of such proposals could have a material adverse effect on the Company in general. In addition, the Company's ability to commercialize potential pharmaceutical and/or biotechnology products may be adversely affected to the extent that such proposals have a material adverse effect on other companies that are prospective collaborators with respect to any of the Company's product candidates.

In addition, in the United States and elsewhere, sales of medical products and services are dependent in part on the availability of reimbursement to the consumer from third party payors, such as government and private insurance plans. Third party payors are increasingly challenging the prices charged for medical products and services. If the Company succeeds in bringing one or more products to the market, there can be no assurance that these products will be considered cost effective and that reimbursement to the consumer will be available or will be sufficient to allow the Company to sell their products on a competitive basis. See "Risk Factors--Government Regulation; No Assurance of Product Approval."

NO ASSURANCE OF IDENTIFICATION OF ADDITIONAL PROJECTS; CERTAIN INTERLOCKING RELATIONSHIPS; POTENTIAL CONFLICTS OF INTEREST

The Company initially intends to be engaged primarily in the development and commercialization of the AC Vaccine technology, as well as the potential anti-cancer and anti-infective technology licensed pursuant to the Rutgers License and the potential anti-cancer technology licensed pursuant to the Texas A&M License. See "Business." From time to time, if and when the Company's resources allow, the Company may explore the acquisition and subsequent development and commercialization of additional biomedical and pharmaceutical products and technologies. However, there can be no assurance that the Company will be able to identify any additional products or technologies and, even if suitable products or technologies are identified, there can be no assurance that the Company will have sufficient resources to pursue any such products or technologies in the foreseeable future.

Certain of the directors of the Company are officers of Paramount Capital Investments, LLC. See "Management." Paramount Capital Investments, LLC, is a merchant bank specializing in biotechnology companies. In the regular course of its business, Paramount Capital Investments, LLC, identifies, evaluates and pursues investment opportunities in biomedical and pharmaceutical products, technologies and companies. Generally, Delaware corporate law requires that any transactions between the Company and any of its affiliates be on terms that, when taken as a whole, are substantially as favorable to the Company as those then reasonably obtainable from a person who is not an affiliate in an arms-length transaction. Nevertheless, neither Paramount Capital Investments, LLC, nor any other person is obligated pursuant to any agreement or understanding with the Company to make any additional products or technologies available to the Company, and there can be no assurance, and purchasers of the Common Stock should not expect, that any biomedical or pharmaceutical product or technology identified by Paramount Capital Investments, LLC, or any other person in the future will be made available to the Company. In addition, certain of the officers, directors, consultants and advisors to the Company may from time to time serve as officers, directors, consultants or advisors to other biopharmaceutical or biotechnology companies. There can be no assurance that such other companies will not in the future have interests in conflict with those of the Company.

CONTROL BY CURRENT OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS


The Company's directors, executive officers and principal stockholders beneficially own approximately 49.87% of the outstanding shares of Common Stock. Accordingly, the Company's executive officers, directors, principal stockholders and certain of their affiliates have the ability to exert substantial influence over the election of the Company's Board of Directors and the outcome of issues submitted to the Company's stockholders. See "Principal Stockholders."


VOLATILITY OF STOCK PRICE

The market price of the Common Stock like that of many other development-stage public pharmaceutical or biotechnology companies, may be highly volatile. Factors such as announcements of technological innovations or new commercial products by the Company or its competitors, disclosure of results of preclinical and clinical testing, adverse reactions to products, governmental regulation and approvals, developments in patent or other proprietary rights, public or regulatory agency concerns as to the safety of any products developed by the Company and general conditions may have a significant or adverse effect on the market price of the Common Stock. Also, the trading price of the Common Stock may respond to quarterly variations in operating results, announcements of innovations or new products by the Company or its competitors and other events or factors, including, but not limited to, the sale or attempted sale of a large amount of such securities into the market. In addition, market fluctuations may adversely affect the market prices of such securities. See "Description of Securities."

POTENTIAL ADVERSE EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE


As of May 20, 1997, 3,136,008 shares of Common Stock were issued and outstanding of which the Company believes that 2,152,653 shares of Common Stock are "restricted securities" and under certain circumstances may, in the future, be sold in compliance with Rule 144 under the Securities Act, unless they are held by "affiliates" of the Company as that term is used under the Securities Act. Assuming the availability of Rule 144, including the requirement that there is adequate current public information with respect to the Company as contemplated by Rule 144, the Company believes that of the 2,152,653 "restricted" shares of Common Stock, approximately 1,150,843 shares of Common Stock are presently eligible for sale and an additional (i) approximately 567,420 shares of Common Stock will be eligible for sale in the latter part of 1997 and (ii) approximately 1,132,545 shares of Common Stock will be eligible in 1998, in each case pursuant to Rule 144 and subject to certain volume limitations and manner of sale requirements imposed by Rule 144. In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who beneficially owned restricted shares of Common Stock for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of one percent of the total number of outstanding shares of the same class, or if the Common Stock is quoted on the Nasdaq National Market or Nasdaq SmallCap Market, any other national securities exchange or the OTC Bulletin Board, the average weekly trading volume during the four calendar weeks immediately preceding the sale. A person who presently is not and who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned the shares of Common Stock for at least two years is entitled to sell such shares under Rule 144(k) without regard to the volume limitations described above.

In addition, the Company has issued and outstanding or issuable warrants and options to purchase an aggregate of 904,071 shares of Common Stock (excluding shares of Common Stock underlying Series B Placement Warrants and Bridge Placement Warrants that are being registered in this Offering). Any employee, officer or director of the Company who acquired his or her shares prior to the effective date of the Registration Statement at a time when the Company was not subject the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") or who holds vested options as of the effective date of the Registration Statement, pursuant to a written compensatory plan or contract is entitled to rely on the resale provisions of Rule 701. Rule 701 permits non-affiliates to sell their Rule 701 shares without having to comply with the public information, holding period, volume limitation or notice provisions of Rule 144 and permits affiliates to sell their Rule 701 shares without having to comply with Rule 144's holding period restrictions, in each case commencing 90 days after the effective date of the Registration Statement.

No prediction can be made as to the effect, if any, that sales of shares of Common Stock or the availability of such shares for sale will have on the market prices that may be quoted from time to time on the OTC Bulletin Board, or the Nasdaq SmallCap Market when quoted thereon. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely effect the prevailing market prices for the Common Stock and could impair the Company's ability to raise capital in the future through the sale of equity securities. Actual sales of Common Stock under Rule 144 or otherwise may also have a depressive effect upon the price of the Common Stock and the market therefor.

LIMITED PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE


The Company has been granted approval for listing and quotation of the Common Stock on the Nasdaq Small Cap Market. Prior to this Offering, the public market for the Common Stock has been limited to shares eligible for trading under Rule 144(k) under the Securities Act on the OTC Bulletin Board. There can be no assurance that an active trading market will develop or be sustained after the Offering. The absence of an active trading market would reduce the liquidity of an investment in the Common Stock. To the extent that brokerage firms act as market makers, they may be a dominating influence in any market that might develop, and the degree of participation by such firms may significantly affect the price and liquidity of the Common Stock. These firms may discontinue such activities at any time or from time to time. The prices at which the Common Stock may be offered in the market will be determined by these firms and the purchasers and sellers of the Common Stock, based in part on market factors, and may not necessarily relate to the Company's assets, book value, results of operations or other established and quantifiable criteria of value. The trading price of the Common Stock, including, without limitation, any Common Stock to be offered by the Selling Shareholders, could be subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products by the Company or its competitors and other events or factors. In addition, the stock market has experienced volatility that has particularly affected the market prices of equity securities of many biotechnology companies and that often has been unrelated to the operating performance of such companies. These broad market fluctuations may affect adversely the market price of the Common Stock. See "Plan of Distribution."


UNCERTAINTY OF LISTING ON NASDAQ SMALLCAP MARKET; MARKET ILLIQUIDITY

Shares of Common Stock that are freely tradeable pursuant to Rule 144(k) under the Securities Act currently are traded on the OTC Bulletin Board. Although the Common Stock has been approved for listing and quotation on the Nasdaq SmallCap Market, continued inclusion of the Common Stock on the Nasdaq SmallCap Market currently requires that: (i) the Company have total assets of $2,000,000 and capital and surplus of at least $1,000,000; (ii) the Company's public float have a market value of at least $1 million; (iii) the minimum bid price for the Common Stock be at least $1.00 per share; and (iv) the Common Stock have at least two active market makers. A deficiency in either the market value of the public float or the bid price maintenance standard will be deemed to exist if the issuer fails the individual stated requirement for 10 consecutive trading days. If an issuer falls below the bid price maintenance standard, it may remain on the Nasdaq SmallCap Market if the market value of the public float is at least $1,000,000 and the issuer has $2,000,000 in equity. Recently, the Nasdaq SmallCap Market has proposed new maintenance criteria which, if implemented, would eliminate the exception to the $1.00 per share minimum bid price and require, among other things, $2,000,000 in net tangible assets, $1,000,000 market value of the public float and adherence to certain corporate governance provisions. There can be no assurance that the Company and the Common Stock will continue to satisfy the requirements for maintaining a listing on the Nasdaq SmallCap Market. If the Company is unable to satisfy the maintenance requirements as they may be in effect from time to time, the Common Stock may be delisted from the Nasdaq SmallCap Market. In such event, trading, if any, in the Common Stock would thereafter probably be conducted on the OTC Bulletin Board or in the over-the-counter market in the "pink sheets," and the Company would be required to comply with the Nasdaq SmallCap Market's initial listing criteria in order to have the Common Stock approved for listing and quotation thereon. Consequently, the liquidity of the Common Stock could be impaired materially and adversely, not only in the number of securities that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts' and media coverage of the Company, which could result in lower prices for the Common

Stock than might otherwise be attained and could also result in a larger spread between the bid and asked prices for the Common Stock. See "Risks of Low Price Stock; Possible Effect of "Penny Stock" Rules on Liquidity for the Common Stock."


RISKS OF LOW-PRICED STOCK; POSSIBLE EFFECT OF "PENNY STOCK" RULES ON LIQUIDITY FOR THE COMMON STOCK

The Exchange Act requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Commission's regulations generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on the Nasdaq SmallCap Market, subject to certain trade reporting requirements, and any equity security issued by an issuer that has (i) net tangible assets of at least $2 million, if such issuer has been in continuous operation for three years,
(ii) net tangible assets of at least $5 million, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6 million, if such issuer has been in continuous operation for less than three years. Though the Company believes that it currently meets the net tangible assets test, there can be no assurance that the Company will meet the requirements of the foregoing financial exceptions. Thus, if the price per share of the Common Stock were to be less than $5.00 per share and the Company was unable to continue to meet the requirements for listing on the Nasdaq SmallCap Market, failure to qualify under one of the foregoing exceptions would require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. In any event, even if the Common Stock were exempt from such restrictions, they would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that engages in unlawful conduct while participating in a distribution of penny stock from associating with a broker-dealer or participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest. Accordingly, if the Common Stock is subject to the rules on penny stocks, the market liquidity for such securities could be materially and adversely affected.

In addition, if the Common Stock fails to meet the minimum market price, the net tangible asset or the annual revenue tests set forth above, but is quoted on the OTC Bulletin Board (as to which there can be no assurance), then trading in the Common Stock would be regulated pursuant to Rules 15-g-1 through 15-g-6 and 15-g-9 promulgated under the Exchange Act for non-National Association of Securities Dealers Automotive Quotation System and non-exchange listed securities. Under such rules, broker-dealers who recommend such securities to persons other than established customers and "accredited investors" must make a special written suitability determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to this transaction. Securities are exempt from these rules if the market price of the Common Stock is at least $5.00 per share. Consequently, such Exchange Act rules may affect the ability of broker-dealers to make a market in such shares and may affect the ability of holders of Common Stock to sell in the secondary market.

ANTITAKEOVER EFFECTS OF PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND DELAWARE LAW


The Company's Articles of Incorporation, as amended, authorize the issuance of up to 5,000,000 shares of preferred stock, par value $.01 per share, of which 300,000 shares are authorized for issuance as shares of Series B Preferred Stock, of which approximately 285,018 have been issued as Series B Preferred Stock or reserved for issuance upon the exercise of Series B Placement Warrants. The Company's Certificate of Incorporation authorizes the issuance of "blank check" preferred stock with such designation, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue a new series of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the new series of preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any additional shares of its preferred stock, other than those already authorized for issuance upon exercise of the Placement Warrants, there can be no assurance that the Company will not do so in the future. See "Description of Securities."

The Company is subject to Section 203 of the General Corporation Law of the State of Delaware which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder. In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person. The foregoing provisions could have the effect of discouraging others from making tender offers for the Company's shares and, as a consequence, they also may inhibit fluctuations in the market price of the Company's shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in the management of the Company.

POTENTIAL CONVERSION PRICE RESET OF SERIES B PREFERRED STOCK

In 1996, the Company consummated an offering of units consisting of shares of Series B Preferred Stock and Common Stock. The 259,198 shares of Series B Preferred Stock sold in such offering are convertible at the option of the holders thereof into shares of Common Stock, at an initial conversion rate of 25 shares of Common Stock per share of Series B Preferred Stock, corresponding to a conversion price equal to $4.00 per share. The conversion price (and, consequently the number of shares of Common Stock issuable upon conversion) is subject to a reset upon the happening of certain events. See "Description of Securities--Conversion." Any such reset of the conversion price applicable to the Series B Preferred Stock would result in the issuance of additional shares of Common Stock upon conversion of the Series B Preferred Stock, and would have a dilutive effect on purchasers of the Common Stock offered hereby.

In addition, in consideration for their agreement to extend the "lock-up" provisions described below which are applicable to the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, certain holders of shares of Series B Preferred Stock are entitled to be issued additional shares of Common Stock upon the happening of certain events. See "Description of Securities--Lock-Up." The occurrence of such an event and the issuance of the additional shares of Common Stock would have a dilutive effect on purchasers of the Common Stock offered hereby.

FORWARD LOOKING STATEMENTS

Certain of the statements set forth in this Prospectus, including, without limitation, the Company's research and development programs, the possible filing of INDs or NDAs for M-Vax(TM) or any other products the Company may develop, the seeking of joint development or licensing arrangements with pharmaceutical companies, the research and development of particular compounds and technologies for particular indications and the period of time for which the Company's existing resources will enable the Company to fund its operations and to meet the continuing listing requirements for the quotation of its securities on the Nasdaq SmallCap Market and the possibility of contracting with other parties additional licenses to develop, manufacture and market commercially viable products, are forward-looking and based upon the Company's current belief as to the outcome, occurrence and timing of future events or current expectations and plans. All such statements involve significant risks and uncertainties. Many important factors affect the Company's ability to achieve the stated outcomes and to successfully develop and commercialize its product candidates, including, among other things, the ability to obtain substantial additional funds, obtain and maintain all necessary patents or licenses, to demonstrate the safety and efficacy of product candidates at each state of development, to meet applicable regulatory standards and receive required regulatory approvals, to meet obligations and required milestones under its license agreements, to be capable of producing drug candidates in commercial quantities at reasonable costs, to compete successfully against other products and to market products in a profitable manner. Although the Company believes that its assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there also can be no assurance that these statements included in the Prospectus will prove to be accurate. In light of the significant uncertainties inherent in these statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

NO DIVIDENDS

The Company has never paid cash dividends on its capital stock and does not anticipate paying any cash dividends for the foreseeable future. See "Dividend Policy."

                                 USE OF PROCEEDS

The Company will not receive any proceeds from the sale of shares of Common Stock. The Company is not expected to receive any proceeds from the exercise of the Placement Warrants since the Placement Warrants may be exercised pursuant to a cashless exercise provision. In the event that the Placement Warrants are exercised for cash, the Company intends to use such net cash proceeds (after estimated offering expenses of this Offering of approximately $300,000) for general working capital purposes. Proceeds, if any, from the exercise for cash of all the Placement Warrants, before deduction of estimated expenses of this Offering, would be approximately $160,000. Whether, how and to what extent any of the Placement Warrants will be exercised, and whether the Placement Warrants are exercised for cash or not, cannot be predicted by the Company.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


The Common Stock has been publicly traded on the OTC Bulletin Board under the symbol "AVAX" since December 19, 1996. The following table sets forth, for the periods indicated, the high and low closing bid prices for the Common Stock, as reported by the National Quotation Bureau, for the quarters presented. The prices set forth below represent inter-dealer quotations, without adjustment for markups, markdowns and commissions and may not be reflective of actual transactions.


                                                           High           Low


          Fiscal year ended December 31, 1997
            First quarter                                 $6 3/4         $5 1/2
            Second Quarter (through May 20,                5 7/8          4 1/4
            1997)

         Fiscal year ended December 31, 1996
            Fourth quarter                                   6            5 3/4


The last reported sale price of the Common Stock on the OTC Bulletin Board on May 20, 1997, was $5.875 per share. At May 21, 1997, there were 3,136,008 shares of Common Stock outstanding, which were held by approximately 450 shareholders of record.


                                 DIVIDEND POLICY

The Company has not paid any cash dividends on its Common Stock since its formation. The payment of dividends, if any, in the future, with respect to the Common Stock, is within the discretion of the Board of Directors of the Company and will depend on the Company's earnings, capital requirements, financial condition and other relevant factors. The Board of Directors of the Company does not presently intend to declare any dividends on the Common Stock in the foreseeable future. The Company anticipates that all earnings and other resources of the Company, if any, will be retained by the Company for investment in its business.

                                 CAPITALIZATION


The following table sets forth the capitalization of the Company as of March 31, 1997. This table should be read in conjunction with the Company's financial statements, and the related notes thereto. See "Financial Statements."


Stockholders' equity                                   December 31, 1996   March 31, 1997
                                                       -----------------   --------------
                                                                             (Unaudited)
Preferred Stock, $.01 par value:
    Authorized Shares - 5,000,000, including Series B
    convertible preferred stock-
         300,000 shares
        Issued and outstanding shares - 259,198
            (liquidation preference - $34,991,730) ....         2,592           2,592

Common Stock, $.004 par value:
    Authorized shares - 50,000,000
        Issued and outstanding shares - 3,111,158 .....        12,445          12,445

Additional paid-in capital ............................    24,002,882      24,002,882

Subscription receivable ...............................        (4,026)         (4,026)

Deferred compensation .................................      (963,424)       (896,149)

Unrealized loss on marketable securities ..............        (2,037)        (20,478)

Deficit accumulated during the developmental stage ....    (3,254,022)     (4,216,187)
                                                         ------------     -----------

Total stockholders' equity ............................  $ 19,794,410     $18,881,079
                                                         ============     ===========

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                   FINANCIAL CONDITION AND PLAN OF OPERATIONS

GENERAL


Since its inception, the Company has concentrated its efforts and resources in the development and commercialization of biotechnology and pharmaceutical products and technologies. The Company has been unprofitable since its founding and has incurred a cumulative net loss of approximately $4,216,187 as of March 31, 1997. The Company expects to incur significantly increasing operating losses over the next several years, primarily due to the expansion of its research and development programs, including clinical trials for M-Vax(TM), and other preclinical studies and clinical trials for other products that may arise from the AC Vaccine technology and from the compounds licensed from Rutgers and Texas A&M and other products that it may acquire or develop.


The Company's ability to achieve profitability depends upon, among other things, its ability to develop products, obtain regulatory approval for its proposed products, and enter into agreements for product development, manufacturing and commercialization. The Company's M-Vax(TM) product does not currently generate revenue and the Company does not expect to achieve revenues from this or other products for the foreseeable future. Moreover, there can be no assurance that the Company will ever achieve significant revenues or profitable operations from the sale of M-Vax(TM) or any other products that it may develop.

PLAN OF OPERATION

The Company is currently engaged in the development and commercialization of biotechnology and pharmaceutical products and technologies. In November 1995, the Company acquired the rights to the AC Vaccine technology pursuant to the TJU License. The Company initially intends to be engaged primarily in the development and commercialization of the AC Vaccine technology, as well as the potential anti-cancer and anti-infective technology licensed pursuant to the Rutgers License and the potential anti-cancer technology licensed pursuant to the Texas A&M License. See "Business." The Company anticipates that during the next 12 months it will conduct substantial research and development of the AC Vaccine technology, including, without limitation, Phase III clinical trials on M-Vax(TM), the Company's lead AC Vaccine technology for metastatic melanoma. The Company also anticipates that it will expend substantial resources on the research and development of that same technology for the treatment of other cancers, which may include ovarian, breast, prostate, lung and colorectal cancer and acute myelogenous leukemia (AML). For example, the Company is in the preliminary stages of enrolling patients for its Phase II clinical trial of O-Vax(TM), its AC Vaccine for ovarian cancer. This trial is being conducted at TJU under the direction of Dr. David Berd. It is also expected that during the next 12 months, in order to support these clinical trial efforts, the Company will be required to expend substantial resources on the establishment of laboratory facilities for the manufacture of its products. See "Business--Technology Applications and Product Candidates," "Research and Development" and "Manufacturing and Marketing."

In connection with the Company's strategy to acquire, develop and commercialize other potential biotechnology products and technologies, in December 1996, the Company acquired the exclusive worldwide rights to a series of compounds for the potential treatment of cancer and other infectious diseases from Rutgers. Additionally, in February 1997, the Company acquired the exclusive worldwide rights to another series of compounds for the potential treatment of cancer from Texas A&M. Pursuant to the Rutgers License and the Texas A&M License, the Company intends to expend substantial resources on the research and development of these compounds.

While there can be no assurance, the Company may acquire additional products and technologies during the next 12 months, which may or may not be in the cancer immunotherapy field. Should the Company acquire such additional products or technologies, it is anticipated that such additional products or technologies will require substantial resources for research, development and clinical evaluation. However, there can be no assurance that the Company will be able to obtain the additional financing necessary to acquire and develop such additional products and technologies. In addition, there can be no assurance, that changes in the Company's research and development plans or other changes which would or could alter the Company's operating expenses will not require the Company to reallocate funds among its planned activities and curtail certain planned expenditures. In such event, the Company may need additional financing. There can be no assurance as to the availability or the terms of any required additional financing, when and if needed. In the event that the Company fails to raise any funds it requires, it may be necessary for the Company to significantly curtail its activities or cease operations.

During the past 12 months, the Company hired five new employees and it anticipates that over the next 12 months it may hire approximately two more new employees, and may establish lab facilities for the clinical development and manufacture of the AC Vaccine products or any other technologies which may have been, or may be, acquired. The timing and cost of hiring any additional employees or the establishment of any such facility may vary depending on need and cannot currently be predicted with any certainty.

LIQUIDITY AND CAPITAL RESOURCES

The Company currently anticipates that its current resources should be sufficient to fund operations for approximately the next 24-36 months based upon the Company's current operating plan and the Company does not currently expect to be required to raise additional capital in the next 12 months. However, since the Company's working capital requirements will depend upon numerous factors, including, without limitation, progress of the Company's research and development programs, preclinical and clinical testing, timing and cost of obtaining regulatory approvals, changes in levels of resources that the Company devotes to the development of manufacturing and marketing capabilities, competitive and technological advances, status of competitors, and the ability of the Company to establish collaborative arrangements with other organizations, there can be no assurance that the Company will be able to meets its business objectives under its current operations plan and/or not need to raise additional capital. Since the Company has no committed external sources of capital, and expects no product revenues for the foreseeable future, it will likely require additional financing to fund future operations. There can be no assurance, however, that the Company will be able to obtain the additional funds it will require on acceptable terms, if at all. If adequate funds are not available the Company may be required to delay, reduce the scope of or eliminate one or more of its research or development programs; to obtain funds through arrangements with collaborative partners or others that may require the Company to relinquish rights to certain technologies, product candidates or products that the Company would otherwise seek to develop or commercialize itself; or to license the rights to such products on terms that are less favorable to the Company that might otherwise be available. See "Risk Factor--Accumulated Deficit; Uncertainty of Future Profitability."

                                    BUSINESS

GENERAL

AVAX Technologies, Inc. ("AVAX" or the "Company"), is a development stage biopharmaceutical company which intends to acquire rights to, and to develop, technologies and products for the treatment of cancer and other life-threatening diseases. The Company initially intends to focus its efforts primarily on the development of immunotherapies and chemotherapies for cancer. Immunotherapy is a rapidly developing segment of the cancer therapeutic market.

The Company has licensed (the "TJU License") from Thomas Jefferson University ("TJU") an issued U.S. patent and certain patent applications covering a process for the modification of a patient's tumor cells into a cancer vaccine. This process allows the Company to produce an autologous cell vaccine (an "AC Vaccine") that attempts to stimulate the patient's immune system to eliminate the cancer. This technology has emerged from research conducted at TJU and primarily involves the removal of a patient's own tumor cells, conjugating them to a small molecule known as a hapten, and reintroducing the product back into the patient. The approach is based on the premise that a patient's immune response to a strongly immunogenic, hapten-conjugated tumor antigen may be followed by the development of an immune response to the unmodified tumor antigen, somewhat analogous to the phenomenon of drug-induced autoimmune disease.

The Company's initial AC Vaccine, M-Vax(TM), is currently undergoing physician-sponsored human clinical trials based on an experimental protocol at TJU as an outpatient, post-surgical, adjunct therapy for the treatment of melanoma, and is believed by the Company to be the first therapeutic cancer vaccine to show a substantial increase in the survival rate for patients with stage 3 melanoma. In such ongoing clinical trials at TJU, over 275 melanoma patients have been treated post- surgically on an outpatient basis with M-Vax(TM). In 62 patients with stage 3 melanoma in protocols in which there has been sufficient time for long-term follow-up, the five-year survival rate is approximately 60%. This compares with the historical and control group stage 3 survival rate of approximately 20%, and the survival rate for treatment with high dose alpha interferon of approximately 32% in stage 3 patients whom the Company believes to be comparable to those treated with M-Vax(TM). The Company believes that the results to date of the ongoing clinical trial represent the first substantial increase in survival for stage 3 melanoma patients treated by immunotherapy. In the over 275 patients treated in studies, the Company believes that only relatively minor side effects, such as soreness and swelling at the site of the application of the M-Vax(TM) vaccine, have been witnessed to date.

The Company also believes that the AC Vaccine technology may have applications in the treatment of other cancers, which may include ovarian, breast, prostate, lung and colorectal cancers and acute myelogenous leukemia (AML). The Company intends to fund the preclinical and initial clinical development of this technology for at least some of these indications. Accordingly, in addition to continuing the clinical work on M-Vax(TM), the Company has also entered into a sponsored research agreement with TJU relating to the development of additional immunotherapies based on the AC Vaccine technology. For example, the Company is in the preliminary stages of enrolling patients for its Phase II clinical trial of O- Vax(TM), its AC Vaccine for ovarian cancer. This trial is being conducted at TJU under the direction of Dr. David Berd, the inventor of the AC Vaccine technology.

In order to contain costs, the Company may continue to use sponsored research agreements and contract research organizations to help it develop its technologies. At the appropriate time the Company may seek corporate partners to provide the necessary resources and expertise for clinical development and to market and distribute products. In addition, the Company may seek to explore the acquisition and subsequent development and commercialization of additional commercially promising immunotherapy, chemotherapy and adjuvant technologies. No assurance can be given that the Company will have the requisite resources or that any such projects will be identified on terms favorable to the Company, if at all.

In connection with the Company's strategy to acquire, develop and commercialize other potential biotechnology products and technologies, the Company recently licensed from Rutgers University and the University of Medicine and Dentistry of New Jersey (collectively, "Rutgers"), certain patent applications relating to a series of compounds for the potential treatment of cancer and infectious diseases (the "Rutgers License"), and from The Texas A&M University System ("Texas A&M"), an issued U.S. patent and certain patent applications relating to a series of compounds for the potential treatment of cancer (the "Texas A&M License"). The Company intends to expend substantial resources on the research and development of these compounds.

BACKGROUND AND SCIENTIFIC RATIONALE OF THE AC VACCINE TECHNOLOGY

Cancer is characterized by the uncontrolled growth and spread of abnormal cells which escape the body's protective immune surveillance system, invade healthy tissues and destroy normal tissue function and ultimately lead to a person's death if untreated. Cancers, composed of either solid tumors or blood-borne cancerous cells, over time tend to spread to other tissues and organs in the body (metastasis). Cancer may be diagnosed at any stage of the disease, from very early (best prognosis) to very late (worst prognosis). When cancer is detected early and has not yet metastasised (spread) to other organs and tissues, surgical removal of the tumor is often effective. Unfortunately, many cancers are not discovered until metastatic cancer cells from the primary tumor have already entered the blood or lymphatic system and established new tumors at distant sites. These cells, and the tumors they form, are difficult to diagnose and treat with current technology.

As of 1995, approximately 7.4 million people in the United States were diagnosed as having cancer. The incidence of cancer continues to increase. The cost to the health care system of treating these patients is believed to exceed approximately $104 billion. The Company is aware of estimates that deaths from cancer will surpass cardiovascular mortality worldwide by the end of the century.

Although some progress has been made, few effective treatments are available for most adult solid tumors, which often metastasize and invade other organs before they are detected. The standard treatment for solid tumors is surgery. While this treatment is effective in many types of cancers, in cases in which removal of the tumor is incomplete or in which the tumor has metastasised, the patient's prognosis is poor. Chemotherapy and radiation therapy are rather crude treatments since they kill cells indiscriminately, destroying normal as well as malignant cells, leading to toxic side-effects and thereby limiting the usefulness of these therapies. A safe, effective treatment for residual and metastatic disease is clearly needed. Such a treatment, if effective and safe, would increase patient survival and may, therefore, be widely adopted.

Although, many different types of drugs are used to treat a variety of cancers, no one drug has been found to be a cure for the disease. Given the need for new effective treatments for cancer, a drug which may effectively treat cancer could have a large market potential. Although there can be no assurance, the Company believes that an AC Vaccine, developed to effectively treat the recurrence of cancer after surgery, is likely to have a sizable market share. Surgery, in many cases is the first treatment performed on cancer patients, and if such a treatment following surgery were to prove broadly applicable and safe, its market potential could be significant while enabling the health care system to realize significant overall cost savings due to a reduction in the number of cases of recurrent disease requiring hospitalization and ongoing clinical and home care.

Immunotherapy is an emerging cancer treatment modality that the Company believes shows promise for utilizing a patient's own immune system to recognize and eliminate cancer cells. There are a number of different types of immunotherapies such as cytokines, antibodies, activated cell therapy and vaccines currently under development by third parties. See "Business--Competition." In all cases, immunotherapies attempt to modulate the body's immune system to contain and eliminate cancer cells. In concept, immunotherapies should have fewer side-effects than chemotherapies and should be relatively well-tolerated by the patient. Thus, although there can be no assurance of success, the Company believes immunotherapies have the potential to be effective and by reason of their selectivity, relatively safe anticancer therapeutic agents.

TECHNOLOGY APPLICATIONS AND PRODUCT CANDIDATES

  The AC Vaccine Technology

The Company's primary proprietary technology is a patented process that allows the Company to produce an autologous cell vaccine (an "AC Vaccine") that attempts to stimulate the patient's own immune system to recognize, contain and eliminate cancer cells. The technology primarily involves the removal of a patient's own tumor cells, conjugating them to a small molecule known as a hapten-dinitro phenyl (DNP), and reintroducing the product back into the patient with an adjuvant, which is an immunological agent that increases the immune response. Haptenization is the process of conjugating a small molecule to a larger molecule. The small molecule known as a hapten, is recognized by the immune system and elicits an immune response against the larger molecule. The approach is based on the premise that a patient's immune response to a strongly immunogenic, hapten-conjugated tumor antigen may be followed by the development of an immune response to the unmodified tumor antigen, somewhat analogous to the phenomenon of drug-induced autoimmune disease. Therefore, the process of haptenizing a patient's tumor cells may allow the unhaptenized cancer cells to be recognized by the body's immune system leading to an immune response against the patient's tumor cells and their potential elimination from the body.

In practice, the Company's initial therapy would be used as an adjunct to surgical treatment of tumors. In one proposed model, the surgeon would remove the patient's tumor and send the cells to the Company where they would be processed into an AC Vaccine. The vaccine would then be sent to the patient's oncologist, who would administer the vaccine on an outpatient basis. The patient's response to the treatment would then be monitored using standard protocols.

The Company is initially developing this technology for the treatment of metastatic melanoma but believes that it possibly could have applications in the treatment of a variety of solid tumors such as ovarian, breast, prostate, lung and colorectal cancer and may have applications in the treatment of acute myelogenous leukemia (AML).

  M-Vax(TM)

General. The Company's lead product, M-Vax(TM), is a post-surgical treatment for stage 3 melanoma. Melanoma is a highly malignant tumor that can spread so rapidly that it can be fatal within months of diagnosis. The incidence of melanoma is increasing at a faster rate than most other cancers in the United States, Australia, northern Europe and Canada. Although there are several causative factors, rising exposure by the general population to UV radiation in sunlight appears to be the most significant factor behind this increase. With the incidence growing over 6% annually, melanoma affects over 200,000 people in the United States, with approximately 34,000 new cases diagnosed in 1995.

Melanoma patients may be categorized according to the following staging system:

o Stage 1-- lesion less than 1.5mm thickness and no apparent metastasis

o Stage 2-- lesion greater than 1.5mm thickness and local spreading from primary cancer site

o Stage 3-- metastasis to regional draining lymph nodes and regional spread from primary cancer site

o Stage 4--distant metastasis

Surgical excision of the tumor mass and any of the nearby lymph nodes into which there has been metastasis remains the generally accepted treatment to date for patients with stage 3 melanoma. However, in many cases survival is restricted by the inability of surgery to guarantee removal of all the tumor cells. It is highly possible for the patient to remain with undetected metastasis. Due to its limited efficacy and highly toxic side-effects, chemotherapy and radiation have not been widely used in the treatment of these patients. The five-year survival rate for these patients is believed by the Company to be approximately 20%. Recently, the FDA approved the use of high doses of alpha interferon for the post-surgical treatment of melanoma patients. In clinical studies alpha interferon has demonstrated a five-year survival rate that the

Company believes to be approximately 32% in stage 3 patients whom the Company believes to be comparable to those treated with M-Vax(TM). Thus, the Company believes that there is a clear need for an effective post-surgical treatment of stage 3 melanoma patients, one that would contain metastasis and prevent recurrent disease.

Clinical Trials. Dr. David Berd, the inventor of the patented technology licensed to the Company by TJU, is a clinical oncologist at TJU. Dr. Berd has been conducting physician-sponsored clinical trials for the treatment of melanoma using M-Vax(TM) for approximately the past eight years.

In such ongoing clinical trials at TJU, over 275 melanoma patients have been treated post-surgically on an outpatient basis with M-Vax(TM). In 62 patients with stage 3 melanoma in protocols in which there has been sufficient time for long-term follow-up, the five-year survival rate is approximately 60%. This compares with the historical and control group survival rates of about 20%, and the survival rate for treatment with high dose alpha interferon of approximately 32% in stage 3 patients whom the Company believes to be comparable to those treated with M-Vax(TM). The Company believes that the results to date of the ongoing clinical trial represent the first substantial increase in survival for stage 3 melanoma patients treated by immunotherapy. In the over 275 patients treated in studies, the Company believes that only relatively minor side effects, such as soreness and swelling at the site of the application of the M-Vax(TM) vaccine, have been witnessed to date.

TJU and Dr. Berd have conducted the ongoing clinical trials at TJU pursuant to an FDA-approved, physician-sponsored Investigational New Drug Application ("IND"). The Company has recently met with the FDA to discuss the clinical results obtained with M-Vax(TM), the use of such results in support of the submission of a Company-sponsored IND to the FDA, and to review its proposed development program, which includes Phase III clinical trials for M-Vax(TM). Depending upon the results of such clinical trials, it is the Company's intention to use the results of these Company-sponsored clinical trials along with the results of the clinical trial conducted at TJU, as the basis for the filing of a New Drug Application ("NDA") for FDA approval to market M-Vax(TM). The Company also may pursue a similar regulatory approval and commercialization strategy for M-Vax(TM) in Australia, Canada, Mexico and certain other countries through corporate partnering strategies, although such strategies have not yet been finalized or initiated. Denial of any regulatory approvals or any significant delays in obtaining any of the same, would have a material adverse effect on the Company.

The Company is in the preliminary stages of enrolling patients for its Phase II clinical trial of O-Vax(TM), its AC Vaccine for ovarian cancer. This trial is being conducted at TJU under the direction of Dr. Berd.

  Topoisomerase Inhibitors

The Rutgers License relates to a series of novel anticancer compounds being prepared and studied under the direction of Professors Edmund La Voie and Leroy Lui at Rutgers University (the "Rutgers Compounds"). The Rutgers Compounds have proven effective on animal models during preclinical studies, and, although there can be no assurance, the Company believes that they may be effective on humans. The Rutgers Compounds fall into three distinct and varied chemical classes, and have been shown to inhibit topoisomerase I or topoisomerase II activities, depending on the exact structure. Topoisomerases are key enzymes needed for remolding DNA, a necessary function for malignant tumor growth. Inhibitors of these enzymes have been proven to be clinically-useful anticancer therapies. In addition to having topoisomerase- inhibiting characteristics, some of the Rutgers compounds have shown activity against fungal as well as parasitic organisms. Both United States and non-U.S. patents have been filed for the Rutgers Compounds and their anticancer and anti-infective uses. Although such compounds are in an early stage of preclinical development, the Company intends to pursue development of one or more of these compounds. However, there can be no assurance that any such compounds will ultimately reach a stage of clinical testing or commercialization. See "Risk Factors--Technological Uncertainty and Early Stage of Product Development," "Government Regulation; No Assurance of Product Approval" and "Uncertainty Regarding Patents and Proprietary Rights."

  Novel Anti-Estrogens

The Texas A&M License relates to a series of novel anticancer compounds (the "Texas A&M Compounds") being prepared and studied under the direction of Professor Stephen Safe at Texas A&M University. The unique activity against solid tumors exhibited by the Texas A&M Compounds can be classified as anti-estrogen, although they appear to act indirectly on the estrogen receptor through a novel pathway. Anti-estrogens have been proven to be clinically-useful anticancer therapies. United States patents for both the Texas A&M Compounds and their anticancer uses have been filed. Although non-U.S. patent filings have not yet been made, the Company expects that foreign patent coverage eventually will be pursued. Although such compounds are in a early stage of preclinical development, the Company intends to pursue development of one or more of these compounds. However, there can be no assurance that any such compounds will ultimately reach a stage of clinical testing or commercialization. See "Risk Factors--Technological Uncertainty and Early Stage of Product Development," "Government Regulation; No Assurance of Product Approval" and "Uncertainty Regarding Patents and Proprietary Rights."

RESEARCH AND DEVELOPMENT

  Autologous Cell Vaccines

In connection with the TJU License entered into in November 1995, TJU, Dr. Berd, as TJU's principal investigator, and the Company entered into a Clinical Study and Research Agreement pursuant to which TJU and Dr. Berd began a research and clinical study program for the further development of the AC Vaccine technology for additional cancer targets. In turn, the Company agreed to fund such research as follows: $220,094 for the first year of the agreement, $220,381 for the second year of the agreement and at least $100,000 for the third year of the agreement. Following the third year, the Company is obligated to spend a minimum of $500,000 per year on the development of the AC Vaccine technology until commercialized in the United States. If following the third year, the Company files for FDA approval of a Company-sponsored NDA for the right to market a product arising from such technology, the Company may elect to spend less than $500,000 per year on the development of the AC Vaccine technology during the period of time the NDA is under review by the FDA. If the Company fails to make such payments in accordance with the terms of the Clinical Study and Research Agreement, TJU may terminate the agreement and no further research would be performed thereunder. Termination of the TJU License will have a material adverse effect on the Company's business, financial condition and results of operations. See "Risk Factors-- Dependence on Licenses and Sponsored Research Agreements."

  Topoisomerase Inhibitors

In consideration of the license granted to the Company by Rutgers in December 1996, the Company has committed to the funding of research for each of the first three years of the Rutgers License at a rate of $100,000 per year. In addition, the Company is obligated to spend an aggregate of $200,000 in the first year, $300,000 in the second year and $500,000 each year thereafter until the first year of commercial marketing of a product derived from the Rutgers compounds, for the development, research (including the $100,000 research funding commitment in each of the first three years), manufacture, regulatory approval, marketing and selling of a product derived from the Rutgers compounds. If the Company fails to make such payments in accordance with the terms of the Rutgers License, Rutgers would be entitled to terminate the agreement and no further research would be performed thereunder. The termination of the Rutgers License could have a material adverse effect on the Company. See "Risk Factors--Dependence on Licenses and Sponsored Research Agreements."

It is expected that the research and development effort with respect to these compounds will be conducted at Rutgers under the direction of Edmond J. LaVoie, Ph.D., the co-originator of the technology underlying the Rutgers License. Dr. LaVoie is Professor of Medicinal Chemistry and Chairman of the Department of Pharmaceutical Chemistry at Rutgers and has agreed to become a member of the Company's Scientific Advisory Board. See "Management--Scientific Advisory Board."

  Novel Anti-Estrogens

In consideration of the license granted to the Company by Texas A&M in February 1997, the Company has committed to the funding of research in the amount of $108,750 for each of the first three years. In addition, the Company is required to achieve certain milestones toward development of a licensed product within certain specified time frames. If the Company fails to make such payments or achieve such milestones in accordance with the terms of the Texas A&M License, Texas A&M would be entitled to terminate the agreement and no further research would be performed thereunder. The termination of the Texas A&M License could have a material adverse effect on the Company. See "Risk Factors-- Dependence on Licenses and Sponsored Research Agreements."

It is anticipated that the research and development effort with respect to the potential anti-cancer compounds licensed under the Texas A&M License will be conducted at Texas A&M under the direction of Stephen H. Safe, Ph.D., the originator of the technology underlying the Texas A&M License. Dr. Safe is Sid Kyle Professor of Toxicology at Texas A&M and has agreed to become a member of the Company's Scientific Advisory Board. See "Management--Scientific Advisory Board."

For fiscal years 1995 and 1996, the Company incurred research and development expenses of $126,957 and $738,991, respectively. See "Financial Statements." Although there can be no assurance, the Company intends to spend increasingly more on research and development in the foreseeable future.

PROPRIETARY RIGHTS

  The TJU License


Pursuant to the TJU License, the Company has licensed an issued U.S. patent and certain patent applications covering a process for the modification of a patient's own tumor cells into a cancer vaccine. The TJU License is a royalty-bearing license for the rights to such patented vaccine technology, and provides for certain payments upon the occurrence of certain milestones. As consideration for the TJU License, the Company paid $10,000 to TJU, and issued 229,121.5 shares of Common Stock to each of TJU and Dr. Berd, representing 7.5% (15% in the aggregate) of the Company's total outstanding voting securities at the time of issuance.


The Company is obligated to make certain milestone payments to TJU as follows:
$10,000 upon initiation of the first clinical trial that is approved by the FDA (or comparable international agency), $10,000 upon the first filing of an NDA with the FDA (or comparable filing with a comparable international agency), and $25,000 upon receipt by the Company of approval from the FDA (or comparable international agency) to market products relating to the AC Vaccine technology. In addition, the Company is obligated to pay royalties on its net sales revenue and a percentage of all revenues received from sublicenses relating to the AC Vaccine technology. Failure to comply with the terms of the TJU License may cause its termination, which would have a material adverse effect on the Company. See "Risk Factors--Dependence on Licenses and Sponsored Research Agreements."

  The Rutgers License

Pursuant to the Rutgers License, the Company has licensed certain patent applications relating to a series of compounds for the potential treatment of cancer and infectious diseases. The Company paid $15,000 as consideration for the Rutgers License, and has agreed to pay an additional $15,000 license maintenance fee in each subsequent year. The Company has also committed to the issuance to Rutgers of warrants to purchase 125,000 shares of Common Stock at a price of $8.24 per share. Such warrants are exercisable upon the achievement of certain development-related milestones. The first 75,000 of such warrants will expire in 2006 and the final 50,000 of such warrants will expire in 2011. These warrants will provide for cashless exercise, piggyback registration rights and certain anti-dilution rights.

The Company also has agreed to fund research in the amount of $100,000 for the first three years of the Rutgers License. The license maintenance fee is not payable in years where research funding is equal to or greater than $100,000.


The Company is also obligated to pay certain milestone payments as follows:
$15,000 on the earlier of October 31, 1999 or the date of first filing of an IND application with the FDA, or comparable international agency, $25,000 on the earlier of October 31, 2001 or the date of initiation of Phase II trials in the United States or another major market country, $45,000 on the earlier of October 31, 2005 or the date of first filing of an NDA application with the FDA, or comparable international agency and $150,000 on the earlier of October 31, 2008 or the date of receipt by the Company of approval from the FDA or comparable international agency to market products. In addition, the Company is required to pay royalties on its worldwide net sales revenue derived from the Rutgers compounds and a percentage of all revenues received from sublicenses of products derived from these compounds. Failure to comply with the terms of the Rutgers License may cause its termination, which would have a material adverse effect on the Company. See "Risk Factors--Dependence on Licenses and Sponsored Research Agreements."

  The Texas A&M License

Pursuant to the Texas A&M License, the Company has licensed an issued U.S. patent and certain patent applications relating to a series of compounds for the potential treatment of cancer. Under the terms of the agreement, the Company is obligated to pay future milestone payments, royalties on its net sales revenue derived from these compounds and a percentage of all revenues received from sublicensees of such compounds. The Company also has agreed to fund research in the amount of $108,750 for each of the first three years of the Texas A&M License. Failure to comply with the terms of the Rutgers License may cause its termination, which would have a material adverse effect on the Company. See "Risk Factors-- Dependence on Licenses and Sponsored Research Agreements."

In the future, the Company may require additional licenses from other parties to develop, manufacture and market commercially viable products effectively. The Company's commercial success will depend in part on obtaining and maintaining such licenses. There can be no assurance that such licenses can be obtained or maintained on commercially reasonable terms, if at all, that the patents underlying such licenses will be valid and enforceable or that the proprietary nature of the patented technology underlying such licenses will remain proprietary. The Company presently intends to pursue aggressively the broadest patent coverage possible for all of its intellectual property. See "Risk Factors--Uncertainty Regarding Patents and Proprietary Rights."

COMPETITION

The Company is aware of estimates that more than 300 companies are reported to have approximately 1,250 cancer drugs under development worldwide, of which a substantial number are under development in the United States. Many of such drugs or other substances under development involve chemotherapeutic agents and cancer immunotherapies and, thus, are, or may be, in direct competition with the Company's AC Vaccine or compounds resulting from development work pursuant to the Rutgers License or the Texas A&M License. Such future competitor products and drugs may perform more effectively or safely than the Company's product candidates.

Many of the companies engaged in anticancer research and development and in acquiring rights to the products of such research and development, including biotechnology companies, have substantially greater financial, technical, scientific, manufacturing, marketing and other resources than the Company and have more experience in developing, marketing and manufacturing therapeutics, including performing the preclinical testing and clinical trials that are required for obtaining FDA and other regulatory approvals. Included among the Company's competitors are: (i) large established pharmaceutical companies with commitments to oncology or antiviral research, development and marketing; (ii) smaller biotechnology companies with similar strategies; and (iii) many development stage companies licensing and/or developing oncology therapeutics.

In addition, many research institutes, hospitals and universities are working to develop products and processes in the same field of cancer that may in the future be in direct competition with the Company's present and future products.

Several companies or research institutions are developing cancer vaccines to treat melanoma, including several which are in Phase III clinical trials. The principal competitive factors in the area of cancer immunotherapies are (i) the efficacy of the product and (ii) the timing of the entry of the product into the market. Although there is significant competition, to date, the Company believes that none of such immunotherapies have demonstrated the increase in survival over the same period of time that the Company's technology has shown. Although there can be no assurance, the Company also believes that its AC Vaccine technology may be applicable to a variety of solid tumors such as ovarian, breast, prostate, lung and colorectal cancer and may have applications in the treatment of acute myelogenous leukemia (AML) and therefore may not be as limited as certain other approaches. With respect to the timing of the entry of the product, the Company is unable to estimate, when, if at all, any of its potential products will be approved.

MANUFACTURING AND MARKETING

The Company does not currently have the resources to manufacture or directly market any products that it may develop. In connection with its research and development activities, the Company may seek to enter into collaborative arrangements with pharmaceutical, medical device, health care, chemical or other companies to assist in further funding as well as in development, manufacturing and/or marketing of its products if such activities are commercially feasible. These partners may also be responsible for commercial scale manufacturing, which may be subject to compliance with applicable FDA regulations. The Company anticipates that such arrangements may involve the grant of exclusive or semi-exclusive rights to sell specific products to specified market segments or particular geographic territories in exchange for a royalty, joint venture, future co-marketing or other financial interests.

To date, the Company has not entered into any collaborative commercial manufacturing or marketing agreements for any of its potential products. There can be no assurance that the Company will be able to enter into any such arrangements on favorable terms, if at all. Such collaborative marketing arrangements, whether licenses, joint ventures or otherwise, may result in lower revenues than would otherwise be generated if the Company conducted the marketing of their own products. See "Risk Factors--Dependence on Third Parties for Additional Funds and for Manufacturing, Marketing and Selling."

The Company may elect to establish its own manufacturing facilities for the products and technologies that it may develop. In the event the Company decides to establish manufacturing facilities, the Company will be required to hire and train significant numbers of employees and to comply with the extensive cGMP regulations applicable to such a facility. The establishment of any such facilities and eventual expansion of operations to commercial levels, as well as the hiring of qualified employees, could require substantial expenditures. In addition, if any of the Company's products produced at its facilities were regulated as biologics, the Company could be required to file with the FDA in order to obtain an establishment license (or similar license) for its facilities. Any delay in the FDA's approval (or its refusal to grant) such a license would delay or prevent marketing of the relevant product. See "Risk Factors--Lack of Manufacturing Facilities" "--Dependence on Others for Clinical Development of, and Regulatory Approvals for Manufacturing and Marketing of Pharmaceutical Products."

GOVERNMENT REGULATION

The research, preclinical development, clinical trials, product manufacturing and marketing which may be conducted by the Company is subject to regulation by the FDA and similar health authorities in foreign countries. The proposed products and technologies of the Company also may be subject to certain other federal, state and local government regulations, including, without limitation, the Federal Food, Drug and Cosmetic Act, and their state, local and foreign counterparts. Although there can be no such assurance, the Company does not believe that compliance with such laws and regulations has, nor is presently expected to have, a material adverse effect on the business of the Company. However, the Company cannot predict the extent of the adverse effect on its business or the financial and other cost that might result from any government regulations arising out of future legislative, administrative or judicial action. See "Risk Factors--Government Regulation; No Assurance of Product Approval."

Generally, the steps required before a pharmaceutical or therapeutic biological agent may be marketed in the United States include: (i) preclinical laboratory tests, in vivo preclinical studies in animals, toxicity studies and formulation studies; (ii) the submission to the FDA of an IND application for human clinical testing, that must become effective before human clinical trials commence; (iii) adequate and well-controlled human clinical trials to establish the safety and efficacy of the drug; (iv) the submission of an NDA to the FDA; and (v) the FDA approval of the NDA prior to any commercial sale or shipment of the drug. In addition to obtaining FDA approval for each product, each domestic drug manufacturing establishment must be registered with, and approved by, the FDA. Domestic manufacturing establishments are subject to biennial inspections by the FDA and must comply with Good Manufacturing Practices ("GMP") for both drugs and devices. To supply products for use in the United States, foreign manufacturing establishments must comply with GMP and are subject to periodic inspection by the FDA or by corresponding regulatory agencies in such countries under reciprocal agreements with the FDA. As permitted by FDA regulations, the M-Vax(TM) human clinical trials are being conducted by

TJU under the supervision of Dr. David Berd. Even if the Company eventually receives FDA approval of an NDA to commercialize any of its products, there can be no assurance that the Company will be able to successfully manufacture such product at a commercially acceptable cost.

For clinical investigation and marketing outside the United States, the Company also is subject to foreign regulatory requirements governing human clinical trials and marketing approval for drugs. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary widely for European countries both within and outside the European Community ("EC"). Outside the United States, the Company's ability to market a product is contingent upon receiving a marketing authorization from the appropriate regulatory authority. At present, foreign marketing authorizations are applied for at a national level, although within the EC certain registration procedures are available to companies wishing to market their products in more than one EC member state. If the regulatory authority is satisfied that adequate evidence of safety, quality and efficacy has been presented, a marketing authorization will be granted. The system for obtaining marketing authorizations within the EC registration system is a dual one in which certain products, such as biotechnology and high technology products and those containing new active substances, will have access to a central regulatory system that provides registration throughout the entire EC. Other products will be registered by national authorities in individual EC member states, operating on a principle of mutual recognition. This foreign regulatory approval process includes, at least, all of the risks associated with FDA approval set forth above. The Company could possibly have greater difficulty in obtaining any such approvals and also might find it more difficult to protect its intellectual property abroad.

SOURCES AND AVAILABILITY OF RAW MATERIALS

The Company does not expect to encounter significant difficulties in obtaining raw materials for M-Vax(TM) since it is primarily composed of a readily available chemical reagent, DNP, and the patient's own tumor cells. Should the supply of DNP significantly decrease, the Company may encounter problems preparing M-Vax(TM) or any other AC Vaccine technology.

COMPLIANCE WITH ENVIRONMENTAL LAWS

The Company's business may be subject to regulation under federal, state, local, and foreign laws regarding environmental protection and hazardous substance control. The Company believes that its compliance with these laws will have no adverse impact upon its capital expenditures, earnings or competitive position. Federal, state and foreign agencies and legislative bodies have expressed interest in the further environmental regulation of the biotechnology industry. The Company is unable to estimate the extent and impact of such, if any, future federal, state, local legislation or administrative environmental action.

EMPLOYEES


As of May 20, 1997, the Company had five full-time employees, including Jeffrey
M. Jonas, M.D., its President and Chief Executive Officer, David L. Tousley, C.P.A., its Chief Financial Officer, and Ernest W. Yankee, Ph.D., its Executive Vice President. Its other consultants, scientific advisors, part-time officers and directors devote only a portion of their time to the business of the Company. The Company believes that it maintains good relations with Dr. Jonas and its employees, consultants, scientific advisors, part-time officers and directors. See "Risk Factors--Lack of Management and Employees" and "--Dependence Upon Key Personnel and Consultants."

FACILITIES

The Company's executive offices are located at 4520 Main, Suite 930, Kansas City, Missouri 64111. The Company anticipates that in the future it may own or lease its own laboratory facility for the manufacturing of its potential products although no such lease or ownership interest is under current consideration. The research and development work of the Company is currently being conducted at TJU, Rutgers and Texas A&M pursuant to their respective license agreements with the Company. See "Risk Factors--Lack of Facilities,""--Dependence on Third Parties for Additional Funds and for Manufacturing, Marketing and Selling," and "--Dependence on Others for Clinical Development of, and Regulatory Approvals for, and Manufacturing and Marketing of Pharmaceutical Products" and "Certain Transactions."

LEGAL PROCEEDINGS

The Company is not aware of any pending or threatened legal actions which may have a material adverse affect on the Company's business.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the names and positions of the executive officers and directors of the Company:

Name                            Age      Position
----                            ---      --------

Jeffrey M. Jonas, M.D.          44       Chief Executive Officer, President and
                                         Director
Edson D. de Castro              58       Director
John K.A. Prendergast, Ph.D.    43       Director
Carl Spana, Ph.D.               34       Director
Michael S. Weiss                31       Secretary and Director
David L. Tousley, C.P.A.        42       Chief Financial Officer
Ernest W. Yankee, Ph.D.         53       Executive Vice President


Jeffrey M. Jonas, M.D., has been the Chief Executive Officer, President and Director of the Company since June 1, 1996. Prior to joining the Company, from 1994 to 1996, Dr. Jonas was the Vice President of Clinical Development and the Chief Medical Officer of Upjohn Laboratories. From 1991 to 1994, he was the Vice President of Worldwide Pharmaceutical Regulatory Affairs, the Director of Psychopharmacology and the Director of Clinical Development III for Upjohn Company. Prior thereto, Dr. Jonas was a research and clinical psychopharmacologist in the Boston area. Dr. Jonas has authored a book on Prozac(TM), and over 100 scientific articles, abstracts and book chapters. Dr. Jonas received his M.D. from Harvard Medical School in 1979 and a B.A. in Biology and English from Amherst College in 1975.

Mr. Edson D. de Castro has been a member of the Board of Directors of the Company since October 1993. Since May 1995, Mr. de Castro has been Chairman of the Board of Directors and Chief Executive Officer of Xenometrix, Inc., a biotechnology company for which he had previously served as Chief Executive Officer from June to November 1992 and as a Director since June 1992. From 1990 through 1995, Mr. de Castro has been consulting for companies and participating as a member of certain Boards of Directors. Mr. de Castro was one of five co-founders of Data General Corporation in 1968 for which, from 1968 to 1989, he served as its President and Chief Executive Officer, and from 1989 to 1990, he served as its Chairman of the Board of Directors. Mr. de Castro was a founder and Executive Committee Member of the Massachusetts High Tech Council. Mr. de Castro is a Trustee of Boston University. In addition, Mr. de Castro serves on the Board of Directors of two other biotechnology companies, Boston Life Sciences, Inc., and Binary Therapeutics, Inc. Mr. de Castro received his B.S. in Electrical Engineering from the University of Lowell in 1960.

John K.A. Prendergast, Ph.D., has been a director of the Company since July 1996. He is a co-founder and/or a member of the Board of Ingenex, Inc., Atlantic Pharmaceuticals, Inc., Optex Ophthamologics, Inc., Gemini Gene Therapies, Inc., Channel Therapeutics, Inc., Xenometrix, Inc., Avigen, Inc., and Palatin Technologies, Inc. Dr. Prendergast is a Managing Director of Paramount Capital Investments, LLC. Prior to joining Paramount Capital Investments, LLC, Dr. Prendergast worked as an investment banker in the Corporate Finance division of the firm D.H. Blair & Co., Inc., a New York investment bank. Dr. Prendergast received his M.Sc. and Ph.D. from the University of New South Wales, Sydney, Australia and a CSS in Administration and Management from Harvard University.

Carl Spana, Ph.D., has been a Director of the Company since September 1995 and was its Interim President from August 1995 to June 15, 1996. Dr. Spana is currently the Executive Vice President of Business Development and Chief Scientific Officer of Palatin Technologies, Inc. From 1993 to 1996, Dr. Spana was responsible for discovering, evaluating, and commercializing new biotechnologies through his work at Paramount Capital Investments, LLC where he was an Associate Director. Dr. Spana has been a co-founder of several private biotechnology firms. From 1991 to 1993, Dr. Spana was a Research Associate at Bristol-Myers Squibb where he was involved in scientific research in the field of immunology that lead to the initiation of several new drug discovery programs. Dr. Spana currently is a member of the Board of Directors of Palatin Technologies, Inc. Dr. Spana received his Ph.D. in Molecular Biology from The Johns Hopkins University and a B.S. in Biochemistry from Rutgers University.

Michael S. Weiss, Esq., has been a Director of the Company since March 1996 and Secretary of the Company since September 1995. Since November 1993, Mr. Weiss has been Vice President and then Senior Managing Director of Paramount Capital, Inc., and since 1995 he has been General Counsel of Paramount Capital Investments, LLC. From 1991 to 1993, Mr. Weiss was an attorney with Cravath, Swaine & Moore. Mr. Weiss is a Director of Xytronyx, Inc., Palatin Technologies, Inc., and Secretary of Atlantic Pharmaceuticals, Inc., each of which is a publicly traded biotechnology company. In addition, Mr. Weiss is a Director of several privately-held biotechnology companies. Mr. Weiss received his J.D. from Columbia University School of Law and a B.S. in Finance from the State University of New York at Albany.

David L. Tousley, C.P.A., has been the Chief Financial Officer of the Company since October 1, 1996. Prior to joining the Company, from 1989 to 1996, Mr. Tousley was the Controller and then the Vice President for Finance and Administration of Connaught Laboratories, Inc. Mr. Tousley received his M.B.A. in Accounting from Rutgers University Graduate School of Business in 1978 and his B.A. in English from Rutgers College in 1977.

Ernest W. Yankee, Ph.D., has been an Executive Vice President of the Company since October 1, 1996. Prior to joining the Company, he served as the Director of Clinical Development I of the Upjohn Company from 1994 to 1996. From 1990 to 1994, he was the Director of Preclinical Development-Scientific Affairs of the Upjohn Company. Dr. Yankee received his Ph.D. from the University of California at Los Angeles in 1970 and his B.A. in Chemistry from La Sierra University in 1965.

All directors hold office until the next annual meeting of stockholders of the Company and until their successors have been elected and qualified. Officers serve at the discretion of the Board of Directors. The Company's bylaws provide that directors and officers shall be indemnified against liabilities arising from their service as directors or officers to the fullest extent permitted by the laws of the State of Delaware, which generally requires that the individual act in good faith and in a manner he or she reasonably believes to be in or not opposed to the Company's best interests.

The Company has only five full time employees. Mr. Weiss currently devotes only a portion of his time to the Company and does not currently receive compensation from the Company. Certain of the officers and directors of the Company currently do and may from time to time in the future serve as officers or directors of other biopharmaceutical or biotechnical companies. There can be no assurance that such other companies will not in the future have interest in conflict with those of the Company. See "Risk Factors -- No Assurance of Identification of Additional Projects," and "--Certain Interlocking Relationships; Potential Conflicts of Interest."

BOARD COMMITTEES

The Company's Board of Directors has a Compensation Committee. The Compensation Committee sets the compensation for certain of the Company's personnel and administers the Company's 1992 Stock Option Plan. The Compensation Committee consists of Dr. Spana and Mr. Weiss.

The Company's Board of Directors also has an Audit Committee. The Audit Committee reviews the professional services provided by the Company's independent accountants and monitor the scope and the results of the annual audit, reviews proposed changes in the Company's financial and accounting standards and principles, and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls and make recommendations to the Board of Directors on the engagement of the independent accountants, as well as other matters that may come before it or as directed by the Board of Directors. The Audit Committee is composed of Dr. Jonas, Dr. Spana and Mr. de Castro.

SCIENTIFIC ADVISORY BOARD

The Company has a Scientific Advisory Board that consists of individuals with extensive experience in the Company's fields of interest. It is expected that the Scientific Advisory Board members will meet as a board with management and key scientific employees of the Company on a semi-annual basis and in smaller groups or individually on an informal basis. The Company anticipates that the Scientific Advisory Board members will assist the Company in identifying scientific and product development opportunities, in reviewing and evaluating scientists and other employees. Presently, the Scientific Advisory Board members consists of:

David Berd, M.D. -- Chairman    Clinical Oncologist at the Jefferson Cancer
                                Center of TJU and Inventor of the Company's AC
                                Vaccine technology.

Edmond J. LaVoie, Ph.D.         Professor of Medicinal Chemistry and Chairman of
                                the Department of Pharmaceutical Chemistry at Rutgers University.

Margalit Mokyr, Ph.D.           Professor of Biochemistry at the University of
                                Illinois College of Medicine.

Stephen H. Safe, Ph.D.          Sid Kyle Professor of Toxicology at Texas A&M
                                University.

Jerry A. Weisbach, Ph.D.        Chief Executive Officer and Chairman of the
                                Board of the Company from September 1995 to March 1996. Former Director of Technology
                                Transfer and Adjunct Professor at the
                                Rockefeller University.

Drs. Berd and Weisbach are compensated pursuant to their consulting agreements with the Company. See "Employment Agreements, Termination and Severance Arrangements." It is expected that the other scientific advisors will enter into Scientific Advisory Board agreements pursuant to which they may be compensated on a per meeting basis and otherwise as shall be determined by the Board of Directors (or the Compensation Committee).

Members of the Scientific Advisory Board may be employed by or have consulting agreements with entities other than the Company, some of which may conflict or compete with the Company, or which may, limit a particular member's availability to the Company. Certain of the institutions with which the Scientific Advisory Board members are affiliated may have regulations or policies which are unclear with respect to the ability of such personnel to act as part-time consultants or in other capacities for a commercial enterprise. Regulations or policies now in effect or adopted in the future might limit the ability of the Scientific Advisory Board members to consult with the Company. The loss of the services of certain of the Scientific Advisory Board members could have a material adverse effect on the Company.

Although each of the members of the Scientific Advisory Board has the customary contractual obligation to keep confidential and not to disclose nor use any confidential or proprietary information of the Company's, inventions or processes discovered by any Scientific Advisory Board member, in certain instances or unless otherwise agreed, will not become the property of the Company but will remain the property of such person or of such person's full-time employers. In addition, the institutions with which the Scientific Advisory Board members are affiliated may make available the research services of their scientific and other skilled personnel, including the Scientific Advisory Board members to entities other than the Company. In rendering such services, such institutions may be obligated to assign or license to a competitor of the Company patents and other proprietary information which may result from such services, including research performed by an advisor or consultant for a competitor of the Company.

BOARD COMPENSATION

Currently, directors of the Company do not receive compensation for service on the Board of Directors or any committee thereof but are reimbursed for travel expenses incurred in attending board and committee meetings. The Company may retain additional board members in the future. The Company expects that in the future it will compensate its directors on a per meeting basis and through the granting of stock options. Certain of the directors may have consulting agreements and/or received stock grants in consideration for services rendered to the Company, other than services rendered as members of the Board. See "Executive Compensation" and "Certain Transactions."

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth the compensation earned by the persons serving as the Company's chief executive officer during 1996.

                           Summary Compensation Table
                               Annual Compensation

Name and Principal        Year    Salary       Bonus       Restricted Common  Shares of       All Other
Position                                                   Stock Award(s)     Common Stock    Compensation
                                                                 ($)          Underlying
                                                                              Options/SARs
-----------------------------------------------------------------------------------------------------------
Jeffrey M. Jonas, M.D.    1996  $117,712.29    $12,500(1)         -0-            318,872.5         -0-
-- President and Chief
Executive Officer

Carl Spana, Ph.D. --      1995      -0-           -0-          $623.21(2)           -0-            -0-
President

Jerry Weisbach, Ph.D. -   1996  $71,330.35(3)     -0-             -0-               -0-            -0-
- Chief Executive
Officer
                          1995    $50,000         -0-          $519.34(4)           -0-            -0-
                          1994      -0-           -0-             -0-               -0-         $31,250(5)


1 Represents amount paid to Dr. Jonas as a signing bonus in connection with his letter of employment. See "Management--Employment Agreements; Termination and Severance Arrangements."
2 Represents 158,052.5 shares of Common Stock issued to, and purchased by, Dr. Spana on September 13, 1995, which shares were valued at December 31, 1995 at $.004 per share.
3 Represents payment of consulting and deferred consulting fees. See "Management--Employment Agreements; Termination and Severance Arrangements."
4 Represents 129,835.5 shares of Common Stock granted and purchased at a price of $.004 per share on September 13, 1995, which shares were valued at December 31, 1995 at $.004 per share. Pursuant to the exercise by the Company of its repurchase rights under the stock purchase agreement for such granted shares of Common Stock, the Company repurchased 77,901.5 shares of Common Stock at a price of $.004 per share on March 24, 1996. See "Management--Employment Agreements; Termination and Severance Arrangements."
5 Represents fees received by Dr. Weisbach pursuant to his consulting agreement with the Company. See "Management--Employment Agreements; Termination and Severance Arrangements."

                     Options/SAR Grants In Last Fiscal Year

                           Shares of Common Stock      % of Total
                           Underlying Options/SARs     Options/SARs Granted       Exercise or Base
Name                       Granted                     to Employees in Fiscal     Price ($/share)     Expiration Date
                                                       Year
-------------------------- --------------------------- -------------------------  ------------------  -----------------
Jeffrey M. Jonas, M.D.     318,872.5                   55.81%                     1.00                June 1, 2003
-- President and Chief
Executive Officer

EMPLOYMENT AGREEMENTS; TERMINATION AND SEVERANCE ARRANGEMENTS

On May 17, 1996, the Company entered into a letter of employment (the "Jonas Employment Letter") with Dr. Jeffrey M. Jonas, pursuant to which Dr. Jonas became the President, Chief Executive Officer and a Director of the Company for an initial term of four years, effective as of June 1, 1996. Pursuant to the terms of the Jonas Employment Letter, Dr. Jonas will receive an annual salary of $200,000, in addition to a signing bonus of $12,500. Dr. Jonas will also receive a minimum annual bonus of $25,000 at the end of the first year of his employment and an additional discretionary bonus of up to $175,000. Dr. Jonas also received options to acquire 318,872.5 shares of Common Stock at an exercise price of $1.00. Such options will vest at a rate of 1/16 per quarter over a four-year period, and are exercisable for a period of seven years. The Jonas Employment Letter also provides that the Company and Dr. Jonas intend to enter into a more formal employment agreement which will contain, among other things, severance arrangements and non-compete provisions. Dr. Jonas will also be eligible for additional stock options and bonuses based upon outstanding performance. In the event that a Change of Control (as defined in the Jonas Employment Letter) occurs and, prior to the expiration of the initial term of the Jonas Employment Letter, Dr. Jonas' employment thereunder is terminated by the Company without cause or by Dr. Jonas with cause, all options previously granted to Dr. Jonas which remain unvested will immediately vest.

On September 13, 1996, the Company entered into a letter of employment (the "Tousley Employment Letter") with David L. Tousley, pursuant to which Mr. Tousley became the Chief Financial Officer of the Company for an initial term of four years. Pursuant to the terms of the Tousley Employment Letter, Mr. Tousley will receive an annual salary of $150,000. Mr. Tousley will also receive a minimum annual bonus of $25,000 at the end of the first year of his employment and an additional discretionary bonus of up to $125,000. Mr. Tousley also received options to acquire 125,000 shares of Common Stock at an exercise price of $1.00 per share. Such options will vest at a rate of 1/16 per quarter over a four-year period, and are exercisable for a period of seven years. The Tousley Employment Letter also provides that the Company and Mr. Tousley intend to enter into a more formal employment agreement which will contain, among other things, severance arrangements and non-compete provisions. Mr. Tousley shall also be entitled to such additional compensation in the form of bonuses, raises or otherwise as the Board of Directors of the Company may determine. In the event that a Change of Control (as defined in the Tousley Employment Letter) occurs and, prior to the expiration of the initial term of the Tousley Employment Letter, Mr. Tousley's employment thereunder is terminated by the Company without cause or Mr. Tousley with cause, all options previously granted to Mr. Tousley which remain unvested will immediately vest.

On September 13, 1996, the Company entered into a letter of employment (the "Yankee Employment Letter") with Ernest W. Yankee, Ph.D., pursuant to which Dr. Yankee became an Executive Vice President of the Company for an initial term of four years. Pursuant to the terms of the Yankee Employment Letter, Dr. Yankee will receive an annual salary of $145,000. Dr. Yankee will also receive a minimum annual bonus of $25,000 at the end of the first year of his employment and an additional discretionary bonus of up to $83,750. Dr. Yankee also received options to acquire 125,000 shares of Common Stock at an exercise price of $1.00 per share. Such options will vest at a rate of 1/16 per quarter over a four-year period, and are exercisable for a period of seven years. The Yankee Employment Letter also provides that the Company and Dr. Yankee intend to enter into a more formal employment agreement which will contain, among other things, severance arrangements and non-compete provisions. Dr. Yankee shall also be entitled to such additional compensation in the form of bonuses, raises or otherwise as the Board of Directors of the Company may determine. In the event that a Change of Control (as defined in the Yankee Employment Letter) occurs and, prior to the expiration of the initial term of the Yankee

Employment Letter, Dr. Yankee's employment thereunder is terminated by the Company without cause or by Dr. Yankee with cause, all options previously granted to Dr. Yankee which remain unvested will immediately vest.

On February 22, 1996, the Company entered into a consulting agreement (the "Spana Consulting Agreement") with Dr. Carl Spana, a Director and the then Interim President of the Company. Pursuant to the Spana Consulting Agreement, Dr. Spana is entitled to a consulting fee of $25,000 per annum payable on a monthly basis, commencing upon the consummation of the Series B Offering. The Spana Consulting Agreement is for an initial term of three years, and is renewable for one year terms thereafter at the discretion of both parties and may be terminated upon 30 days' notice by either party. See "Certain Transactions." Dr. Spana's tenure as Interim President of the Company included the period from March 1996 to June 1996, when the Company did not have a Chief Executive Officer. At the time of Dr. Jonas' appointment as the President and Chief Executive Officer of the Company, Dr. Spana resigned from his position as Interim President.

In May 1996, the Company entered into a consulting agreement with Dr. David Berd (the "Berd Consulting Agreement"). Pursuant to such consulting agreement, Dr. Berd is entitled to a $36,000 per year consulting fee payable on a monthly basis accruing from January 1, 1996, the payment of which commenced upon the consummation of the Series B Offering. The Berd Consulting Agreement is for a term of three years subject to early termination upon the happening of certain events. If Dr. Berd's consulting agreement is terminated without cause, Dr. Berd will be entitled to six months' severance pay. In addition, Dr. Berd has agreed to serve as Chairman of the Company's Scientific Advisory Board.

From April 1994 to September 1995, Dr. Jerry Weisbach was a consultant for the Company and, pursuant to his consulting agreement with the Company, he was to be paid $25,000 per annum. Upon his appointment as Chief Executive Officer of the Company, Dr. Weisbach's compensation was increased to $75,000 per annum and he was granted and sold 129,835.5 shares of Common Stock, which shares were valued at December 31, 1995 at $.004 per share. Dr. Weisbach's consultancy fees and salary were accrued until the consummation of the Series B Offering. On June 10, 1996, the Company paid Dr. Weisbach $49,663.98 in satisfaction of such payment obligations.

On March 24, 1996, Dr. Weisbach resigned as Chief Executive Officer of the Company. Pursuant to the stock purchase agreement between him and the Company, the Company repurchased 77,901.5 shares of Common Stock previously issued to Dr. Weisbach at a price of $.004 per share. Effective March 25, 1996, Dr. Weisbach entered into a Scientific Advisory Board Agreement (the "Weisbach SAB Agreement") with the Company. Dr. Weisbach will serve as a member of the Scientific Advisory Board for an initial term of three years. The agreement is renewable for one year terms thereafter at the discretion of both parties. Pursuant to the Weisbach SAB Agreement, Dr. Weisbach will receive $2,500 per meeting but no less than $5,000 in any year and will be entitled to stock options in the discretion of the Board of Directors. Either party may terminate such agreement upon 30 days' prior written notice.

From August 1991 to April 1995, Dayne R. Myers was the President and the Chief Executive Officer of the Company and received a salary of $75,000 per annum. In April 1995, he resigned these positions and pursuant to his severance agreement with the Company, Mr. Myers was paid: (i) $75,000; (ii) $3,000 for reimbursable moving expenses; and (iii) $447 for continued medical coverage. He also was given the right to receive 4.15% (approximately $99,600 in value) of the aggregate consideration to be received by the Company from Interneuron Pharmaceuticals, Inc. ("IPI") on account of the sale of the NutriFem PMS product within 30 days of receipt by the Company of each payment of such consideration. See "Employment Agreements; Termination and Severance Arrangements" and "Certain Transactions." Pursuant to the severance agreement, Mr. Myers entered into various agreements with the Company relating to, without limitation, (i) the returning of all shares of and options for capital stock of the Company ever received by him, (ii) the waiver and release by him of all claims that he may have had, if any, against the Company and (iii) his obligation to keep confidential all of the Company's trade secrets and proprietary information.

                              CERTAIN TRANSACTIONS

Pursuant to a private offering held in May and June 1996, the Company consummated an offering of Series B Preferred Stock (the "Series B Offering") pursuant to which the Company raised aggregate gross proceeds of approximately $25,800,000. In connection with services rendered by Paramount Capital, Inc., as placement agent ("Paramount" or the "Placement Agent"), for the Series B Offering, and pursuant to a placement agency agreement entered into by the Company and the Placement Agent, the Company paid the Placement Agent cash commissions of approximately $2,324,000, a non-accountable expense allowance of approximately $1,033,000 and placement warrants ("Series B Placement Warrants") to acquire approximately 25,820 shares of Series B Preferred Stock, exercisable until June 11, 2006 at an exercise price of $110 per share of Series B Preferred Stock. See "Description of Securities."

Pursuant to the placement agency agreement for the Series B Offering, on June 12, 1996, the Company and the Placement Agent entered into a Financial Advisory Agreement, pursuant to which the Placement Agent will act as the Company's financial advisor. Such engagement provides that the Placement Agent will receive a monthly retainer of $4,000 per month for a minimum of 24 months, plus expenses and success fees.


On October 20, 1995, the Company entered into an Engagement & Technology Acquisition Agreement with The Castle Group, LLC ("The Castle Group"), which may be deemed an affiliate of both the Company and the Placement Agent, pursuant to which The Castle Group identified, negotiated and acquired for the Company the TJU License. In consideration for the conveyance of the license, TJU and Dr. Berd were both granted 229,121.5 shares of Common Stock. In connection therewith, The Castle Group and its designees were granted and sold 916,485.5 shares of Common Stock of the Company at a price of $.004 per share. Prior to the acquisition of the TJU License, the Company had no technological assets other than that discussed below.



On December 27, 1995, the Company sold its former leading product under development (the "Former Lead Product"), an over-the-counter nutritional dietary, medicinal and/or elixorative food supplement or drug and related patents and intellectual property to a subsidiary of Interneuron Pharmaceuticals, Inc. ("Interneuron"). In consideration for the Former Lead Product, Interneuron agreed to pay in two installments, in December 1996 and December 1997, $2.4 million of its common stock ("IPI Stock") to the Company or its designees. In the Company's Stockholder Information Statement dated June 15,1995, the IPI Stock was designated, under certain circumstances, to be paid approximately at the time of each installment to the holders of shares of the Company's Series A Preferred Stock which were issued and outstanding on December 27, 1995 and to the Company's former President and Chief Executive Officer, Dayne R. Myers. All shares of Series A Preferred Stock were automatically converted in accordance with their terms into shares of Common Stock effective June 11, 1996, the date of the final closing of the Series B Offering. The IPI Stock remained payable to those persons who were record holders of shares of the Company's Series A Preferred Stock on December 27, 1995. Accordingly, in January 1997, 55,422 shares of IPI common stock were distributed to the former holders of Series A Preferred Stock and Dayne Meyers as the first installment payment. The transactions relating to the sale of Former Lead Product and the rights of the former holders of the shares of Series A Preferred Stock to the IPI Stock were approved by action by written consent of the Board of Directors of the Company and the holders of a majority of the shares of both the Common Stock and the Series A Preferred Stock, voting separately as a class in July 1995. Based upon publicly available information, Interneuron is a diversified biopharmaceutical company engaged in the development and commercialization of a portfolio of products primarily for the treatment or management of central nervous systems disorders. Interneuron's common stock is traded on the Nasdaq National Market. The market price of Interneuron's common stock at December 31, 1995, and May 20, 1997 was $12.50 and $16.78, respectively.


Dr. Lindsay A. Rosenwald, a substantial shareholder of the Company, is the Chairman and sole shareholder of each of the Placement Agent and Paramount Capital Investments, LLC. Dr. Rosenwald is also Chairman of the Board and a principal stockholder of Interneuron. Dr. Rosenwald personally collateralized loans to the Company from NatWest Bank N.A., pursuant to which the Company incurred principal and interest indebtedness of approximately $55,000. Such indebtedness was paid in full as of June 30, 1996. Dr. Rosenwald also extended a line of credit to the Company. As of June 30, 1996, the Company paid the outstanding principal amount and accrued interest under such line of credit, which was approximately $250,000. In addition, in 1995 and 1996, Paramount acted as placement agent, pursuant to a placement agency agreement, for a bridge financing for the Company as to which Paramount was paid $90,000 in commissions and received warrants to purchase 31,250 shares of Common Stock. Two of the investors in these bridge financings were private investment funds managed by a company for which Dr. Rosenwald is President. Also, Michael S. Weiss, Director and Secretary of the Company, is a Senior Managing Director of Paramount and General Counsel of Paramount Capital Investments, LLC. Wayne Rubin, at that time, the Treasurer of the Company, is Chief Financial Officer of Paramount and Paramount Capital Investments, LLC. Dr. Carl Spana, a Director of the Company, was at that time a Vice President of Paramount Capital Investments, LLC. Dr. John K.A. Prendergast, also a Director of the Company, is a Managing Director of Paramount Capital Investments, LLC.


In consideration of services rendered on behalf of the Company in connection with the acquisition and negotiation of the Rutgers License, on February 13, 1997, the Company agreed to pay Samuel P. Wertheimer, Ph.D., $25,000, and Carl Spana, Ph.D., $15,000. In addition, the Company agreed to issue to each of Drs. Wertheimer and Spana warrants to purchase 6,375 shares of Common Stock at an exercise price of $6.00 per share, exercisable for seven years. In consideration of services rendered on behalf of the Company in connection with the acquisition and negotiation of the Texas A&M License, on February 13, 1997, the Company agreed to pay Fred Mermelstein, Ph.D., $40,000 and to issue to Dr. Mermelstein warrants to purchase 12,750 shares of Common Stock at an exercise price of $6.00 per share, exercisable for seven years. Drs. Wertheimer and Mermelstein are employees of Paramount Capital Investments, LLC. Dr. Spana is a Director of the Company.


Pursuant to the Company's Certificate of Incorporation and Bylaws, the Company has agreed to indemnify the Directors of the Company to the maximum extent permissible under Delaware law.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this Prospectus, certain information regarding the beneficial ownership of the Common Stock (i) by each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Common Stock, (ii) by each of the named executive officers and directors of the Company and (iii) by all officers and directors of the Company as a group.

                                                                  Percentage of
                                                                  Class
Name and Address of Beneficial                       Number of    Beneficially
Owner (1)                        Title of Stock      Shares       Owned

Lindsay A. Rosenwald, M.D. (2)
787 Seventh Avenue,              Common Stock          789,556        25.18%
44th Floor                       Series B Preferred  10,000(3)           *
New York, NY 10019



Thomas Jefferson University
Office of Technology Transfer
1020 Locust Street               Common Stock          229,121         7.31%
Philadelphia, PA 19107

David Berd, M.D.
c/o Thomas Jefferson University
Office of Technology Transfer    Common Stock          229,121         7.31%
1020 Locust Street
Philadelphia, PA 19107


Jeffrey M. Jonas, M.D. (4)       Common Stock           79,718         2.54%


Carl Spana, Ph.D.                Common Stock           64,917         2.07%

John K.A. Prendergast, Ph.D.     Common Stock           64,918         2.07%


Edson D. de Castro (5)           Common Stock           27,778           *



Michael S. Weiss (6)             Common Stock          100,717         3.21%



David L. Tousley (7)             Common Stock         23,437.5           *



Ernest W. Yankee (8)             Common Stock         23,437.5           *


All officers and directors as a  Common Stock        384,923         11.70%
group (7 persons)                Series B Preferred        -0-           *

                                                       (See notes on next page)
-------------------------------------
*   Represents less than 1%.

(1) Beneficial ownership is determined in accordance with rules promulgated by the Securities and Exchange Commission, and include voting and investment power with respect to shares of Common Stock. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of the date of this Prospectus, are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.


(2) Includes 199,314 shares of Common Stock owned by Dr. Rosenwald's wife and trusts in favor of his minor children. Dr. Rosenwald disclaims beneficial ownership of such shares. Excludes (i) 17,000 shares of Common Stock issuable upon exercise of Bridge Placement Warrants and (ii) approximately 307,570 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock issuable upon exercise of Series B Placement Warrants; which warrants are not exercisable within 60 days of the date of this Prospectus. Includes 61,250 shares of Common Stock owned by The Aries Fund, A Cayman Island Trust and The Aries Domestic Fund, L.P. (collectively, the "Funds"), two private investment funds that are managed by a company of which Dr. Rosenwald is President, but excludes an aggregate of 286,250 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held directly by such entities or issuable upon exercise of Series B Placement Warrants and Bridge Placement Warrants held by such entities. Dr. Rosenwald disclaims beneficial ownership of such shares owned by the Funds, except to the extent of his pecuniary interest, if any.


(3) Represents shares of Series B Preferred Stock owed by the Funds. Dr. Rosenwald disclaims beneficial ownership of such shares owned by the Funds, except to the extent of his pecuniary interest, if any.


(4) Represents shares that Dr. Jonas may acquire within 60 days of the date of this Prospectus, upon the exercise of options granted pursuant to his letter of employment. Excludes 239,154.5 shares of Common Stock issuable upon exercise of options granted pursuant to his letter of employment which are not exercisable within 60 days of the date of this Prospectus.



(5) Represents shares of Common Stock that Mr. de Castro may acquire within 60 days of the date of this Prospectus. Excludes 2,222 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days of the date of this Prospectus.



(6) Excludes (i) 1,500 shares of Common Stock issuable upon exercise of Bridge Placement Warrants and (ii) approximately 43,296.5 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock issuable upon exercise of Series B Placement Warrants, which warrants are not exercisable within 60 days of the date of this Prospectus.



(7) Represents shares that Mr. Tousley may acquire within 60 days of the date of this Prospectus upon the exercise of options granted pursuant to his letter of employment. Excludes 101,562.5 shares of Common Stock issuable upon exercise of options granted pursuant to his letter of employment which are not exercisable within 60 days of the date of this Prospectus.



(8) Represents shares that Dr. Yankee may acquire within 60 days of the date of this Prospectus upon the exercise of options granted pursuant to his letter of employment. Excludes 101,562.5 shares of Common Stock issuable upon exercise of options granted pursuant to his letter of employment which are not exercisable within 60 days of the date of this Prospectus.

                            DESCRIPTION OF SECURITIES

The Company is authorized to issue up to 50,000,000 shares of Common Stock, par value $.004 per share, and 5,000,000 shares of preferred stock, par value, $.01 per share, of the Company. As of May 20, 1997, 3,136,008 shares of Common Stock and 259,198 shares of Series B Preferred Stock were issued and outstanding.

COMMON STOCK

Each holder of Common Stock of the Company is entitled to one vote for each share held of record. There is no right to cumulative voting of shares for the election of directors. The shares of Common Stock are not entitled to preemptive rights and are not subject to redemption or assessment. Each share of Common Stock is entitled to share ratably in distributions to shareholders and to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive, pro-rata, the assets of the Company which are legally available for distribution to shareholders. The issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

PREFERRED STOCK

The Company is authorized to issue up to 5,000,000 shares of preferred stock, par value $.01 per share (of which 300,000 are designated as Series B Preferred Stock and 259,198 of which are issued and outstanding). The preferred stock of the Company can be issued in one or more series as may be determined from time-to-time by the Board of Directors. In establishing a series the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular. The Board of Directors has the authority, without shareholder approval, to fix the rights, preferences, privileges and restrictions of any series of preferred stock including, without limitation: (a) the rate of distribution, (b) the price at and the terms and conditions on which shares shall be redeemed, (c) the amount payable upon shares for distributions of any kind, (d) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion and (e) voting rights except as limited by law.

Although the Company currently does not have any plans to issue additional shares of preferred stock or to designate a new series of preferred stock, there can be no assurance that the Company will not do so in the future. As a result, the Company could authorize the issuance of a series of preferred stock which would grant to holders preferred rights to the assets of the Company upon liquidation, the right to receive dividend coupons before dividends would be declared to holders of Common Stock, and the right to the redemption of such shares, together with a premium, prior to the redemption to Common Stock. The current shareholders of the Company have no redemption rights. In addition, the Board could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further shareholder approval.

SERIES A PREFERRED STOCK

At one time, the Company had designated and issued 1,287,500 shares of Series A Preferred Stock, par value $.01 per share ("Series A Preferred Stock"). Pursuant to an automatic conversion provision in the Certificate of Designations therefor, all outstanding shares of Series A Preferred Stock were converted into an aggregate of 321,875 shares of Common Stock effective as of June 11, 1996, in connection with the second closing of the Series B Offering. Thereafter, in July 1996, the Series A Preferred Stock was eliminated pursuant to a Certificate of Elimination filed by the Company. Notwithstanding such conversion, holders of the Series A Preferred Stock at the time of such conversion, will receive, pro rata, $2.4 million of shares of common stock of IPI. The first installment of common stock of IPI was received by these former holders of Series A Preferred Stock in January 1997. See "Certain Transactions."

SERIES B PREFERRED STOCK

The Board of Directors of the Company has authorized the issuance of up to 300,000, of which 259,198 are outstanding, shares of Series B Preferred Stock, par value $.01 per share, the rights, preferences and characteristics of which are as follows:

  Dividends

The holders of Series B Preferred Stock are entitled to receive dividends as, when and if declared by the Board of Directors of the Company out of funds legally available therefor. No dividend or distribution, as the case may be, will be declared or paid on any junior stock unless the dividend also is paid to holders of the Series B Preferred Stock. The Company does not intend to pay cash dividends on the Series B Preferred Stock or the underlying Common Stock for the foreseeable future.

  Conversion

Each share of Series B Preferred Stock may be converted, in whole or part, at the option of the holder at any time after the initial issuance date into 25 shares of Common Stock based upon an initial conversion price of $4.00 per share of Common Stock (the "Initial Conversion Price"). The Initial Conversion Price is subject to adjustment upon the occurrence of certain mergers, reorganizations, consolidations, reclassifications, stock dividends or stock splits which will result in an increase or decrease in the number of shares of Common Stock outstanding. In addition, the Initial Conversion Price is subject to adjustment on June 11, 1997 (the "Reset Date"), if the average closing bid price of the Common Stock for the 30 consecutive trading days immediately preceding the Reset Date (the "Twelve Month Trading Price") is less than 135% of the then applicable Initial Conversion Price ("Reset Event"). Upon a Reset Event, the then applicable Initial Conversion Price will be reduced to equal the greater of (i) the Twelve Month Trading Price divided by 1.35 and (ii) 50% of the then applicable Initial Conversion Price.

  Mandatory Conversion

The Company has the right at any time after the Reset Date to cause the Preferred Stock to be converted in whole or in part, on a pro rata basis, into shares of Common Stock if the closing price of the Common Stock exceeds 150% of the then applicable Preferred Conversion Price for at least 20 trading days in any 30 consecutive trading day period.

  Liquidation

Upon (i) a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (ii) a sale or other disposition of all or substantially all of the assets of the Company or (iii) merger or consolidation (a "Merger Transaction") in which the Company is not the surviving entity and shares of Common Stock consisting in excess of 50% of the voting power of the Company are exchanged (subparagraphs (i), (ii), and (iii) being collectively referred to as a "Liquidation Event"), after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Preferred Stock then outstanding will first be entitled to receive, pro rata (on the basis of the number of shares of the preferred stock then outstanding), and in preference to the holders of the Common Stock and any other series of Preferred Stock of the Company, an amount per share equal to $135.00 plus accrued but unpaid dividends, if any; provided, however, that in the case of a Merger Transaction, such $135.00 per share may be paid in cash and/or securities of the surviving entity in such Merger Transaction.

  Voting Rights

The holders of the Series B Preferred Stock have the right at all meetings of stockholders to the number of votes equal to the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock at the record date for determination of the stockholders entitled to vote. So long as 50% of the shares of Series B Preferred Stock remain outstanding, the holders of 66.67% of the Series B Preferred Stock are entitled to approve (i) the issuance of any securities of the Company senior to or on parity with the Series B Preferred Stock, (ii) any alteration or change in the rights or preferences or privileges of the Series B Preferred Stock and (iii) the declaration or payment of any dividend on any junior stock or the repurchase of any securities of the Company. Except as provided above or as required by applicable law, the holders of the Series B Preferred Stock will be entitled to vote together with the holders of the Common Stock and not as a separate class.

LOCK-UP AGREEMENTS

The holders of shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock (the "Conversion Shares") agreed pursuant to their subscription agreements with the Company not to offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, 75% of the Conversion Shares, without the prior written consent of the placement agent in the Series B Offering (the "Lock-Up"). Such restrictions were effective as follows: (i) with respect to 75% of the Conversion Shares until September 12, 1996 (three months after the completion of the Series B Offering); with respect to the 50% of the Conversion Shares until December 12, 1996 (six months after the completion of the Series B Offering); and with respect to the remaining 25% of the Conversion Shares until March 11, 1997 (nine months after the completion of the Series B Offering). Accordingly, 25% of each of the holders' Conversion Shares were never subject to the Lock-Up, and as of March 11, 1997, the Lock-Ups expired..

However, holders of approximately 94% of the shares of Series B Preferred Stock agreed to amend their subscription agreements with the Company to extend the Lock-Up period. Pursuant to this amendment, the Lock-Up for such holders' shares of Series B Preferred Stock has been extended to be in effect as follows: (i) three months following the later of the effectiveness under the Securities Act of 1933 of the Registration Statement ("Effectiveness") and the listing of the Conversion Shares on a national securities exchange or initial quotation on the Nasdaq SmallCap Market ("Listing"), with respect to 75% of the Conversion Shares; (ii) six months following the later of Effectiveness and Listing with respect to 50% of the Conversion Shares and (iii) nine months following the later of Effectiveness and Listing with respect to the remaining 25% of the Conversion Shares. Accordingly, 25% of such holders' Conversion Shares continue to have never been subject to the Lock-Up. The Conversion Shares of holders that have not agreed to amend their subscription agreement are not subject to any Lock-Up.

In consideration of the agreement with the Company to extend the Lock-Up period for their Conversion Shares, holders of shares of Series B Preferred Stock that agreed to such extended Lock-Up have the right one year after the later of Effectiveness and Listing to have the Company issue such number of additional shares of Common Stock as shall be necessary to effect the principles of the original reset provisions contained in the Certificate of Designations for the Series B Preferred Stock taking into account any adjustments which may have been previously made at the time of the Reset Date.

The holders of shares of Series B Preferred Stock issuable upon exercise of Series B Placement Warrants and the Common Stock issuable upon conversion thereof (collectively, the "Placement Conversion Shares") are bound, pursuant to the terms of such Series B Placement Warrants, not to offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any of the Placement Conversion Shares prior to December 11, 1997.

In addition, in connection with the Company's application for listing and quotation of the Common Stock on the Nasdaq Small Cap Market, pursuant to the request of Nasdaq, the Company obtained from the officers and directors of the Company, and certain employees of Paramount and its affiliates, agreements locking-up all securities and derivative securities of the Company held by such individuals for a period of two years from the later of Effectiveness and Listing.
Such agreements may be waived in whole or in part at the option of the Company.

1992 STOCK OPTION PLAN

A total of 437,500 shares of Common Stock has been reserved for issuance under the Company's 1992 Stock Option Plan (the "AVAX Option Plan"). The AVAX Option Plan was adopted by the Board of Directors in April 1992 and approved by stockholders of the Company in April 1992. The AVAX Option Plan expires by its own terms in 2002.

The AVAX Option Plan provides for the grant of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options to employees, directors and consultants of the Company. Incentive stock options may be granted only to employees. The AVAX Option Plan is administered by the Board of Directors of the Company (or a Committee thereof) which determines the terms of the options granted, including the exercise price, the number of shares subject to the option, and the schedule on which the option becomes exercisable.

The AVAX Option Plan requires that the exercise price of incentive stock options granted to employees of the Company who at the time of the grant of such incentive stock option own stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, must be at least equal to 110% of the fair market value of such shares on the date of grant. The AVAX Option Plan also requires that the exercise price of incentive stock options granted to any other employee of the Company must be at least equal to the fair market value of such shares on the date of grant, and that the exercise price of nonqualified stock options granted by the Company must be equal to 85% of the fair market value per share on the date of grant. The maximum terms of options granted under the AVAX Option Plan is 10 years. With respect to any participant who owns stock possessing more than 10% of the voting rights of outstanding capital stock, the exercise price of any option must be at least equal to 110% of fair market value on the date of grant and the term may be no longer than five years. No incentive stock option may be granted under the AVAX Option Plan to any individual if the aggregate fair market value of the shares (determined as of the time of the option is granted) which would become exercisable during any calendar year, under all incentive stock options held by such individual, exceeds $100,000, unless such excess options shall be treated as nonstatutory stock options.

Generally, any option held by an individual who ceases to be employed or retained by the Company may be exercised by such individual within three months after such individual ceases to be employed or retained by the Company or within one year after such individual ceases to be employed or retained in the case of disability. Generally, any option held by an individual who dies while still employed or retained by the Company or dies within three months after the date he or she is no longer employed or retained by the Company may be exercised by such individual's representative within six months following the date of death.


Pursuant to the AVAX Option Plan, as of May 21, 1997, options to purchase 30,000 shares of Common Stock were outstanding (of which approximately 26,666.5 were vested) at a weighted average price of $1.20 per share, and no options had been exercised.


Such options do not confer upon holders thereof any voting or any other rights of a stockholder of the Company. The shares of Common Stock issuable upon exercise of the options and warrants in accordance with the terms thereof, will be fully paid and nonassessable.

OTHER OPTIONS

Pursuant to their letters of employment with the Company, Dr. Jonas, Mr. Tousley and Dr. Yankee received share options to acquire 318,872.5, 125,000 and 125,000 shares of Common Stock, respectively, at an exercise price of $1.00 per share. In connection with her letter of employment entered into on August 23, 1996, another employee of the Company received share options to acquire 2,500 shares of Common Stock at an exercise price of $1.00 per share. All the foregoing share options will vest at a rate of 1/16 per quarter over the four-year period following the effective date of the applicable letters of employment and are exercisable for a period of seven years.

In connection with his letter of employment, effective February 10, 1997, one other employee of the Company has received share options to purchase 52,500 shares of Common Stock at an exercise price equal to $6.00 per share. Such exercise price was equal to the fair market value of a share of Common Stock on the date the option was granted to such employee. The share options issued to such employee will vest, with respect to 30,000 of such shares, at a rate of 1/6 every six months over a three-year period following the effective date of his letter of employment. The remaining 22,500 shares will vest upon the occurrence of certain milestone events relating to the Company's manufacturing program.

As of May 21, 1997, options to purchase 91,508 shares of Common Stock were vested with respect to such employees with a weighted average price of $1.00 per share and no such options had been exercised.


WARRANTS

The following summaries are qualified in their entirety by the text of the warrants, copies of which have been filed as exhibits to the Registration Statement.

In connection with services rendered by Paramount, as placement agent in the Series B Offering, and pursuant to a placement agency agreement entered into by the Company and Paramount, the Company granted Paramount and/or its designees placement warrants ("Series B Placement Warrants") to acquire approximately 25,820 shares of Series B Preferred Stock, exercisable until June 11, 2006 at an exercise price of $110 per share of Series B Preferred Stock. The Series B Placement Warrants may be exercised, in whole or in part and may be exercised pursuant to a cashless exercise provision. The Series B Placement Warrants are subject to certain lock-up restrictions. See "Lock-up Agreements."

An aggregate of 36,399 shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock issuable upon exercise of the Series B Placement Warrants held by non-Paramount registered representatives are being registered pursuant to the Registration Statement for this Offering. An aggregate of 609,096 shares issuable upon conversion of the shares of Series B Preferred Stock issuable upon exercise of the Series B Placement Warrants held by Paramount registered representatives are not being so registered.

In connection with services rendered by Paramount, as bridge financing agent in a certain bridge financing loan availed of by the Company from August 1995 to February 1996, the Company granted Paramount and/or its designees warrants ("Bridge Placement Warrants") to acquire 31,250 newly issued shares of Common Stock. Each Bridge Placement Warrant entitles the registered holder thereof to purchase Common Stock at a price of $.04 per share, at any time until five years from the date of this Prospectus. The Bridge Placement Warrants may be exercised, in whole or in part and may be exercised pursuant to a cashless exercise provision.

In connection with services rendered by Castelli Associates, Inc. and Shear/Kershman Laboratories, Inc., the Company granted Castelli Associates, Inc. and Shear/Kershman Laboratories, Inc. and/or their designees warrants ("Castelli and Shear/Kershman Warrants") to acquire 7,750 newly issued shares of Common Stock. Each Castelli and Shear/Kershman Warrant entitles the registered holder thereof to purchase Common Stock at a price of $11.00 per share, at any time until April 30, 1998. The Castelli and Shear/Kershman Warrants may be exercised in whole or in part.


In connection with services rendered by Ladenberg, Thalmann & Co., Inc. ("Ladenburg"), and D. H. Blair Investment Banking Corp. ("D. H. Blair"), as placement agents in the offering of Series A Preferred Stock conducted from June 1992 to September 1992, the Company granted Ladenburg and D. H. Blair and/or their respective designees certain warrants ("Series A Placement Warrants") to purchase Common Stock at any time until June 26, 1997. Based upon the occurrence of certain past events and the effect of the applicable antidilution provisions, approximately 46,947 shares of Common Stock are issuable pursuant to the Series A Placement Warrants at $2.60 per share. In April 1997, Ladenburg was issued
24.850.5 shares of Common Stock pursuant to the cashless exercise provision of the Series A Placement Warrants. The Series A Placement Warrants may be exercised, in whole or in part, and may be exercised pursuant to a cashless exercise provision.


In consideration for certain investment banking and financial advisory services that may be rendered on a non-exclusive basis by Hill, Thompson, Magid & Co. ("HTM"), the Company granted HTM warrants (the "HTM Warrants") to acquire 50,000 shares of Common Stock, which warrants shall vest from time to time through April 17, 1998. The HTM Warrants entitle the registered holder to purchase Common Stock at a price of $8.00 per share, at any time from July 17, 1997 until July 17, 2002. The HTM Warrants may be exercised in whole or in part.


In consideration for certain investment banking and financial advisory services to have been rendered on a non-exclusive basis by M.H. Meyerson & Co., Inc. ("Meyerson"), the Company granted Meyerson warrants (the "Meyerson Warrants") to acquire 50,000 shares of Common Stock on October 24, 1996. The Company terminated the agreement with Meyerson on April 17, 1997, and, accordingly, the Meyerson Warrants vested with respect to the right to purchase up to 25,000 shares. Pursuant to the Meyerson Warrants, the registered holder is entitled to purchase up to 25,000 shares of Common Stock at a price of $6.00 per share, at any time from December 24, 1996 until October 24, 2001. Meyerson was also paid a fee of $15,000 at the time of its execution of the investment banking agreement.

Pursuant to Section 2710(c)(7)(A) of the NASD Corporate Financing Rules, the HTM Warrants and the Meyerson Warrants were issued to HTM and Meyerson and certain of their respective bona fide officers and employees only and may not be sold, transferred, assigned or pledged or hypothecated by any person for a period of one year from the date of issuance. Accordingly, the HTM Warrants and the Meyerson Warrants contain an appropriate legend describing the restriction set forth above for the period in which such restriction is operative.

In connection with the Rutgers License, the Company granted Rutgers warrants (the "Rutgers Warrants") to purchase 125,000 shares of Common Stock at $8.24 per share, which warrants vest from time to time until October 31, 2011, subject to the achievement of certain milestones. The Rutgers Warrants may be exercised, in whole or in part and may be exercised pursuant to a cashless exercise provision.


In consideration of services rendered on behalf of the Company in connection with the acquisition and negotiation of the Rutgers License, on February 13, 1997, the Company agreed to issue to each of Samuel P. Wertheimer, Ph.D. and Carl Spana, Ph.D., warrants to purchase 6,375 shares of Common Stock at a price of $6.00 per share. Such warrants may be exercised in whole or in part over a seven-year period. In consideration of services rendered on behalf of the Company in connection with the acquisition and negotiation of the Texas A&M License, on February 13, 1997, the Company agreed to issue to Fred Mermelstein, Ph.D., warrants to purchase 12,750 shares of Common Stock at a price of $6.00 per share. Such warrants may be exercised in whole or in part over a seven-year period.


Each of the foregoing warrants contain provisions that generally provide the holders thereof certain antidilution protection in certain events (such as, but not limited to, the occurrence of stock dividends, stock splits, mergers, sales of all or substantially all of the Company's assets and sales of other preferred stock at below market price) by adjustment of the applicable exercise price and/or the number of shares issuable upon exercise of such warrants.

The Company is not required to issue fractional shares of Common Stock upon exercise of any such warrants. In lieu thereof, an amount of cash equal to the same fraction of the then current market value of a share of Common Stock will be paid. No adjustment as to dividends will be made upon any exercise of any such warrants. The holder of any such warrant will not have any rights as a holder of Common Stock unless and until the applicable warrant is exercised.

REGISTRATION RIGHTS

The Company has agreed under certain circumstances to register the shares of Common Stock owned by TJU, Dr. Berd, VentureTek, L.P. and, Dr. Rosenwald. Under terms of the agreements between the Company and the holders of such registrable securities, generally, if the Company proposes to register any of its securities under the Securities Act, either for its own account or for the account of other securityholders exercising registration rights, such holders are entitled to notice of such registration and are entitled to include such shares of Common Stock therein. Holders of an aggregate of 50% of the shares of Common Stock issuable upon exercise of the Series A Placement Warrants are entitled to exercise their right to have the shares of Common Stock issuable upon exercise thereof registered under the Securities Act at any time 180 days after the Company's initial public offering until August 31, 1999. Holders of the Castelli and Shear/Kershman Warrants are entitled under certain circumstances 18 months after the Company's initial public offering also to require the Company to file a registration statement under the Securities Act at the Company's expense with respect to their shares of Common Stock and the Company is required to use its reasonable best efforts to effect such registration. Such rights are subject to certain conditions and limitations, including the right of the underwriter of an offering of the Common Stock to limit the number of shares included in such registration in certain circumstances. The holders of the Meyerson Warrants and holders of any shares of Common Stock issued upon exercise of the Meyerson Warrants ("Meyerson Shares") are entitled, during the period commencing October 24, 1998, and ending October 24, 2001, upon the request of at least 51% of the collective holders of the unexercised Meyerson Warrants and the Meyerson Shares, to require the Company to file a registration statement under the Securities Act at the Company's expense with respect to the shares of Common Stock issuable upon exercise of the Meyerson Warrants. Holders of the Meyerson Warrants and Meyerson Shares are also entitled to certain piggyback registration rights during the same period. Holders of the Rutgers Warrants are entitled to piggyback registration rights in any registrations subsequent to the first public offering by the Company.

Registered representatives of Paramount that may have had registration rights with respect to their ownership of shares of Common Stock (including shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock, including shares of Series B Preferred Stock issuable upon exercise of any Placement Warrants), have waived their rights to have such Common Stock included in the Registration Statement at this time and are not participating in the Offering.

TRANSFER AGENT

The Transfer Agent for the shares of Common Stock is UMB Bank of Missouri.

                             SELLING SECURITYHOLDERS

    The following table sets forth (i) the name of each Selling Securityholder,
(ii) the amount of shares of Common Stock owned, whether outstanding or issuable, by such holder before the Offering, (iii) the amount of shares of Common Stock which may be offered by each Selling Securityholder and (iv) the amount and percentage of shares of Common Stock to be owned by each such holder following the completion of the Offering. The amounts of Common Stock set forth above, below the caption "Amount to be Offered," represent the aggregate number of shares of (A) Common Stock owned by each Selling Stockholder, (B) Common Stock issuable upon conversion of the Series B Preferred Stock owned by each Selling Securityholder, (C) Common Stock issuable upon conversion of the Series B Placement Warrants and (D) Common Stock issuable upon exercise of conversion of the Bridge Placement Warrants (assuming for (B) - (D) the initial conversion/exercise rates under the terms of the Series B Preferred Stock, the Series B Placement Warrants and the Bridge Placement Warrants, respectively).

                                                                                                            Percentage
                                                    Shares Owned           Amount to    Shares Owned       Owned after
Selling Securityholder (1)                     prior to Offering          be Offered  after Offering          Offering
--------------------------                     -----------------          ----------  --------------          --------
The 1992 Houston Partnership, L.P.                        12,750              12,750               0                 *
The A.M. Group L.L.C.                                     31,875              31,875               0                 *
Todd D. Aaron, M.D.                                        6,375               6,375               0                 *
Leonard J. Adams                                          25,500              25,500               0                 *
Ross D. Ain                                                2,550               2,550               0                 *
Kenneth G. Alberstadt                                      1,675               1,675               0                 *
Meir Aliakim                                            98,557.5            98,557.5               0                 *
Amram Kass P.C. Defined Benefit Pension                   12,750              12,750               0                 *
 Plan
George Anagnos                                             6,375               6,375               0                 *
Josephine G. Anagnos                                       6,375               6,375               0                 *
Steven Anagnos                                             6,375               6,375               0                 *
Ansec Corp.                                               51,000              51,000               0                 *
The Aries Domestic Fund, L.P. (2)                        121,500             121,500               0                 *
The Aries Fund, A Cayman Island Trust (2)                226,000             226,000               0                 *
Rajiv Bahl                                                 6,375               6,375               0                 *
BAM of NY, Inc. Defined Benefit Pension                   31,875              31,875               0                 *
  Plan
Martin Bandier                                            12,750              12,750               0                 *
Banque SCS Alliance (2)                                   26,000              26,000               0                 *
Banque Franck S.A.                                        25,500              25,500               0                 *
Banque Unigestion                                         76,500              76,500               0                 *
Banque Unigestion                                         38,250              38,250               0                 *
Amnon Barness & Caren H.  Barness,                         6,375               6,375               0                 *
JTWROS
Alan R. Batkin                                            12,750              12,750               0                 *
Laurie and Steven Beane                                    6,375               6,375               0                 *
Mark Berg                                                 63,750              63,750               0                 *
David J. Bershad                                          51,000              51,000               0                 *
Biowave Investment Partners                               12,750              12,750               0                 *
Bishops Merchant Group Limited                            25,500              25,500               0                 *
John V. Bivona                                            11,475              11,475               0                 *
Marcy Blender, Alan Blender                                3,825               3,825               0                 *
  JTWROS
Blair Foster & Co., Inc. (2)                                 925                 925               0                 *
Elliott Broidy                                            25,500              25,500               0                 *
Seymour Buehler                                            6,250               6,250               0                 *
Patrick J. Callahan                                        6,375               6,375               0                 *
M. Rafael Gonzalez Calvillo                                2,550               2,550               0                 *
Carlos Plancarte Garcia N., Leonor P. De                   6,375               6,375               0                 *
  Morian, JTWROS
Gabriel M. Cerrone                                        51,000              51,000               0                 *
Chana Sasha Foundation                                    25,500              25,500               0                 *

                                                                                                            Percentage
                                                    Shares Owned           Amount to    Shares Owned       Owned after
Selling Securityholder (1)                     prior to Offering          be Offered  after Offering          Offering
--------------------------                     -----------------          ----------  --------------          --------
Andrew and Barbara Cichelli                                6,375               6,375               0                 *
Cinco de Mayo, Ltd.                                       12,750              12,750               0                 *
Roger and Margaret Coleman                                 6,375               6,375               0                 *
Colony Partners, A California General                     12,750              12,750               0                 *
  Partnership
Robert J. Conrads                                         12,750              12,750               0                 *
Cook & CIE SA                                            102,000             102,000               0                 *
Lilia Cordero de Adame, Lilia M.A. Olvera,                12,750              12,750               0                 *
  JTWROS
Archibald Cox, Jr.                                        51,000              51,000               0                 *
Credit Lyonnais Suisse (SA)                               76,500              76,500               0                 *
David Trust                                                2,550               2,550               0                 *
DBRN Securities Inc.                                      25,500              25,500               0                 *
Elke R. de Ramirez                                         2,550               2,550               0                 *
Nathan P. Diamond                                          6,375               6,375               0                 *
Donald G. Drapkin                                         63,750              63,750               0                 *
M. Robert Dussler                                          1,275               1,275               0                 *
Eastside Investment Partners                              12,750              12,750               0                 *
Elena Edelstein and Marcus Edelstein                       6,375               6,375               0                 *
Edgewater Private Equity Fund, LP                         95,000              63,750          31,250                 *
EDN Equities                                              51,000              51,000               0                 *
Ariel Elia                                                 6,375               6,375               0                 *
Howard Ellis                                               2,550               2,550               0                 *
Etablissement Occramis                                    12,750              12,750               0                 *
Europa International, Inc.                                12,750              12,750               0                 *
Joseph A. Fabiani, M.D.                                   25,375              19,125           6,250                 *
Faisal Finance                                            51,000              51,000               0                 *
Laurence D. Fink                                          51,000              51,000               0                 *
Steven B. Fink                                             6,375               6,375               0                 *
Finterbank Zuerich                                        25,500              25,500               0                 *
Firebird Overseas, Ltd.                                   12,750              12,750               0                 *
Alan Fisher                                               11,475              11,475               0                 *
Norman J. Fisher                                          12,750              12,750               0                 *
Joseph H. Flom                                            12,750              12,750               0                 *
Hans-Wolfgang Frick                                       25,500              25,500               0                 *
James P. Frickleton and James R. Bartimus                 25,500              25,500               0                 *
Michael J. Garnick                                        50,750              38,250          12,500                 *
Marc Gelman                                               76,500              76,500               0                 *
Joseph Giamanco                                           51,000              51,000               0                 *
Richard Goldberg                                          12,750              12,750               0                 *
Harold S. Goldstein                                        6,375               6,375               0                 *
Golex Holding                                             51,000              51,000               0                 *
Ofelia Anton Gomez                                         5,100               5,100               0                 *
Michael J. Gordon                                        3,187.5             3,187.5               0                 *
Robert P. Gordon                                          12,750              12,750               0                 *
Peter Grabler                                            3,187.5             3,187.5               0                 *
Robert J. Granovsky                                       12,750              12,750               0                 *
Greenwood Partners                                        63,750              63,750               0                 *
James & Nancy Grosfeld, tenants by                        51,000              51,000               0                 *
  entireties
Peter Grossman                                             6,375               6,375               0                 *
Stuart Gruber                                             25,500              25,500               0                 *
Erez & Elyse Halevah                                      12,750              12,750               0                 *
Yonah J. Hamlet, MD Trustee FBO Yonah                      9,500               9,500               0                 *
  J. Hamlet, MD Profit Sharing Plan Dtd.
  1/1/86
Harpel Family Partnership                                 63,750              63,750               0                 *
Thomas O. Hecht                                           12,750              12,750               0                 *
Chaim Herman and Denise Herman                             2,550               2,550               0                 *
Gary Herman                                               12,750              12,750               0                 *
Jack Hirschfield                                         3,187.5             3,187.5               0                 *

                                                                                                            Percentage
                                                    Shares Owned           Amount to    Shares Owned       Owned after
Selling Securityholder (1)                     prior to Offering          be Offered  after Offering          Offering
--------------------------                     -----------------          ----------  --------------          --------
The Holding Company                                       25,500              25,500               0                 *
Jeffrey C. Hoos                                            6,375               6,375               0                 *
Irving Huber and Charlotte Huber                           6,375               6,375               0                 *
IASD Health Services Corp.                                51,000              51,000               0                 *
Mark & Rebecca Ingerman                                   12,750              12,750               0                 *
J.F. Shea Co., Inc. as Nominee 1996-21                    51,000              51,000               0                 *
Jackson Hole Investments Acquisitions,                    25,500              25,500               0                 *
  L.P.
Peter L. Jensen                                           12,750              12,750               0                 *
John Osterweis TTEE Osterweis Revocable                    6,375               6,375               0                 *
  Trust dtd 9-13-93
James D. Judd                                             15,875              12,750           3,125                 *
Hyman R. Kahn                                             25,500              25,500               0                 *
Patrick M. Kane                                            6,375               6,375               0                 *
Robert S. Kapito                                          25,500              25,500               0                 *
Donald R. Kendall, Jr.                                     7,650               7,650               0                 *
Daniel Kessel, M.D.                                       28,625              25,500           3,125                 *
Ida Kessel                                                 9,500               6,375           3,125                 *
Lawrence J. Kessel                                        28,625              25,500           3,125                 *
Keys Foundation, Curacao, Netherlands,                    25,500              25,500               0                 *
  Antilles
Robert Klein, M.D.                                        25,500              25,500               0                 *
Robert Knox                                               12,750              12,750               0                 *
Arthur or Sean Kohn                                       12,750              12,750               0                 *
Charles Koppelman                                         25,500              25,500               0                 *
Ira L. Kotel                                               8,517               8,517               0                 *
Ted Koutsoubos                                            25,500              25,500               0                 *
Michael and Nicole Kubin                                  25,500              25,500               0                 *
Vincent P. Lambriola                                       6,375               6,375               0                 *
Larich Associates                                         38,250              38,250               0                 *
Legong Investments N.V.                                  102,000             102,000               0                 *
Albert Lemer                                               6,375               6,375               0                 *
Susan Tauber Lemor                                         6,375               6,375               0                 *
Gregory Lenchner                                          16,450              10,200           6,250                 *
Gregory S. Lenchner and Donna Lenchner,                    8,925               8,925               0                 *
 Jointly
Harvey Lenchner                                            5,100               5,100               0                 *
Michael Lenchner                                           1,275               1,275               0                 *
Henry N. Lieberman                                        12,750              12,750               0                 *
Lifelines Care, Inc.                                       8,925               8,925               0                 *
Frank T. Lincoln, Jr.                                     12,750              12,750               0                 *
The Lincoln Tax Advantaged, L.P.                          25,500              25,500               0                 *
Armand A. Lindenbaum                                       6,375               6,375               0                 *
Lion Tower Corporation                                    12,750              12,750               0                 *
Beverly O. Lobell                                         12,750              12,750               0                 *
J. Jay Lobell                                             25,500              25,500               0                 *
John L. Loeb, Jr.                                          6,375               6,375               0                 *
Luxembrella - All Around Int'l                            51,000              51,000               0                 *
Herbert M. Lyman                                           8,875               6,375           2,500                 *
The M.L. Lawrence Trust                                   76,500              76,500               0                 *
Marathon Agents Profit Sharing                             6,375               6,375               0                 *
Michael P. Marcus                                         51,000              51,000               0                 *
Alfons Melohn                                             76,500              76,500               0                 *
Arden Merback                                            3,187.5             3,187.5               0                 *
Joseph Merback (2)                                         3,700               3,700               0                 *
Josef Mermelstein                                         25,500              25,500               0                 *
Albert Milstein                                           12,750              12,750               0                 *
Mary Y.Y. Mo                                               6,375               6,375               0                 *
Michael Y.Q. Mo                                            6,375               6,375               0                 *
Zhong-Liang Mo                                            12,750              12,750               0                 *
Richard Molinsky                                          12,750              12,750               0                 *

                                                                                                            Percentage
                                                    Shares Owned           Amount to    Shares Owned       Owned after
Selling Securityholder (1)                     prior to Offering          be Offered  after Offering          Offering
--------------------------                     -----------------          ----------  --------------          --------
The Monument Trust Company Limited                        25,500              25,500               0                 *
Roberto Gonzalez Moreno                                   25,500              25,500               0                 *
Alfred D. Morgan, Trust Administrator                      6,375               6,375               0                 *
  (Trustee) / Margaret Goldwater, Trustee
Robert Mosberg                                             6,375               6,375               0                 *
Eli Moshen                                               3,187.5             3,187.5               0                 *
Mova Investments Limited                                  25,500              25,500               0                 *
Arnold Mullen                                             12,750              12,750               0                 *
Arthur J. Nagle                                            6,375               6,375               0                 *
Mechie Nebenzahl                                          12,750              12,750               0                 *
P. Sherrill Neff                                           6,375               6,375               0                 *
New Jersey Wolfson Trust                                 331,500             331,500               0                 *
Kevin P. Newman                                          3,187.5             3,187.5               0                 *
Nikki Establishment For Fashion &                         12,750              12,750               0                 *
Marketing Research
Old Oly, J.V.                                             12,750              12,750               0                 *
Paul D. and Rebecca L. Ostrovsky                           6,375               6,375               0                 *
Steven N. Ostrovsky                                        6,375               6,375               0                 *
P.A.W. Offshore Fund, Ltd.                                25,500              25,500               0                 *
Palmetto Partners, Ltd.                                   38,250              38,250               0                 *
John Pappajohn                                            83,500              51,000          32,500                 *
Mark D. Pesonen                                           12,750              12,750               0                 *
Maria Pierce                                               6,375               6,375               0                 *
Porter Partners, L.P.                                     51,000              51,000               0                 *
Charles Potter                                             6,375               6,375               0                 *
Tis Prager                                                 6,375               6,375               0                 *
Privat Kredit Bank, Lugano                               153,000             153,000               0                 *
Propp & Company, Inc. (2)                                  6,525               6,525               0                 *
Abel Quezada Rueda, Mercedes P. Quezada                    3,825               3,825               0                 *
   JTWRS
Michael S. Resnick                                         6,375               6,375               0                 *
Rick Steiner Productions, Inc.                             7,650               7,650               0                 *
Todd M. Roberts                                          8,491.5             8,491.5               0                 *
Linda Gosden Robinson                                     38,250              38,250               0                 *
Rosemary Cass Ltd. Pension Plan                            5,100               5,100               0                 *
J. Philip Rosen                                           12,750              12,750               0                 *
Paul H. Rosen                                              2,550               2,550               0                 *
Ervin Rosenfeld                                           25,500              25,500               0                 *
Martine Rothblatt                                          6,375               6,375               0                 *
Jeffrey Rothenberg DDS                                     7,650               7,650               0                 *
David W.  Ruttenberg                                       6,375               6,375               0                 *
S&M Investments                                            6,375               6,375               0                 *
Leeor Sabbah                                              76,500              76,500               0                 *
M.D. Sabbah                                              127,500             127,500               0                 *
Sagres Group Ltd.                                        204,000             204,000               0                 *
Wayne Saker                                               25,500              25,500               0                 *
Scott G. Sandler                                          19,125              19,125               0                 *
Sarah Trust                                                2,550               2,550               0                 *
Savenna Consultants, Inc. (2)                              3,875               3,875               0                 *
Roy  and Marlena Schaeffer                                12,750              12,750               0                 *
Howard Schain                                             12,750              12,750               0                 *
Carl M.  Schechter                                         6,375               6,375               0                 *
Robin Schlaff                                              6,375               6,375               0                 *
Ralph Schlosstein                                         25,500              25,500               0                 *
Andrew W. Schonzeit                                        6,375               6,375               0                 *
Schwendiman Global Sector Fund L.P.                       12,750              12,750               0                 *
Scoggin Capital Management, L.P.                          38,250              38,250               0                 *
Roberto Segovia                                            5,100               5,100               0                 *
Lori Shapero                                              12,750              12,750               0                 *
Leonard P. Shaykin                                        12,750              12,750               0                 *

                                                                                                            Percentage
                                                    Shares Owned           Amount to    Shares Owned       Owned after
Selling Securityholder (1)                     prior to Offering          be Offered  after Offering          Offering
--------------------------                     -----------------          ----------  --------------          --------
The Sheila Davis Lawrence Revocable                       25,500              25,500               0                 *
  Trust
L. Kevin Sheridan, Jr.                                   6,816.5             6,816.5               0                 *
Martin Sirotkin                                           15,875              12,750           3,125                 *
Bruce Slovin                                              63,750              63,750               0                 *
South Ferry #2, L.P.                                     292,500             292,500               0                 *
Aaron Speisman                                             6,375               6,375               0                 *
Aaron Speisman custodian for Jennifer                      6,375               6,375               0                 *
  Speisman
Aaron Speisman custodian for Joshua                        6,375               6,375               0                 *
  Speisman
William M. Spencer III                                    25,500              25,500               0                 *
Neil and Laurie Spindel                                   12,750              12,750               0                 *
John L. Steffens                                          25,500              25,500               0                 *
Dr. Edward L. Steinberg                                    6,375               6,375               0                 *
Catherine Steinmann                                        6,375               6,375               0                 *
Gabriel Steinmann                                          6,375               6,375               0                 *
Jennifer Steinmann                                         6,375               6,375               0                 *
Joshua Steinmann                                           6,375               6,375               0                 *
Gary J. Strauss                                           12,750              12,750               0                 *
Stome Partners, L.P.                                     255,000             255,000               0                 *
Kaveh Taleghani                                            6,375               6,375               0                 *
Hindy H. Taub                                              6,375               6,375               0                 *
Herman Tauber                                             38,000              38,000               0                 *
Myron M. Teitelbaum, M.D.                                 15,750              15,750               0                 *
Termtec, Ltd.                                             12,750              12,750               0                 *
Patricia & Erich Theissen                                  2,550               2,550               0                 *
Mitchell Troyetsky                                         6,375               6,375               0                 *
Thomas R. Ulie (2)                                        13,500              13,500               0                 *
Joseph A. Umbach                                          12,750              12,750               0                 *
United Congregations Mesora                               25,500              25,500               0                 *
Dan Valahu                                                 6,375               6,375               0                 *
Valor Capital Management, L.P.                            12,750              12,750               0                 *
William J. Vanden Heuvel                                   6,250               6,250               0                 *
Andre Visser (2)                                          27,000              27,000               0                 *
Vivaldi, Ltd.                                             51,000              51,000               0                 *
W & P Bank & Trust Company Ltd.                           51,000              51,000               0                 *
Allan Warshawsky                                           6,375               6,375               0                 *
Michael Weiner, M.D.                                       2,550               2,550               0                 *
Mark E. Weiss                                              6,375               6,375               0                 *
The M and B Weiss Family Limited                          51,000              51,000               0                 *
  Partnership of 1996
Robert J. Whetten                                         25,500              25,500               0                 *
Whitcome Family Trust                                     25,500              25,500               0                 *
Tim Winans                                                 6,375               6,375               0                 *
Wisdom Tree Associates, LP                                38,250              38,250               0                 *
Alan Wise/Teri Wise, Jointly                               6,375               6,375               0                 *
Andrew B. Woldow                                           6,375               6,375               0                 *
James D. Wolfensohn                                       25,000              25,000               0                 *
Aaron Wolfson                                             25,500              25,500               0                 *
Abraham Wolfson                                           25,500              25,500               0                 *
Wolfson Descendents' 1983 Trust                          127,500             127,500               0                 *
Worldwide Consultants and Finance Ltd.                    25,500              25,500               0                 *
Peter Young                                              4,666.5             4,666.5               0                 *
Richard A. Young                                           6,375               6,375               0                 *
Robert J. Young                                            6,375               6,375               0                 *
Zapco Holdings Settlement                                  6,375               6,375               0                 *
Uzi Zucker                                                12,750              12,750               0                 *
TOTAL                                                  6,887,174           6,780,299         106,875             1.11%

-------
*   Represents less than 1.0 %.

(1) Unless otherwise indicated, includes all shares of Common Stock issuable upon conversion of the Series B Preferred Stock at the initial conversion rate of $2.00 per share. See "Description of Securities--Series B Preferred Stock."

(2) Includes Common Stock issuable upon conversion of the shares of Series B Preferred Stock issuable upon exercise of the Series B Placement Warrants.

Each Selling Securityholder may, but is not required to, sell all of the shares of Common Stock shown in the column entitled "Amount of Shares to be Offered" subject, in certain instances, to lock-up provisions. See "Description of Securities -- Lock-Up Agreements." The Selling Securityholders and any broker-dealers that act in connection with the sale of the Common Stock as principals may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of such securities as principals might be deemed to be underwriting discounts and commissions under the Act. The Selling Securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of such securities certain liabilities, including liabilities arising under the Securities Act. The Company will not receive any proceeds from the sales of the Common Stock by the Selling Securityholders, although the Company may receive proceeds from the exercise of the Placement Warrants. Sales of the shares of Common Stock by the Selling Securityholders, or even the potential sale of such shares, may have an adverse effect on the market price of the Common Stock.

At the time a particular offer for Common Stock is made, as herein contemplated, by or on behalf of the Selling Securityholder, to the extent required, a Prospectus will be distributed by the Selling Securityholder which will set forth the number of shares of Common Stock being offered and the terms of the Offering, including the name or names of any underwriters, dealers or agents, if any, and to the extent that an underwriter is involved, the purchase price paid by any underwriter for shares purchased from the Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Except as noted below, none of the Selling Securityholders named in the preceding table has had any position, office or other material relationship with the Company or any of its affiliates within the past three years. The Aries Domestic Fund, L.P. and The Aries Fund, A Cayman Island Trust are private investment funds managed by Dr. Lindsay A. Rosenwald, a substantial shareholder and former director of the Company and the sole owner of Paramount. See "Certain Transactions."

                        SHARES ELIGIBLE FOR FUTURE SALES

Upon completion of the Offering, the Company will have 11,634,274 shares of Common Stock outstanding or issuable upon the conversion of the Series B Preferred Stock, the exercise of all outstanding or issuable options and warrants as of the date of this prospectus. Of these shares, the 6,780,299 shares registered in the Offering will be freely tradeable without restriction or further registration under the Securities Act, except that (i) any shares purchase by "affiliates" of the Company, as the term is defined under the Securities Act ("Affiliates"), may generally only be sold in compliance with the limitations of Rule 144 described below and (ii) that such registered shares may be subject to certain lock-up provisions discussed below. In addition, the Company believes that the approximately 1,150,843 shares of Common Stock may be eligible for sale without restriction or further registration under the Securities Act, subject to certain requirements. See "Risk Factors-- Potential Adverse Effect of Shares Eligible For Future Sales." The Company has a Stock Option Plan under which 437,500 shares of Common Stock have been reserved for issuance, and has also reserved 623,872 shares of Common Stock for issuance pursuant to the employment arrangements among the Company and Dr. Jonas, Mr. Tousley, Dr. Yankee and two other non-executive employees.

SALES OF RESTRICTED SHARES

The Company believes that 2,152,653 shares of Common Stock are "restricted securities" and under certain circumstances may, in the future, be sold in compliance with Rule 144 under the Securities Act, unless they are held by "affiliates" of the Company (as that term is used under the Securities Act). Assuming the availability of Rule 144, the Company believes that of the 2,152,653 "restricted" shares of Common Stock, approximately 1,150,843 shares of Common Stock is eligible for sale and an additional (i) approximately 567,420 shares of Common Stock will be eligible for sale in 1997 and (ii) approximately 1,132,545 shares of Common Stock will be eligible in 1998, in each case pursuant to Rule 144, so long as there is adequate current public information with respect to the Company as contemplated by Rule 144, as well as, certain volume limitations and manner of sale requirements imposed by Rule 144.


In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who beneficially owned restricted shares of Common Stock for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of one percent of the total number of outstanding shares of the same class, or the average weekly trading volume of the Common Stock on the Nasdaq SmallCap Market during the four calendar weeks immediately preceding the sale. A person who presently is not and who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned the shares of Common Stock for at least two years is entitled to sell such shares under Rule 144(k) without regard to the volume limitations described above. Certain shares eligible for sale under Rule 144 remain subject to certain lock-up restrictions. See "Lock-Up Agreements."

Prior to the Offering, there has been only a limited public market for the Common Stock on the OTC Bulletin Board, and no predictions can be made of the effect, if any, that the sale or availability for sale of restricted shares or locked-up shares will have on the market price of the Common Stock on any market upon which the Common Stock shall be listed. Nevertheless, sales of substantial amounts of such shares in the public market, or the perception that such sales could occur, could adversely affect the market price of the Common Stock and could impair the Company's future ability to raise capital through an offering of its equity securities.

For a description of the Company's outstanding warrants and options, see "Description of Securities--1992 Stock Option Plan," "Other Options," and "Warrants."

                              PLAN OF DISTRIBUTION

A total of 6,780,299 shares of Common Stock are being directly offered for sale by the Selling Securityholders to the public. The Selling Securityholders may, but are not required to, sell, directly or through brokers, the shares of Common Stock in negotiated transactions or in one or more transactions in the market at the price prevailing at the time of sale. (Certain of the shares of Common Stock may be subject to lock-up agreements. See "Description of Securities--Lock-Up Agreements"). In connection with such sales, the Selling Securityholders and any participating broker may be deemed to be "underwriters" of the shares of Common Stock within the meaning of the Securities Act, although the offering of these securities will not be underwritten by a broker-dealer firm. Sales in the market may be made to broker-dealers making a market in the Common Stock or other broker-dealers, and such broker-dealer, upon their resale of such securities, may be deemed to be "Selling Securityholders" in this offering. The Company will not receive any of the proceeds from the sale of the Common Stock by the Selling Securityholders. Pursuant to the terms under which the Preferred Stock and Placement Warrants were issued and sold, the Company has agreed to indemnify the Selling Securityholders against such liabilities as they may incur as a result of any untrue statement of a material fact in the Registration Statement of which this Prospectus forms a part, or any omission herein or therein to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. Such indemnification includes liabilities that the Selling Securityholders may incur under the Securities Act.

The Company will bear all costs and expenses of the registration under the Securities Act and certain state securities laws of the Common Stock and any discounts or commissions payable with respect to sales of such securities.

From time to time, this Prospectus will be supplemented and amended as required by the Securities Act. During any time when a supplement or amendment is so required, after notice from the Company, the Selling Securityholders are required to cease sales until the Prospectus has been supplemented or amended.

The Selling Securityholders have advised the Company that they may sell, directly or through brokers, all or a portion of the securities offered hereby in negotiated transactions or in one or more transactions in the market at the price prevailing at the time of sale. In connection with such sales, the Selling Securityholders and any participating broker may be deemed to be "underwriters" of the Common Stock within the meaning of the Securities Act of 1933. It is anticipated that usual and customary brokerage fees will be paid by the Selling Securityholders in all open market transactions. The Company will pay all other expenses of this Offering.

The Company will advise the Selling Securityholders that no NASD member participating in the offering of the shares of Common Stock being offered hereby by the Selling Securityholders may receive compensation in excess of 8% of the proceeds of the sale of such shares. In addition, the terms and arrangements of any underwritten offering must be filed with the NASD for its review pursuant to
Section 2710 of the NASD's Corporate Financing Rules.

The Company will inform the Selling Securityholders that the anti-manipulation provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to the sales of their shares offered hereby. The Company will advise the Selling Securityholders of the requirement for delivery of this Prospectus in connection with any sale of the Common Stock offered hereby.

Certain Selling Securityholders may from time to time purchase shares of Common Stock in the open market. These Selling Securityholders have been notified that they should not commence any distribution of Common Stock unless they have terminated their purchasing and bidding for Common Stock in the open market as provided in applicable securities regulations, including, without limitation, Regulation M.

                                     EXPERTS

The financial statements of AVAX Technologies, Inc. (formerly Walden Laboratories, Inc.), at December 31, 1996 and for the years ended December 31, 1995 and 1996, appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                  LEGAL COUNSEL

Legal matters relating to the Offering will be passed upon for the Company by Roberts, Sheridan & Kotel, a Professional Corporation, New York, New York, counsel to the Company. Members of such firm beneficially own an aggregate of 25,500 shares of Common Stock assuming the conversion of all shares of Series B Preferred Stock owned by them at the Initial Conversion Price. All of such shares of Common Stock owned directly or issuable upon conversion of shares of Series B Preferred Stock are included in this Registration Statement.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                              Financial Statements

                 Years ended December 31, 1995 and 1996 and the
             three months ended March 31, 1996 and 1997 (Unaudited)
                    and for the period from January 12, 1990
                  (Incorporation) to March 31, 1997 (Unaudited)

                                    Contents

Report of Independent Auditors..............................................F-1

Financial Statements

Balance Sheet as of December 31, 1996 and March 31, 1997 (Unaudited)........F-2

Statements of Operations for the years ended December 31, 1995 and 1996; for the three months ended March 31, 1996 and 1997
   (Unaudited); and for the period from January 12, 1990
   (incorporation) to March 31, 1997 (Unaudited)............................F-3

Statements of Stockholders' Equity (Deficit) for the years ended
   December 31, 1995 and 1996; for the three months ended March
   31, 1997 (Unaudited); and for the period from January 12, 1990
   (incorporation) to March 31, 1997 (Unaudited)............................F-4

Statements of Cash Flows for the years ended December 31, 1995 and 1996; for the three months ended March 31, 1996 and 1997
   (Unaudited); and for the period from January 12, 1990
   (incorporation) to March 31, 1997 (Unaudited)............................F-6

Notes to Financial Statements...............................................F-8

                         Report of Independent Auditors

The Board of Directors and Stockholders
AVAX Technologies, Inc.


We have audited the accompanying balance sheet of AVAX Technologies, Inc. (formerly Walden Laboratories, Inc.) (a development stage company) as of December 31, 1996, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 1995 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AVAX Technologies, Inc. (formerly Walden Laboratories, Inc.) at December 31, 1996, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1996, in conformity with generally accepted accounting principles.

                                        Ernst & Young LLP

Kansas City, Missouri
January 29, 1997, except for Note 1
  as to which the date is May 7, 1997

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)
                                 Balance Sheets

                                                                         December 31,     March 31,
                                                                             1996           1997
                                                                         ------------   ------------
                                                                                         (Unaudited)
Assets
Current assets:
   Cash and cash equivalents                                             $ 13,832,179   $ 10,887,207
   Marketable securities                                                    6,134,853      8,171,784
   Common stock receivable from a related party (Note 2)                    2,249,459      1,089,307
   Prepaid expenses and other current assets                                   61,285         85,804
                                                                         ---------------------------
Total current assets                                                       22,277,776     20,234,102

Furniture and equipment, at cost                                               45,777         59,605
   Less accumulated depreciation                                                2,007          4,410
                                                                         ---------------------------
Net furniture and equipment                                                    43,770         55,195
                                                                         ---------------------------
Total assets                                                             $ 22,321,546   $ 20,289,297
                                                                         ===========================
Liabilities and stockholders' equity Current liabilities:
   Accounts payable and accrued liabilities (Note 5)                     $    277,677   $    318,911
   Amount payable to preferred stockholders' (Note 2)                       2,156,106      1,044,101
   Amount payable to Former Officer (Note 2)                                   93,353         45,206
                                                                         ---------------------------
Total current liabilities                                                   2,527,136      1,408,218

Commitments and contingencies (Note 5)
Stockholders' equity (Notes 1, 2, 3, 4, 7, 8 and 9):
   Preferred Stock, $.01 par value:
     Authorized shares - 5,000,000, including Series B -
        300,000 shares
     Series B convertible preferred stock:
        Issued and outstanding shares - 259,198 (liquidation preference         2,592          2,592
          $ 34,991,730)
   Common stock, $.004 par value:
     Authorized shares - 50,000,000
     Issued and outstanding shares - 3,111,158                                 12,445         12,445
   Additional paid-in capital                                              24,002,882     24,002,882
   Subscription receivable                                                     (4,026)        (4,026)
   Deferred Compensation                                                     (963,424)      (896,149)
   Unrealized loss on marketable securities                                    (2,037)       (20,478)
   Deficit accumulated during the development stage                        (3,254,022)    (4,216,187)
                                                                         ---------------------------
Total stockholders' equity                                                 19,794,410     18,881,079
                                                                         ===========================
Total liabilities and stockholders' equity                               $ 22,321,546   $ 20,289,297
                                                                         ===========================

See accompanying notes

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)
                            Statements of Operations

                                                                                                            Period from
                                                                                                         January 12, 1990
                                             Year ended                      Three months ended         (Incorporation) To
                                             December 31                          March 31,                  March 31,
                                       1995              1996              1996              1997              1997)
                                    --------------------------------------------------------------------------------------
                                                                        (Unaudited)       (Unaudited)       (Unaudited)
Gain from sale of the Product
   (Note 2)                         $ 1,951,000       $      --         $      --         $      --         $ 1,951,000

Costs and expenses:
   Research and development             126,957           738,991            82,774           379,769         2,732,078
   Marketing and selling                   --                --                --                --             543,646
   General and administrative           302,800         1,253,395            76,021           822,513         3,660,649
                                    -----------------------------------------------------------------------------------
Total operating income (loss)
                                      1,521,243        (1,992,386)         (158,795)       (1,202,282)       (4,985,373)
Other income (expense):
   Interest income                         --             819,324            75,488           279,965         1,158,958
   Interest expense                     (96,962)         (353,867)         (104,057)          (39,848)         (535,540)
   Other, net                           (43,710)           (9,913)           (1,503)             --             145,768
                                    -----------------------------------------------------------------------------------
Total other income (expense)           (140,672)          455,544           (30,072)          240,117           769,186
                                    -----------------------------------------------------------------------------------
Net income (loss)                     1,380,571        (1,536,842)         (188,867)         (962,165)       (4,216,187)
Amount payable for liquidation
   preference                          (738,289)       (1,131,744)             --                --          (1,870,033)
                                    -----------------------------------------------------------------------------------
Net income (loss) attributable
   to common stockholders           $   642,282       $(2,668,586)      $  (188,867)      $  (962,165)      $(6,086,220)
                                    ===================================================================================
Net income (loss) per common
   share                            $       .19       $      (.84)      $      (.06)      $      (.28)
                                    =================================================================
Weighted average number of
   shares outstanding                 3,388,316         3,185,204         2,949,068         3,382,500
                                    =================================================================

See accompanying notes.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                  Statements of Stockholders' Equity (Deficit)


                                           Series A                   Series B
                                          Convertible                Convertible
                                       Preferred Stocks            Preferred Stock                  Common Stock
                                   -----------------------------------------------------------------------------------
                                    Shares         Amount       Shares         Amount          Shares          Amount
                                   -----------------------------------------------------------------------------------
Issuance of common stock for
  services in January 1990              --        $  --             --        $    --           582,500       $  2,330

Net loss                                --           --             --             --              --             --
                                   -----------------------------------------------------------------------------------
Balance at December 31, 1990            --           --             --             --           582,500          2,330

Issuance of common stock for
  services in August 1991               --           --             --             --           230,000            920

Net loss                                --           --             --             --              --             --
                                   -----------------------------------------------------------------------------------
Balance at December 31, 1991            --           --             --             --           812,500          3,250

Conversion of note payable
  to related party to common
  stock in June 1992                    --           --             --             --            22,913             92

Issuance of common stock for
  services in May and June 1992         --           --             --             --           264,185          1,056

Issuance of Series A
  convertible preferred stock,
  net of issuance cost in June,
  July and September 1992          1,287,500       12,875           --             --              --             --

Net loss                                --           --             --             --              --             --
                                   -----------------------------------------------------------------------------------
Balance at December 31, 1992       1,287,500       12,875           --             --         1,099,598          4,398

Issuance of common stock
  for services in July
  and November 1993                     --           --             --             --             8,717             35

Net loss                                --           --             --             --              --             --
                                   -----------------------------------------------------------------------------------
Balances at December 31, 1993      1,287,500       12,875           --             --         1,108,315          4,433

Issuance of common stock for
  services in July 1994                 --           --             --             --             3,750             15

Net loss                                --           --             --             --              --             --
                                   -----------------------------------------------------------------------------------
Balances at December 31, 1994      1,287,500       12,875           --             --         1,112,065          4,448

Common stock returned
  and canceled in April
  and May 1995                          --           --             --             --          (307,948)        (1,232)

Shares issued in September
  and November 1995                     --           --             --             --         1,777,218          7,109

Amount payable for
  liquidation preference                --           --             --             --              --             --

Net income                              --           --             --             --              --             --
                                   -----------------------------------------------------------------------------------
Balances at December 31, 1995      1,287,500       12,875           --             --         2,581,335         10,325

                                                                                                        Deficit
                                                                                      Unrealized      Accumulated          Total
                                    Additional                                         Loss on         During the      Stockholders'
                                     Paid-In      Subscription       Deferred         Marketable       Development        Equity
                                     Capital       Receivable      Compensation       Securities          Stage          (Deficit)
                                   ------------------------------------------------------------------------------------------------
Issuance of common stock for
  services in January 1990         $       920       $  --         $       --        $       --        $      --        $     3,250

Net loss                                  --            --                 --                --               (889)            (889)
                                   ------------------------------------------------------------------------------------------------
Balance at December 31, 1990               920          --                 --                --               (889)           2,361

Issuance of common stock for
  services in August 1991                5,830          --                 --                --               --              6,750

Net loss                                  --            --                 --                --            (97,804)         (97,804)
                                   ------------------------------------------------------------------------------------------------
Balance at December 31, 1991             6,750          --                 --                --            (98,693)         (88,693)

Conversion of note payable
  to related party to common
  stock in June 1992                   160,465          --                 --                --               --            160,557

Issuance of common stock for
  services in May and June 1992          6,444          --                 --                --               --              7,500

Issuance of Series A
  convertible preferred stock,
  net of issuance cost in June,
  July and September 1992            2,258,837          --                 --                --               --          2,271,712

Net loss                                  --            --                 --                --           (607,683)        (607,683)
                                   ------------------------------------------------------------------------------------------------
Balance at December 31, 1992         2,432,496          --                 --                --           (706,376)       1,743,393

Issuance of common stock
  for services in July
  and November 1993                     24,965          --                 --                --               --             25,000

Net loss                                  --            --                 --                --         (1,610,154)      (1,610,154)
                                   ------------------------------------------------------------------------------------------------
Balances at December 31, 1993        2,457,461          --                 --                --         (2,316,530)         158,239

Issuance of common stock for
  services in July 1994                  4,485          --                 --                --               --              4,500

Net loss                                  --            --                 --                --           (781,221)        (781,221)
                                   ------------------------------------------------------------------------------------------------
Balances at December 31, 1994        2,461,946          --                 --                --         (3,097,751)        (618,482)

Common stock returned
  and canceled in April
  and May 1995                            --            --                 --                --               --             (1,232)

Shares issued in September
  and November 1995                       --          (7,109)              --                --               --               --

Amount payable for
  liquidation preference              (738,289)         --                 --                --               --           (738,289)

Net income                                --            --                 --                --          1,380,571        1,380,571
                                   ------------------------------------------------------------------------------------------------
Balances at December 31, 1995        1,723,657        (7,109)              --                --         (1,717,180)          22,568

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

            Statements of Stockholders' Equity (Deficit) (Continued)


                                           Series A                     Series B
                                          Convertible                  Convertible
                                       Preferred Stocks              Preferred Stock                Common Stock
                                   -----------------------------------------------------------------------------------
                                    Shares         Amount          Shares        Amount        Shares          Amount
                                  ------------------------------------------------------------------------------------
Repurchase of common
  stock in March 1996                                                 --         $ --            (77,901)      $  (312)
                                                                                                    --            --
Payment of subscription
  receivable                            --            --              --           --               --            --

Conversion of Series A
  preferred in June 1996          (1,287,500)      (12,875)           --           --            321,875         1,288

Issuance of common stock
  and Series B preferred
  stock in a private placement
  in May and June 1996                  --            --           258,198        2,582          129,099           516

Issuance of common stock and
  Series B preferred stock for
  services in June 1996                 --            --             1,000           10              500             2

Exercise of warrants in June
  and July 1996                         --            --              --           --            156,250           626

Amount payable for
  liquidation preference                --            --              --           --               --            --

Compensation related to
  stock options granted in
  May and September 1996                --            --              --           --               --            --

Amortization of deferred
  compensation                          --            --              --           --               --            --

Unrealized Loss on
  Marketable Securities                 --            --              --           --               --            --

Net loss                                --            --              --           --               --            --
                                  ------------------------------------------------------------------------------------
Balance at December 31, 1996            --            --           259,198        2,592        3,111,158        12,445

Unrealized Loss on
  Marketable Securities                 --            --              --           --               --            --

Amortization of deferred
  compensation                          --            --              --           --               --            --

Net loss                                --            --              --           --               --            --
                                  ------------------------------------------------------------------------------------
Balance at March 31,
  1997 (Unaudited)                      --            --           259,198        2,592        3,111,158        12,445
                                  ====================================================================================
                                                                                                   Deficit
                                                                                   Unrealized    Accumulated          Total
                                    Additional                                      Loss on       During the      Stockholders'
                                     Paid-In      Subscription      Deferred       Marketable     Development        Equity
                                     Capital       Receivable     Compensation     Securities        Stage          (Deficit)
                                   ------------------------------------------------------------------------------------------------
Repurchase of common
  stock in March 1996                    --         $   312       $     --         $  --         $     --          $     --

Payment of subscription
  receivable                             --           2,771             --            --               --               2,771

Conversion of Series A
  preferred in June 1996               11,587          --               --            --               --                --

Issuance of common stock
  and Series B preferred
  stock in a private placement
  in May and June 1996             22,217,397          --               --            --               --          22,220,495

Issuance of common stock and
  Series B preferred stock for
  services in June 1996                99,988          --               --            --               --             100,000

Exercise of warrants in June
  and July 1996                         5,624          --               --                             --               6,250

Amount payable for
  liquidation preference           (1,131,744)         --               --                             --          (1,131,744)

Compensation related to
  stock options granted in
  May and September 1996            1,076,373          --         (1,076,373)                          --                --

Amortization of deferred
  compensation                           --            --            112,949                           --             112,949

Unrealized Loss on
  Marketable Securities                  --            --               --          (2,037)            --              (2,037)

Net loss                                 --            --               --            --         (1,536,842)       (1,536,842)
                                  -------------------------------------------------------------------------------------------
Balance at December 31, 1996       24,002,882        (4,026)        (963,424)       (2,037)      (3,254,022)       19,794,410

Unrealized Loss on
  Marketable Securities                  --            --               --         (18,441)            --             (18,441)

Amortization of deferred
  compensation                           --            --             67,275                           --              67,275

Net loss                                 --            --               --            --           (962,165)         (962,165)
                                  -------------------------------------------------------------------------------------------
Balance at March 31,
  1997 (Unaudited)                 24,002,882        (4,026)        (896,149)      (20,478)      (4,216,187)       18,881,079
                                  ===========================================================================================

See accompanying notes.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)
                            Statements of Cash Flows
                                   Period from

                                                                                                                    January 12, 1990
                                                                                                                     (Incorporation)
                                                                                                                           To
                                           Year ended December 31,               Three months ended March 31,           March 31,
                                           1995                1996                1996                1997              1997
                                        -----------------------------------------------------------------------------------------
                                                                                (Unaudited)         (Unaudited)       (Unaudited)
Operating activities

Net income (loss)                       $ 1,380,571         $(1,536,842)        $  (188,867)        $  (962,165)      $(4,216,187)

Adjustments to reconcile net
   income (loss) to net cash
   used in operating
   activities:
     Depreciation and
       amortization                          44,942             164,865              13,063              69,678           299,940

     Gain from sale of the
       Product                           (1,951,000)               --                  --                  --          (1,951,000)

     Gain on sale of
       intellectual property                   (787)               --                  --                  --                (787)

     Accretion of interest on
       common stock receivable                 --              (298,459)            (75,488)            (39,848)         (338,307)

     Accretion of  interest
       on amount payable to
       preferred stockholders
       and Former Officer                      --               298,459              75,488              39,848           338,307

     Loss on sale or
       abandonment of
       furniture and equipment                 --                 8,156                --                  --              37,387

     Issuance of common stock
       for services                            --               100,000                --                  --              47,000

     Changes in operating assets
       and liabilities:

         Prepaid expenses and
           other current assets                --               (61,285)               --               (24,519)          (85,804)

         Accounts payable and
           accrued liabilities              231,756               2,933              35,794              41,234           318,910

         Amount payable to
           Former Officer                    80,522                --                  --                  --              80,522
                                        -----------------------------------------------------------------------------------------
Net cash used in operations                (213,996)         (1,322,173)           (140,010)           (875,772)       (5,370,019)

Investing activities

Purchase of marketable
   securities and short-term
   investments                                 --            (6,136,890)               --            (2,055,372)         (979,582)

Proceeds from sale of
   short-term investments                      --                  --                  --                  --             979,582

Purchases of furniture and
   equipment                                   --               (45,777)               --               (13,828)         (112,765)

Proceeds from sale of
   furniture and equipment                     --                  --                  --                  --               4,600

Organization costs incurred                    --                  --                  --                  --              (1,358)
                                        -----------------------------------------------------------------------------------------
Net cash used in investing
   activities                                  --            (6,182,667)               --            (2,069,200)         (109,523)

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)
                      Statements of Cash Flows (Continued)

                                                                                                               Period from
                                                                                                             January 12, 1990
                                                                                                             (Incorporation)
                                      Year ended December 31,            Three months ended March 31,         To March 31,
                                      1995               1996               1996               1997               1997
                                  --------------------------------------------------------------------------------------------
                                                                         (Unaudited)      (Unaudited)          (Unaudited)
Financing activities

Proceeds from issuance of
   notes payable to related
   party                          $       --         $       --         $       --         $       --         $    957,557

Principal payments on notes
   payable to related party               --             (207,000)              --                 --             (797,000)

Proceeds from loans payable            600,000            400,000            400,000               --            1,389,000

Principal payments on loans
   payable                            (339,000)        (1,050,000)          (200,000)              --           (1,389,000)

Financing costs incurred               (54,000)           (36,000)           (36,000)              --              (90,000)

Payments received on
   subscription receivable                --                2,771               --                 --                  208

Proceeds received from
   exercise of stock
   warrants                               --                6,250               --                 --                6,250

Net proceeds received from
   issuance of preferred
   and common stock                       --           22,220,495               --                 --           24,615,041
                                  ----------------------------------------------------------------------------------------
Net cash provided by
   financing activities                207,000         21,336,516            164,000               --           24,692,056
                                  ----------------------------------------------------------------------------------------
Net (decrease) increase in
   cash and cash equivalents            (6,996)        13,831,676             23,990         (2,944,972)        20,571,043

Cash and cash equivalents
   at beginning of period                7,499                503                503         13,832,179               --
                                  ----------------------------------------------------------------------------------------
Cash and cash equivalents
   at end of period               $        503       $ 13,832,179       $     24,493       $ 10,887,207       $ 20,571,043
                                  ========================================================================================

Supplemental Disclosure of
Cash Flow Information:
Interest paid                     $      8,338       $    157,721       $     27,608       $       --         $    197,072
                                  ========================================================================================

See accompanying notes

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                          Notes to Financial Statements

    (Unaudited with respect to the three months ended March 31, 1996 and 1997 and for the period from January 12, 1990 (incorporation) to March 31, 1997)

1. Description of Business and Significant Accounting Policies

Description of Business

AVAX Technologies, Inc. (formerly Walden Laboratories, Inc.) (the Company) is a development stage biopharmaceutical company. The Company changed its name to AVAX Technologies, Inc. effective March 26, 1996.

In November 1995, the Company sold its leading product under development, an over-the-counter nutritional, dietary, medicinal and/or elixorative food supplement or drug and all of the related patents and other intellectual property (the Product) (see Note 2).

Also in November 1995, the Company entered into a license agreement with the Thomas Jefferson University (TJU) to develop, commercially manufacture and sell products embodying immunotherapeutic vaccines for the treatment of malignant melanoma and other carcinomas (the Invention) (see Note 3).

In December 1996, the Company entered into a license agreement with Rutgers University (Rutgers) to develop, commercially manufacture and sell products embodying a series of compounds for the treatment of cancer and infectious diseases (the Rutgers Compounds) (see Note 3).

In February 1997, the Company entered into a license agreement with Texas A&M to develop, commercially manufacture and sell products embodying a series of compounds for the treatment of cancer (The Texas A&M Compounds) (see Note 3).

The Company's business is subject to significant risks consistent with biotechnology companies that are developing products for human therapeutic use. These risks include, but are not limited to, uncertainties regarding research and development, access to capital, obtaining and enforcing patents, receiving regulatory approval, and competition with other biotechnology and pharmaceutical companies. The Company plans to continue to finance its operations with a combination of equity and debt financing and, in the longer term, revenues from product sales, if any. However, there can be no assurance that it will successfully develop any product or, if it does, that the product will generate any or sufficient revenues.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                          Notes to Financial Statements

    (Unaudited with respect to the three months ended March 31, 1996 and 1997 and for the period from January 12, 1990 (incorporation) to March 31, 1997)

1. Description of Business and Significant Accounting Policies (continued)

Interim Financial Statements

The interim financial statements at March 31, 1997 and for the three months ended March 31, 1996 and 1997 and for the period from January 12, 1990 (incorporation) to March 31, 1997 are unaudited; however, in the opinion of management, all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation have been included. Results of interim periods are not necessarily indicative of results to be expected for the entire year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid financial instruments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 1996, substantially all cash and cash equivalents were held in one financial institution.

Marketable Securities

Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost, adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization and interest on securities classified as held-to-maturity are included in interest income.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                          Notes to Financial Statements

    (Unaudited with respect to the three months ended March 31, 1996 and 1997 and for the period from January 12, 1990 (incorporation) to March 31, 1997)

1. Description of Business and Significant Accounting Policies (continued)

Equity securities are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in a separate component of stockholders' equity. Interest and dividends on securities classified as available-for-sale are included in interest income.

The following is a summary of marketable securities at December 31, 1996 and March 31, 1997:

                                                                          Unrealized         Estimated
             Description of Securities                      Cost             Loss            Fair Value
-----------------------------------------------------------------------------------------------------------
December 31, 1996
Held-to-maturity debt securities:
    Commercial Paper                                     $     --          $     --         $      --
    U.S. Treasury securities                              2,126,462              --           2,126,462
    Other U.S. government securities                      2,000,000              --           2,000,000
                                                   --------------------------------------------------------
                                                          4,126,462              --           4,126,462
Available-for-sale:
    Equity securities                                     2,010,428          (2,037)          2,008,391
                                                   --------------------------------------------------------
Balance at December 31, 1996                             $6,136,890        $ (2,037)        $ 6,134,853
                                                   ========================================================

March 31, 1997 (Unaudited)
Held-to-maturity debt securities:
    Commercial Paper                                     $2,000,000        $     --         $2,000,000
    U.S. Treasury securities                              2,154,127              --          2,154,127
    Other U.S. government securities                      2,000,000              --          2,000,000
                                                   --------------------------------------------------------
                                                          6,154,127              --          6,154,127
Available-for-sale:
    Equity securities                                     2,038,135         (20,478)          2,017,657
                                                   --------------------------------------------------------
Balance at March 31, 1997 (Unaudited)                    $8,192,262        $(20,478)        $ 8,171,784
                                                   ========================================================

The Company's debt securities all mature in 1997.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                          Notes to Financial Statements

    (Unaudited with respect to the three months ended March 31, 1996 and 1997 and for the period from January 12, 1990 (incorporation) to March 31, 1997)

1. Description of Business and Significant Accounting Policies (continued)

Depreciation

Depreciation is computed using the straight-line method over the estimated useful lives of the furniture and equipment, which range from three to 10 years.

Research and Development Costs

Research and development costs, including payments related to patents and license agreements, are expensed when incurred.

Deferred Costs

Financing costs are deferred and amortized over the period of the related debt.

Share Information

Prior to the first closing of a private placement on May 15, 1996 (see Note 4), the Company effected a 1-for-2 reverse stock split of the Company's common stock. Pursuant to an amendment to the Company's Certificate of Incorporation dated May 7, 1997, a second 1-for-2 reverse split of the Company's common stock will be effected as of the close of business on May 13, 1997. All outstanding share and per share amounts included in the accompanying financial statements have been adjusted to reflect both 1-for-2 reverse stock splits.

Net Income (Loss) Per Share

Net income (loss) per share is based on net income (loss) divided by weighted average number of shares of common stock outstanding during the respective periods, retroactively adjusted to reflect the reverse stock split. The weighted average number of common shares outstanding have been calculated in accordance with Staff Accounting Bulletin 83 (SAB 83) of the Securities and Exchange Commission. SAB 83 requires that shares of common stock, warrants and options issued one-year prior to the initial filing of a registration statement relating to an initial public offering at amounts below the public

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                          Notes to Financial Statements

    (Unaudited with respect to the three months ended March 31, 1996 and 1997 and for the period from January 12, 1990 (incorporation) to March 31, 1997)

1. Description of Business and Significant Accounting Policies (continued)

offering price be considered outstanding for all periods presented in the Company's registration statement. For purposes of calculating the net income
(loss) per share, the private placement of Series B convertible preferred stock (see Note 4) has been considered to be the equivalent of an initial public offering, and the initial public offering price was determined to be $3.92 per share by assuming that the preferred stock issued was immediately converted into common stock. Series A convertible preferred stock, actually converted in June 1996, was included in the calculation of the weighted average number of shares for the year ended December 31, 1995, as if converted.

The weighted average shares used in calculating supplementary net income (loss) per share include the conversion of Series A preferred stock and the estimated number of shares assumed to be sold by the Company (320,663.5 shares at $3.92 per share) to repay certain debt of $1,257,000. Net income (loss) per share would have been $(.72) for the year ended December 31, 1996 and $(.04) and $(.26) for the three months ended March 31, 1996 and 1997, respectively, if the said shares had been converted/issued at the beginning of the respective periods.

Stock-Based Compensation

In October 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123). SFAS 123 is effective for fiscal years beginning after December 31, 1995 and prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations, with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company has elected to continue to account for its stock-based compensation plans in accordance with the provisions of APB 25. Net income
(loss) and related per share amounts determined in accordance with the provisions of SFAS 123 would not materially differ from amounts reported on the accompanying statements of operations.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                          Notes to Financial Statements

    (Unaudited with respect to the three months ended March 31, 1996 and 1997 and for the period from January 12, 1990 (incorporation) to March 31, 1997)

2. Sale of the Product

In December 1995, the Company entered into an agreement to sell the Product for $2.4 million in shares of common stock of Interneuron Pharmaceuticals, Inc.
(IPI), a public company, the parent of the purchaser of the Product (the Stock). Certain common stockholders of the Company are also common stockholders of IPI. The purchase price, payable in two equal installments in December 1996 and 1997, is fixed, and the number of shares of Stock will vary depending on the quoted market price of the Stock at such time.

The first installment was paid on January 3, 1997 in the form of a distribution of IPI stock directly by IPI to the Series A convertible preferred stockholders, who were holders of record on the closing date of the agreement for sale, and the Company's former President and Chief Executive Officer (the Former Officer). Accordingly, the common stock receivable and the payables to preferred stockholders and the Former Officer related to both installments are reported as current assets and liabilities, respectively, in the accompanying balance sheets.

The sale of the Product was approved by the Company's common and Series A preferred stockholders subject to the following conditions:

      o At approximately the same time each installment is received by the Company, 95.85% of the Stock will be distributed by the Company, or directly by IPI, to the Company's preferred stockholders of record (referred to herein as the holders of Series A preferred stock) at the time sale of the Product closed, on a pro rata basis, to reduce their liquidation preference, provided, however, that if at the time of each installment, any of the Company's indebtedness which had been outstanding at the time of the closing of the agreement to sell the Product (December 27, 1995) and is then due and payable, the Company will cause such indebtedness to be paid or provided for, whether by use of available cash, refinancing, redirecting a portion of the Stock to satisfy such indebtedness, or otherwise, as the Company shall determine in its best interest.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                          Notes to Financial Statements

    (Unaudited with respect to the three months ended March 31, 1996 and 1997 and for the period from January 12, 1990 (incorporation) to March 31, 1997)

2. Sale of the Product (continued)

      o The remaining 4.15% of the Stock (or a cash payment equal to the value thereof) will be distributed to the Former Officer in partial consideration for his resignation from the Company and the return to the Company of all common stock of the Company and cancellation of options to purchase 62,500 shares of common stock (see Note 8).

Other than for the Former Officer, none of the other common stockholders were entitled to any of the Stock.

Because the Stock is receivable in two equal annual installments, the gain from the sale of the Product, $1,951,000, was calculated by discounting the value of the Stock receivable using a discount rate of 15%. In 1995, the Company also recorded the difference between 95.85% of the discounted net present value of the Stock to be received and the Company's indebtedness, $1,131,744 at December 31, 1995, as a payable to the preferred stockholders of $738,289 to reduce their liquidation preference. The present value of the amount payable to the preferred stockholders, including the accretion of interest thereon, is $2,156,106 at December 31, 1996, since all of the Company's indebtedness outstanding as of the date of the sale of the Product has been satisfied through sources other than the Stock to be received. The present value of the amount payable to the preferred stockholders, including the accretion of interest thereon, is $1,044,101 at March 31, 1997, reduced by the payment of the first installment.

The discounted net present value of the Stock distributable to the Former Officer as of the date of sale, amounting to $80,967, was allocated between common stock ($445) and severance expense ($80,522) based on the fair value of the Company's common stock ($.004 per share). The present value of the amount payable to the Former Officer, including the accretion of interest thereon, is $93,353 at December 31, 1996. The present value of the amount payable to the Former Officer, including the accretion of interest thereon, is $45,206 at March 31, 1997, reduced by the payment of the first installment.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                          Notes to Financial Statements

    (Unaudited with respect to the three months ended March 31, 1996 and 1997 and for the period from January 12, 1990 (incorporation) to March 31, 1997)

3. License and Research Agreements

In November 1995, the Company entered into an agreement with TJU for the exclusive worldwide license to develop, manufacture and sell the Invention. The Company paid cash of $10,000 as consideration for the license agreement. In addition, the Company sold an aggregate of 458,243 shares of common stock at $.004 per share (the fair value of the Company's common stock) to TJU and the scientific founder (the Scientist). These shares have antidilution rights prior to the first equity financing, as defined in the license agreement, in excess of $1,000,000 by the Company.

Under terms of the license agreement, the Company is required to raise a minimum of $500,000 of net operating capital by December 1996. Also under the terms of the license agreement, (i) the Company is obligated to pay certain milestone payments as follows: $10,000 upon initiation of the first clinical trial that is approved by the Food and Drug Administration (FDA) or comparable international agency, $10,000 upon the first filing of a New Drug Application (NDA) with the FDA or comparable international agency, and $25,000 upon receipt by the Company of approval from the FDA or comparable international agency to market products. In addition, the Company is obligated to pay royalties on its worldwide net sales revenue derived from the Invention and a percentage of all revenues received from sublicensees of the Invention.

The Company also entered into a research agreement with TJU to fund a study to be performed by TJU for the development of the technology related to the Invention (the Study) at approximately $220,000 per annum for the first three years. The Company, at its discretion, may reduce the funding in the third year to no less than $100,000. Following the third year, the Company is obligated to spend a minimum of $500,000 per year on the development of the Invention until commercialized in the United States. If following the third year, the Company files for United States marketing approval through a Company sponsored NDA, the Company may elect to spend less than $500,000 per year on the development of the Invention during the period of time the NDA is under review by the FDA. The research agreement will continue until completion of the Study.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                          Notes to Financial Statements

    (Unaudited with respect to the three months ended March 31, 1996 and 1997 and for the period from January 12, 1990 (incorporation) to March 31, 1997)

3. License and Research Agreements (continued)

In December 1996, the Company entered into an agreement with Rutgers for the exclusive worldwide license to develop, manufacture and sell products embodying the Rutgers Compounds. The Company paid cash of $15,000 as consideration for the license agreement and has agreed to pay $15,000 in each subsequent year as a license maintenance fee. The Company has agreed to fund direct research costs in the amount of one hundred thousand dollars ($100,000) per year for the next three years. In addition, the Company is obligated to spend an aggregate of $200,000 in the first year, $300,000 in the second year and $500,000 each year thereafter until the first year of commercial marketing of a product derived from the Rutgers Compounds. The license maintenance fee shall not be payable in years where research funding is equal to or greater than $100,000.

The Company has committed to the issuance of warrants to Rutgers to purchase 125,000 shares of common stock at a price of $8.24 per share based on the achievement of certain development milestones. The first 75,000 warrants will expire in 2006 and the final 50,000 warrants will expire in 2011. These warrants, once issued, shall provide for cashless exercise, piggyback registration rights and certain antidilution rights.

Under the terms of the license agreement, the Company is obligated to pay certain milestone payments as follows: $15,000 on the earlier of October 31, 1999 or the date of first filing of an Investigational New Drug (IND) application with the FDA, or comparable international agency; $25,000 on the earlier of October 31, 2001 or the date of initiation of Phase II trials in the United States or another major market country; $45,000 on the earlier of October 31, 2005 or the date of first filing of an NDA application with the FDA, or comparable international agency; and $150,000 on the earlier of October 31, 2008 or the date of receipt by the Company of approval from the FDA, or comparable international agency, to market products.

In addition, the Company is obligated to pay royalties on its worldwide net sales revenue derived from the Rutgers Compounds and a percentage of all revenues received from sublicensees of products derived from the Rutgers Compounds. Such royalty payments shall be no less than $100,000 in the first year of commercial marketing, $200,000 in the second year, $250,000 in the third year, $300,000 in the fourth year, and $350,000 in the fifth and all following years.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                          Notes to Financial Statements

    (Unaudited with respect to the three months ended March 31, 1996 and 1997 and for the period from January 12, 1990 (incorporation) to March 31, 1997)

3. License and Research Agreements (continued)

In February 1997, the Company entered into an agreement with Texas A&M for the exclusive worldwide license to develop, manufacture and sell products embodying the Texas A&M Compounds. Under the terms of the license agreement, the Company has agreed to fund research in the amount of approximately $108,000 per year for the next three years. The Company is also obligated to pay certain milestone payments as follows: $24,000 upon initiation of certain toxicity evaluations; $12,000 upon completion of toxicity evaluations demonstrating certain acceptable toxicity levels; $12,000 upon the submission of an IND to the FDA, or comparable international agency; $5,000 upon completion of the first Phase I clinical investigation; and $15,000 upon the receipt by the Company of NDA approval from the FDA to market products.

In addition, the Company is obligated to pay royalties on its worldwide net sales revenue derived from the Compounds and a percentage of all revenues received from sublicensees of products derived from the Compounds. Such royalty payments shall be no less than $50,000 in the first year of commercial marketing, $100,000 in the second year, $200,000 in the third year and all following years.

4. Equity Transactions

Common and Preferred Stock

Common stock issued for services in the years 1990 through 1996 were recorded based on the value of the services provided.

In April 1995, in accordance with the terms of his resignation and related severance arrangements (see Note 8), the Former Officer returned 111,330 shares of common stock and options to purchase 62,500 shares of common stock. The common stock returned was valued at $.004 per share. The common stock and options returned were canceled.

In May 1995, in accordance with the terms of a settlement agreement (see Note
8), with a former officer and director of the Company, the Company agreed to release and relinquish any claim it may have on certain intellectual property, excluding the Product, in exchange for 196,618 shares of the Company's common stock owned by her and her family. The common stock was valued at $.004 per share and was canceled.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                          Notes to Financial Statements

    (Unaudited with respect to the three months ended March 31, 1996 and 1997 and for the period from January 12, 1990 (incorporation) to March 31, 1997)

4. Equity Transactions (continued)

On September 13, 1995, the Company issued 402,490 shares of common stock to officers of the Company at $.004 per share.

On November 20, 1995, the Company issued an aggregate of 458,243 shares of common stock at $.004 per share to TJU and the Scientist (see Note 3). In addition, on November 20, 1995, the Company issued, in aggregate, an additional 916,485 shares to a principal stockholder, a third party designated by the principal stockholder, and an officer, at $.004 per share.

On March 24, 1996, the Company repurchased 77,901 shares of common stock previously issued to an officer at $.004 per share. The repurchased shares were canceled.

In May 1996, the Company's authorized capital was increased to 50,000,000 shares of common stock, par value $.004, and 5,000,000 shares (of which 2,500,000 shares were designated as Series A preferred stock and 300,000 shares were designated as Series B preferred stock) of preferred stock, par value $.01.

Pursuant to a private placement in May and June 1996, the Company issued
258,198 shares of Series B convertible preferred stock. The preferred stockholders also received 129,099 shares of common stock. The total consideration was $25,819,800. The per share price allocated to common stock and Series B convertible preferred stock was $1 and $99, respectively. In connection with the private placement, the Company paid $3,357,000 in commissions and nonaccountable expenses to the placement agent, a related party, and issued 500 shares of common stock and 1,000 shares of Series B convertible preferred stock as consideration for legal services valued at $100,000. In addition, the placement agent received warrants to purchase 25,819.8 shares of Series B convertible preferred stock at an exercise price of $110 per share. Such warrants are exercisable until June 11, 2006. Other share issuance expenses amounted to $142,000.

The Series B preferred stockholders are entitled to voting rights equivalent to the number of common shares into which their preferred shares are convertible. The Series B preferred stockholders are also entitled to receive, in preference to the holders of common stock, an amount per preferred share of $135 plus any declared but unpaid dividends.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                          Notes to Financial Statements

    (Unaudited with respect to the three months ended March 31, 1996 and 1997 and for the period from January 12, 1990 (incorporation) to March 31, 1997)

4. Equity Transactions (continued)

Each share of Series B preferred stock is convertible at any time, in whole or in part, at the discretion of the holders, into common stock at $4 per share (the Initial Conversion Price), which amounts to 6,479,950 shares at December 31, 1996. Twelve months after the final closing date (the Reset Date), the Company may, at its option, cause conversion of the preferred stock, in whole or in part, into common stock at the Initial Conversion Price if the closing price of the common stock has exceeded 150% of the Initial Conversion Price for at least 20 trading days in any 30 consecutive trading day period.

At the second closing of the private placement on June 11, 1996, the 1,287,500 shares of Series A preferred stock were automatically converted to 321,875 shares of common stock. Notwithstanding such conversion, holders of the Series A preferred stock will receive pro rata, 95.85% of shares of common stock of IPI associated with the sale of the Product, as discussed in Note 2.

Conversion Reset


In accordance with the terms of the placement, the Initial Conversion Price will be adjusted and reset effective as of the Reset Date if the average closing bid price for the 30 consecutive trading days immediately preceding the Reset Date (the 12-Month Trading Price) is less than 135% of the Initial Conversion Price, or $5.40. If such is the case, the Initial Conversion Price will be reduced to be equal to the greater of the 12-Month Trading Price divided by 1.35 or 50% of the Initial Conversion Price.


Staggered Lock-up


Pursuant to the original terms of the placement, 25% of each holder's shares of common stock issuable upon conversion of the Series B preferred shares (the Conversion Shares) are not subject to any restriction on resale (Lock-up). The remaining 75% of each holder's Conversion Shares are subject to a staggered Lock-up, whereby 25% of the Conversion Shares are released from the Lock-up every three months after the final closing, through and including March 11, 1997.

In March 1997, the Company completed a revision to the staggered Lock-up and Conversion Reset provisions of the private placement. Approximately 94% of the Series B preferred shares have agreed to a modification of the original subscription agreement, such that the staggered Lock-up would expire beginning three months after both listing and effectiveness under the Securities Act of 1933 of the Company's Registration Statement for its common stock (Effectiveness). As so modified, upon listing and Effectiveness, 25% of the Conversion Shares will not be subject to any Lock-up provisions. The remaining 75% of the Conversion Shares will be subject to a staggered Lock-up, such that every three months after both listing and Effectiveness, 25% of the Conversion Shares will be released from Lock-up until the ninth month, at which point, all Conversion Shares will no longer be subject to any Lock-up.

In addition, for those shareholders who accepted the Lock-up modifications, the Company will agree to provide additional reset protection, extending the Reset Date to 12 months following the later of Effectiveness and listing. The terms of this modified reset will be the same as the original reset provision, except that the Company will not adjust the conversion price, but will issue additional shares of common stock to effect the principles of the reset provision.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                          Notes to Financial Statements

    (Unaudited with respect to the three months ended March 31, 1996 and 1997 and for the period from January 12, 1990 (incorporation) to March 31, 1997)

4. Equity Transactions (continued)

Stock Options

In April 1992, the Board of Directors approved the 1992 Stock Option Plan (the
Plan), which, as amended, authorizes up to 437,500 shares of common stock for granting both incentive and nonqualified stock options to employees, directors, consultants, and members of the scientific advisory board of the Company. The exercise price and vesting period of the options are determined by the Board of Directors at the date of grant. Options may be granted up to 10 years after the Plan's adoption date and generally expire 10 years from the date of grant.

The following summarizes activity in the Plan:

                                                                   Options
                                                              ------------------

          Balances at December 31, 1994                            276,375
            Canceled                                              (246,375)
                                                              ------------------
          Balances at December 31, 1995 and 1996
             and March 31, 1997                                     30,000
                                                              ==================

All outstanding options were issued at an exercise price of $1.20 per share. At December 31, 1996 and March 31, 1997, options to purchase 23,889 and 25,556 shares of common stock, respectively, were exercisable, and options to purchase 407,500 shares of common stock were available for grant under the Plan.

Certain officers and employees were also granted stock options in 1996, as authorized by the Board of Directors, apart from the Plan. In May 1996, the Comany's President and Chief Executive Officer (the President) received options to purchase 318,873 shares of common stock at $1.00 per share. Such options vest at a rate of 1/16 per quarter over four years and are exercisable for a period of seven years. Because the fair value of the Company's common stock at the date of grant was determined to be $2 per share, the Company recorded $318,873 as deferred compensation. Such deferred compensation is being amortized over four years.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                          Notes to Financial Statements

    (Unaudited with respect to the three months ended March 31, 1996 and 1997 and for the period from January 12, 1990 (incorporation) to March 31, 1997)

4. Equity Transactions (continued)

In September 1996, certain officers and an employee also received options to purchase 252,500 shares of common stock at $1.00 per share. Such options vest at a rate of 1/16 per quarter over four years and are exercisable for a period of seven years. Because the fair value of the Company's common stock at the date of grant was determined to be $4 per share, the Company recorded $757,500 as deferred compensation. Such deferred compensation is being amortized over four years.

In March 1997, one other employee of the Company received options to purchase 52,500 shares of common stock at $6.00 per share, the closing market price on the date of grant. Such options vest at a rate of 1/6 every six months over three years and are exercisable for a period of seven years.

Warrants

The Company has issued warrants to purchase 88,769 (adjusted to comply with anti-dilution provisions of the warrants) (June, July and September 1992), 7,750 (May 1993), and 90,000 (January, February and August 1995) shares of the Company's common stock at a price of $2.60, $11.00 and $.04 per share, respectively. These warrants are exercisable at any time and expire in 1997, 1998 and 2006, respectively. In January and February of 1996, the Company issued warrants to purchase 97,500 shares of the Company's common stock at a price of $.04 per share. Such warrants are exercisable at any time and expire in 2007.


In October 1996, the Company issued warrants to purchase 50,000 shares of common stock at $6 per share, 25,000 of which were subsequently cancelled in April 1997 (see Note 7). In December 1996, the Company committed to the future issuance of warrants to purchase 125,000 shares of the Company's common stock at a price of $8.24 per share (see Note 3). In June and July of 1996, warrants to purchase 156,250 shares of common stock at $.04 per share were exercised.


In February 1997, the Company issued warrants to purchase 25,500 shares of common stock at $6.00 per share.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                          Notes to Financial Statements

    (Unaudited with respect to the three months ended March 31, 1996 and 1997 and for the period from January 12, 1990 (incorporation) to March 31, 1997)

4. Equity Transactions (continued)


Authorized but unissued shares of common stock were reserved for issuance at December 31, 1996 and March 31, 1997 as follows:

                                                      December 31,   March 31,
                                                         1996          1997
                                                      -------------------------
                                                                    (unaudited)

  Series B convertible preferred stock (Note 4)         6,479,950     6,479,950
  Stock option plan                                       437,500       437,500
  Options issued to officers and an employee              571,373       623,873
  Warrants to purchase common stock                       302,769       328,269
  Warrants to purchase Series B convertible preferred
     stock (Note 4)                                       645,495       645,495
                                                       ----------    ----------
                                                        8,437,087     8,515,087
                                                       ==========    ==========


5. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consist of the following:


                                                   December 31,      March 31,
                                                      1996             1997
                                                   ---------------------------
                                                                   (Unaudited)

        Professional fees                           $199,880         $250,004
        Other                                         77,797           68,907
                                            ----------------------------------
                                                    $277,677         $318,911
                                            ==================================

6. Income Taxes

At December 31, 1996, the Company has net operating loss carryforwards of approximately $5,100,000 for federal income tax purposes that expire in varying amounts through the year 2011, if not utilized.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                          Notes to Financial Statements

    (Unaudited with respect to the three months ended March 31, 1996 and 1997 and for the period from January 12, 1990 (incorporation) to March 31, 1997)

6.  Income Taxes (continued)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities for federal income tax purposes are as follows:

                                                    December 31,      March 31,
                                                        1996            1997
                                                    ---------------------------
                                                                    (Unaudited)
Deferred tax assets:
 Net operating losses                               $ 1,968,000     $ 1,969,000
 Capitalized start-up costs                              19,000          12,000
                                                    ---------------------------

Total deferred tax assets                             1,987,000       1,981,000

Deferred tax liabilities:
    Gain on sale of the Product treated as an
   installment sale for income tax purposes            (753,000)       (376,000)
                                                    ---------------------------

Net deferred tax assets                               1,234,000       1,605,000
Valuation allowance                                  (1,234,000)     (1,605,000)
                                                    ---------------------------
Net deferred tax assets                             $      --       $      --
                                                    ===========================

The valuation allowance at December 31, 1994 and 1995 was $1,161,000 and $647,000, respectively.

Under Section 382 of the Tax Reform Act of 1986, the Company's net operating loss carryforward could be subject to an annual limitation if it should be determined that a change in ownership of more than 50% of the value of the Company's stock occurred over a three-year period.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                          Notes to Financial Statements

    (Unaudited with respect to the three months ended March 31, 1996 and 1997 and for the period from January 12, 1990 (incorporation) to March 31, 1997)

6. Income Taxes (continued)

The following summary reconciles the federal statutory rate with the actual income tax provision (benefit):

                                                   December 31,                  March 31,
                                                1995          1996          1996          1997
                                              ---------------------------------------------------
                                                                         (Unaudited)   (Unaudited)
Income taxes (benefit) at statutory rate      $ 469,000     $(522,000)    $ (64,000)    $(327,000)
State income taxes, net of federal benefit       64,000       (71,000)       (9,000)      (44,000)
Change in the valuation allowance              (514,000)      587,000        68,000       371,000
Other                                           (19,000)        6,000        (5,000)         --
                                              ---------------------------------------------------
Provision for income taxes (benefit)          $    --       $    --       $    --       $    --
                                              ===================================================

7. Commitments

Leases

The Company leased office facilities on a month-to-month basis through April 1995. Rent expense amounted to approximately $10,000 for the year ended December 31, 1995. In August 1996, the Company entered into a three-year lease for office facilities. The lease commenced in October with a monthly rental of approximately $5,400, beginning in the fourth month. Future minimum lease payments are $64,607 in 1997 and 1998, and $48,455 in 1999.

Employment and Consulting Agreements

In May 1996, the Company entered into a letter agreement with the President pursuant to which the President will receive an annual salary of $200,000, a minimum annual bonus of $25,000 and an additional discretionary bonus of up to $175,000. The President was also granted options to purchase common stock (see
Note 4).

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                          Notes to Financial Statements

    (Unaudited with respect to the three months ended March 31, 1996 and 1997 and for the period from January 12, 1990 (incorporation) to March 31, 1997)

7. Commitments (continued)

Effective in June 1996, the Company entered into consulting agreements with the Scientist, a director and a former officer. These agreements are for an initial term of three years through June 1999. Annual consulting fees payable pursuant to these agreements approximate $66,000.

In September 1996, the Company entered into letter agreements with its Chief Financial Officer (the CFO) and Executive Vice President (the Executive V.P.) pursuant to which these officers will receive annual salaries of $150,000 and $145,000, respectively, minimum annual bonuses of $25,000 each and additional discretionary bonuses of up to $125,000 and $83,750, respectively. These officers were also granted options to purchase common stock (see Note 4).


In October 1996, the Company entered into an agreement with an investment banker pursuant to which the investment banker may, at the Company's request, perform certain investment banking services for the Company. In connection with this agreement, the investment banker was granted warrants to purchase 50,000 shares of common stock at $6 per share; the Company subsequently terminated this agreement in April 1997 and cancelled 25,000 unvested warrants (see Note 4).


8. Loans Payable and Related-Party Transactions

On March 1, 1994, the Company entered into a line of credit agreement with a major stockholder. During 1994, the Company received $397,000 and repaid $190,000. There were no borrowings or repayments under the line of credit during 1995. Borrowings under this line of credit amounted to $207,000 at December 31, 1995, bore interest at 2% above the prime rate (10.5% at December 31, 1995) and were repaid in full in June 1996.

On November 16, 1994, the Company entered into a term loan with a financial institution and borrowed $389,000. The outstanding balance at December 31, 1995 was $50,000. The above major stockholder had assigned certain bank deposits as collateral for this borrowing. This borrowing, which bore interest at the prime, was repaid in June 1996.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                          Notes to Financial Statements

    (Unaudited with respect to the three months ended March 31, 1996 and 1997 and for the period from January 12, 1990 (incorporation) to March 31, 1997)

8. Loans Payable and Related-Party Transactions (continued)

In 1995, the Company obtained eight separate bridge loans totaling $600,000 ($150,000 of which was obtained from related parties). The lenders also were granted warrants to purchase 75,000 shares of common stock at $.04 per share. In connection with these loans, the Company paid commissions totaling $54,000 and issued warrants to purchase 15,000 shares of common stock at $.04 per share to the placement agent (the Placement Agent), a related party. The warrants were considered to have a de minimus value. These loans bore interest at 13% per annum and were payable in 12 months. Loans totaling $200,000 were repaid in January and February of 1996, and loans totaling $250,000 that were due in February 1996 were rolled over for another year through February 1997. Warrants to purchase 31,250 shares of common stock at $.04 per share were granted in connection with the rollover of these loans. All bridge loans were payable in full upon the closing of an initial public offering or private placement of the Company's stock, with gross proceeds in excess of $2,500,000.

In addition, in January and February of 1996, the Company obtained additional bridge loans totaling $400,000 ($300,000 of which was obtained from related parties) with interest payable at 13% per annum and issued additional warrants to purchase 50,000 shares of common stock at $.04 per share. Also, in connection with these additional bridge loans, the Company paid commissions totaling $36,000 and issued warrants to purchase 16,250 shares of common stock at $.04 per share to the Placement Agent, a related party. All bridge loans were repaid in June 1996.

In April 1995, in connection with his resignation, the Former Officer also received $75,000 (payable over a 12-month period) and reimbursement of certain expenses. These amounts were recorded as accrued expenses in 1995. In May 1995, the Company entered into an agreement with an officer, director and principal stockholder of the Company upon her resignation from the Company. Under the terms of the agreement, the Company agreed to release and relinquish any claim the Company may have to intellectual property created by the former director prior to or during her term of employment with the Company, other than the Product, and the former director returned all shares of common stock of the Company owned by her and her family.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                          Notes to Financial Statements

    (Unaudited with respect to the three months ended March 31, 1996 and 1997 and for the period from January 12, 1990 (incorporation) to March 31, 1997)

8. Loans Payable and Related-Party Transactions (continued)

On June 11, 1996, the Company entered into a financial advisory agreement with the Placement Agent, pursuant to which the Company will pay a monthly retainer of $4,000 for a minimum of 24 months, plus expenses and success fees.

================================================================================

      No dealer, salesman or any other person has been authorized to give information or to make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                              --------------------

                                TABLE OF CONTENTS

AVAILABLE INFORMATION ......................................................   2

PROSPECTUS SUMMARY .........................................................   3

COMPANY SUMMARY ............................................................   3

OFFERING SUMMARY ...........................................................   5

SUMMARY OF FINANCIAL DATA ..................................................   6

RISK FACTORS ...............................................................   7

USE OF PROCEEDS ............................................................  20

MARKET FOR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS ............................................  20

DIVIDEND POLICY ............................................................  20

CAPITALIZATION .............................................................  21

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND PLAN OF OPERATIONS .................................  22

BUSINESS ...................................................................  24

MANAGEMENT .................................................................  34

CERTAIN TRANSACTIONS .......................................................  40

PRINCIPAL STOCKHOLDERS .....................................................  42

DESCRIPTION OF SECURITIES ..................................................  44

SELLING SECURITYHOLDERS ....................................................  51

SHARES ELIGIBLE FOR FUTURE SALES ...........................................  57

PLAN OF DISTRIBUTION .......................................................  58

EXPERTS ....................................................................  59

LEGAL COUNSEL ..............................................................  59

FINANCIAL STATEMENTS ....................................................... F-1

================================================================================

================================================================================

                                6,780,299 Shares

                             AVAX TECHNOLOGIES, INC.

                                  Common Stock

                              --------------------

                                   PROSPECTUS
                                       , 1997
                              --------------------

================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers


Section 145 of the Delaware General Corporation Law ("Section 145") authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article Seven of the Company's Certificate of Incorporation provides that the Corporation shall indemnify and advance expenses to its directors ands officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Article Nine of the Company's Certificate of Incorporation provides that the liability of its directors is eliminated to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law. Article V, Section 1 of the Company's By-Laws provides for mandatory indemnification of its directors to the fullest extent authorized by the Delaware General Corporation Law. Article V, Section 2 of the Company's By-Laws provides for prepayment of expenses incurred by its directors to the fullest extent permitted by, and only in compliance with, the Delaware General Corporate Law. Article V, Section 6 of the Company's By-Laws provides for permissive indemnification of its officers, employees and agents if and to the extent authorized by the Board of Directors in compliance with the Delaware General Corporation Law. These provisions in the Certificate of Incorporation and the By-Laws do not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provisions also do not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. Certain contractual indemnification provisions contained in the Subscription Agreements of the Series B Offering (Exhibit 4.6), the Series B Placement Warrants (Exhibit 4.12), the Bridge Placement Warrants (Exhibit 4.7), the HTM Warrants (Exhibit 4.5), the Meyerson Warrants (Exhibit 4.13), the Shear/Kershman and Castelli Warrants (Exhibit 4.16), the Rutgers Warrants (Exhibit 4.17) and the warrants to be issued to Drs. Wertheimer, Spana and Mermelstein (Exhibit 4.15) indemnifying against certain liabilities the Company, its officers, directors, affiliates and/or controlling person, including, in certain cases, Paramount Capital, Inc., a company wholly owned by a substantial shareholder of the Company, Lindsay A. Rosenwald, M.D. In addition, the Company has obtained liability insurance for its directors and officers.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of securities being registered. The following table includes costs and expenses relating to securities being registered for resale by certain securityholders, all which amounts will be paid by the Company. All amounts are estimates except the SEC registration fee and the Nasdaq filing fees.

  SEC Registration fee...........................................  $ 15,398.36
  Nasdaq filing fee..............................................    10,000.00
  NASD Corporate Financing Rule filing fee.......................     4,966.00
  Printing and engraving.........................................    25,000.00
  Legal fees and expenses of the Company.........................   150,000.00
  Accounting fees and expenses...................................    20,000.00
  Blue sky fees and expenses.....................................    20,000.00
  Transfer agent fees and expenses...............................    15,000.00
  Miscellaneous..................................................    39,635.64
                                                                   -----------
      Total......................................................  $300,000.00
                                                                   ===========

Item 26. Recent Sales of Unregistered Securities

In the last three years, the Company has issued and sold the following securities (as adjusted to reflect a two-for one reverse stock split effected on March 26, 1996):

1. On May 11, 1996 and June 11, 1996 (the "Closing Dates"), the Company consummated a private placement of an aggregate amount of approximately $25,800,000 of shares ("Units") of Series B Preferred Stock and Common Stock (the "Series B Offering"). The issuance of the above referenced securities was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

      The offer and sale of Units were conducted through the Company's Placement Agent (as defined below). In offering the Units, the Placement Agent confined its actions to activities sanctioned by Regulation D and did not engage in any form of general advertising or general solicitation in offering the Units. All investors of the Units represented to the Company that they were accredited investors and the Company had no reason to believe that such investors were not accredited investors. The Closing Dates were the only dates that the Company sold Units, and the Company timely filed a Form D (or amended Form D, as the case may be) on each of the Closing Dates. Each of the purchasers of the Units represented their intentions to acquire the securities for investment only and not with a view to, or for sale in connection with, any distribution thereof and appropriate legends were affixed to the share certificates issued in such transactions. The purchasers in such offering of Units were all the Selling Securityholders listed as such in the Registration Statement except for James D. Wolfensohn, Seymour Buehler and William J. Vanden Heuvel who are included in the list of selling Shareholders because of their ownership of shares of Common Stock issued upon exercise of Bridge Placements Warrants being registered hereby, and, employees of Paramount that are not included in the Registration Statement notwithstanding their purchase of units in the Series B Offering.

   2. In connection with services rendered by Paramount Capital, Inc., as placement agent in the offering (the "Placement Agent"), the Company issued to the Placement Agent or its designees warrants to purchase an aggregate of approximately 25,820 shares of Series B Preferred Stock. The issuance of the above referenced securities was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. Each of such recipients had the sophistication, knowledge and experience in financial matters as to be capable of evaluating the merits and risks of its investment in the Company, and had access to information, and the opportunity prior to its investment to ask questions of and receive answers from representatives of the Company, in each case concerning the finances, operations and business of the Company. In addition, the recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the certificates issued in such transactions.


3. On November 20, 1995, the Company entered into a License Agreement (the "TJU License Agreement') with Thomas Jefferson University ("TJU") pursuant to which TJU licensed to the Company certain patent and patent applications relating to a process for the modification of a patient's own tumor cells into a cancer vaccine (the "TJU License"). Pursuant to the TJU License Agreement, the Company issued 229,121.5 shares of Common Stock to each of TJU and Dr. David Berd, TJU's chief oncologist and the inventor of its cancer vaccine. In the stock subscription agreements ("Subscription Agreements") entered into by the Company, TJU and Dr. Berd on November 20, 1995, relating to the issuance of Common Stock to each of TJU and Dr. Berd, each of TJU and Dr. Berd represented, among other things, to the Company the following: that (i) it acquired the Common Stock for investment purposes only and not for resale for an indefinite period of time for its own account; (ii) it had such sophistication, knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Company; (iii) it had the ability to bear the economic risks of its investment for an indefinite period of time and could afford a complete loss of its investment; and (iv) it had access to information, and the opportunity prior to its purchase of the Common Stock to ask questions of and receive answers from representatives of the Company, in each case concerning the finances, operations and business of the Company. Also, as stated in the Subscription Agreements, the share certificates issued in connection with the above issuance of Common Stock had endorsed thereon legends regarding restrictions on the transfer of the Common Stock. Because of, among other things, the foregoing, the issuances of the above referenced securities was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) thereof.



4. The Castle Group, LLC ("The Castle Group") which may be deemed an affiliate of both the Company and the Placement Agent, identified, negotiated and acquired for the Company the TJU License. In connection therewith, The Castle Group and/or its designees were granted 916,485.5 of Common Stock of the Company at a price of $.004 per share pursuant to an Engagement & Technology Acquisition Agreement dated October 20, 1995 between The Castle Group and the Company. In the stock subscription agreements ("Castle Subscription Agreements") entered into by the Company, The Castle Group and its designees in September, 1995, relating to the Common Shares issued to each of The Castle Group and its designees, each of them represented, among other things, to the Company the following: that (i) it acquired the Common Stock for investment purposes only and not for resale for an indefinite period of time for its own account; (ii) that each of The Castle Group and its designees had such sophistication, knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Company; (iii) it had the ability to bear the economic risks of its investment for an indefinite period of time and could afford a complete loss of its investment; and (iv) it had access to information, and the opportunity prior to its purchase of the Common Stock to ask questions of and receive answers from representatives of the Company, in each case concerning the finances, operations and business of the Company. Also, as stated in the Subscription Agreements, the share certificates issued in connection with the above issuance of Common Stock had endorsed thereon legends regarding restrictions on the transfer of the Common Stock. Because of the foregoing, the issuances of the above referenced securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) thereof because such issuances did not involve a public offering. In addition, each of the recipients of securities in such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and conform to appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access, through their relationships with the Company, to information about the Company.


5. In 1995 and 1996, the Company pursuant to certain bridge financing transactions issued to only nine persons or entities ("Warrant Holders")
      (i) bridge notes aggregating $1,000,000 and (ii) warrants to purchase an aggregate of 156,250 shares of Common Stock at an exercise price of $.004 per share. In June 1996, such bridge notes were paid by the Company and all the warrants were exercised by the holders thereof. In connection with services rendered as the placement agent of the bridge financing, Paramount Capital, Inc. was issued warrants to purchase 31,250 shares of Common Stock at an exercise price of $.004 per share. In connection with the issuances of the Warrants and the Placement Warrants, it represented, among other things, the following: that (i) it acquired the Common Stock for investment only and not for resale for an indefinite period for its own account; (ii) it had such sophistication, knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Company; (iii) it had the ability to bear the economic risks of its investment for an indefinite period of time and could afford a complete loss of its investment; and (iv) it had access to information, and the opportunity prior to its purchase of the Common Stock to ask questions of and receive answers from representatives of the Company, in each case concerning the finances, operations and business of the Company. Also, as stated in the Subscription Agreements, the share certificates issued in connection with the above issuances of Common Stock had endorsed thereon legends regarding restrictions on the transfer of the Common Stock. The issuances of the above referenced securities were deemed to be exempt from registration under the Securities Act in reliance on
      Section 4(2) thereof because such issuances did not involve a public offering.

6. On October 24, 1996, the Company entered into an agreement with M. H. Meyerson & Co., Inc. ("Meyerson"), pursuant to which Meyerson performed certain investment banking and financial advisory services on a non-exclusive basis for the Company (the "Meyerson Investment Banking Agreement"). Pursuant to the Meyerson Investment Banking Agreement, which was terminated by the Company on April 17, 1997, Meyerson acquired warrants to purchase an aggregate of 50,000 shares of Common Stock of the Company at an exercise price of $6.00 per share. At the time of the Company's termination, 25,000 of the Meyerson Warrants had vested. The issuance of the Meyerson Warrants was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) thereof because such issuance did not involve a public offering. In addition, Meyerson represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends are required to be affixed to the warrant certificates issuable in such transactions. Meyerson had adequate access, through its negotiations with the Company of the terms of the Investment Banking Agreement, to information about the Company.

7. On December 10, 1996, the Company entered into a license agreement with Rutgers, the State University of New Jersey and the University of Medicine and Dentistry of New Jersey (collectively, "Rutgers") pursuant to which Rutgers licensed to the Company certain patent applications relating to a series of compounds for the potential treatment of cancer and infectious diseases (the "Rutgers License"). Pursuant to the Rutgers License, the Company issued warrants to purchase 125,000 shares of Common Stock at a price of $8.24 per share to Rutgers (the "Rutgers Warrants"). The issuance of the Rutgers Warrants was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) thereof because such issuance did not involve a public offering. In addition, Rutgers represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends are required to be affixed to the warrant certificates issued in such transactions. Rutgers had adequate access, through its negotiations with the Company of the terms of the Rutgers License, to information about the Company.


8. In consideration of services rendered on behalf of the Company in connection with the acquisition and negotiation of the Rutgers License, in February 1997, the Company agreed to pay Samuel P. Wertheimer, Ph.D., $25,000 and to issue to Dr. Wertheimer warrants to purchase 6,375 shares of Common Stock at an exercise price of $6.00 per share, exercisable for seven years (the "Wertheimer Warrants"). The issuance of the Wertheimer Warrants was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) thereof because such issuance did not involve a public offering. In addition, Dr. Wertheimer represented his intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends are required to be affixed to the warrant certificates issued in such transactions. Dr. Wertheimer had adequate access, through his negotiations with the Company of the terms of the Rutgers License, to information about the Company.

9. In consideration of services rendered on behalf of the Company in connection with the acquisition and negotiation of the Rutgers License, in February 1997, the Company agreed to pay Carl Spana, Ph.D., $15,000 and to issue to Dr. Spana warrants to purchase 6,375 shares of Common Stock at an exercise price of $6.00 per share, exercisable for seven years (the "Spana Warrants"). The issuance of the Spana Warrants was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) thereof because such issuance did not involve a public offering. In addition, Dr. Spana represented his intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends are required to be affixed to the warrant certificates issued in such transactions. Dr. Spana had adequate access to information about the Company through his negotiations with the Company of the terms of the Rutgers License and through his position as a Director of the Company.

10. In consideration of services rendered on behalf of the Company in connection with the acquisition and negotiation of the Texas A&M License, in February 1997, the Company agreed to pay Fred Mermelstein, Ph.D., $40,000 and to issue to Dr. Mermelstein warrants to purchase 12,750 shares of Common Stock at an exercise price of $6.00 per share, exercisable for seven years (the "Mermelstein Warrants"). The issuance of the Mermelstein Warrants was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) thereof because such issuance did not involve a public offering. In addition, Dr. Mermelstein represented his intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends are required to be affixed to the warrant certificates issued in such transactions. Dr. Mermelstein had adequate access, through his negotiations with the Company of the terms of the Texas A&M License, to information about the Company.

11. In connection with services rendered by Ladenberg, Thalmann & Co., Inc. ("Ladenburg"), and D. H. Blair Investment Banking Corp. ("D. H. Blair"), as placement agents in the offering of Series A Preferred Stock conducted from June 1992 to September 1992 (the "Series A Offering"), the Company granted Ladenburg and D. H. Blair and/or their respective designees certain warrants ("Series A Placement Warrants") to purchase Common Stock at any time until June 26, 1997. In April 1997, Ladenburg was issued 24,850.5 shares of Common Stock pursuant to the cashless exercise provision of its Series A Placement Warrants. The issuance of (i) the Series A Placement Warrants and (ii) the issuance of Common Stock upon the exercise of the Series A Placement Warrants, were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) thereof because such issuances did not involve a public offering. In addition, each of Ladenburg and D. H. Blair represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends are required to be affixed to the warrant certificates issuable in such transactions. Ladenburg and D. H. Blair each had adequate access, through their negotiations with the Company as placement agents in the Series A Offering, to information about the Company. The shares of Common Stock were issued without restrictive legends pursuant to exemptions afforded by Rule 144(k).

12. On April 17, 1997, the Company entered into an agreement with Hill, Thompson, Magid & Co. ("HTM"), pursuant to which HTM may perform certain investment banking and financial advisory services on a non-exclusive basis for the Company (the "HTM Investment Banking Agreement"). Pursuant to the Investment Banking Agreement, the Company granted to HTM warrants to purchase an aggregate of 50,000 shares of Common Stock of the Company at an exercise price of $8.00 per share. The issuance of the HTM Warrants was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) thereof because such issuance did not involve a public offering. In addition, HTM represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends are required to be affixed to the warrant certificates issuable in such transactions. HTM had adequate access, through its negotiations with the Company of the terms of the HTM Investment Banking Agreement, to information about the Company.

Item 27. Exhibits and Financial Statement Schedules

 Exhibit No.                         Description
 -----------                         -----------

       * 2.1 Asset Purchase Agreement dated December 27, 1995, by and between the Registrant, InterNuria, Inc. and Interneuron Pharmaceuticals, Inc.


      ## 3.1 Certificate of Incorporation of the Registrant, as amended to date.


       * 3.2 By-laws of the Registrant, as amended to date.

       * 4.1 Reference is made to Exhibits 3.1 and 3.2.

       * 4.2 Specimen of Common Stock certificate.

       * 4.3 Specimen of Series B Convertible Preferred Stock certificate.

       * 4.4 Investors' Rights Agreement dated November 20, 1995, by and between the Registrant and certain investors.


      ## 4.5 Form of Warrant for the Purchase of Shares of Common Stock, by and between the Registrant and designees of Hill, Thompson, Magid & Co.


      ** 4.6 Form of Subscription Agreement, by and between the Registrant and certain purchasers of Series B Preferred Stock and Common Stock.

       * 4.7 Form of Placement Warrant Relating to the Bridge Financing.

       * 4.8 Warrant for the Purchase of Shares of Common Stock No. 1 dated June 26, 1992, by and between the Registrant and certain investors.

       * 4.9 Warrant for the Purchase of Shares of Common Stock No. 2 dated June 26, 1992, by and between the Registrant and certain investors.

      * 4.10 Warrant for the Purchase of Shares of Common Stock No. 3 dated July 23, 1992, by and between the Registrant and certain investors.

      * 4.11 Warrant for the Purchase of Shares of Common Stock No. 4 dated September 2, 1992, by and between the Registrant and certain investors.

      * 4.12 Form of Placement Warrant Relating to Offering of Series B Placement Warrants.

   **** 4.13 Meyerson Investment Banking Agreement and Common Stock Warrants dated October 24, 1996, by and between the Registrant and M.H. Meyerson & Co., Inc.

  ***** 4.14 Form of Amendment to Subscription Agreement--Lock-Up Provisions.


      # 4.15 Form of Warrant for the Purchase of Common Stock, by and between the Registrant and Drs. Samuel P. Wertheimer, Carl Spana and Fred Mermelstein.

     ## 4.16 Form of Warrant for the Purchase of Common Stock, by and between the Registrant and Shear/Kershman Laboratories, Inc. and Castelli Associates, Inc.

     ## 4.17 Warrant for the Purchase of Common Stock dated December 10, 1996, by and between the Registrant and Rutgers, The State University of New Jersey and The University of Medicine and Dentistry of New Jersey.


         5.1 Opinion of Roberts, Sheridan & Kotel, a Professional Corporation.

        10.1 Reference is made to Exhibit 2.1.

     *+ 10.2 Clinical Study and Research Agreement dated November 20, 1995, by and between the Registrant and Thomas Jefferson University.

      * 10.3 The Registrant's 1992 Stock Option Plan.


     ## 10.4 Letter of Employment dated May 17, 1996, between the Registrant and
             Dr. Jeffrey M. Jonas.


      * 10.5 Employment Agreement dated August 19, 1991, between the Registrant and Dayne R. Myers, as amended.

      * 10.6 Consulting Agreement dated February 22, 1996, between the Registrant and Dr. Carl Spana.

      * 10.7 Scientific Advisory Board Agreement dated March 25, 1996, between the Registrant and Dr. Jerry Weisbach.

      * 10.8 Consulting Agreement dated May 9, 1996, between the Registrant and Dr. David Berd.

      * 10.9 Financial Advisory Agreement dated June 12, 1996, by and between the Registrant and Paramount Capital, Inc.

    *+ 10.10 License Agreement dated November 20, 1995, by and between the
             Registrant and Thomas Jefferson University.


    ## 10.11 Letter of Employment dated September 13, 1996, between the
             Registrant and David L. Tousley.

    ## 10.12 Letter of Employment dated September 13, 1996, between the
             Registrant and Ernest W. Yankee, Ph.D.

    #+ 10.13 License Agreement dated December 10, 1996, by and between the
             Registrant and Rutgers, The State University of New Jersey and the University of Medicine and Dentistry.


 *****+10.14 License Agreement dated February 17, 1997, by and between the
             Registrant and The Texas A&M University System.


    ## 10.15 Investment Banking Services Agreement dated April 17, 1997, by and between the Registrant and Hill, Thompson, Magid & Co.


        11.1 Statement Concerning Computation of Per Share Earnings.

      * 20.1 Stockholder Information Statement of the Registrant dated June 15, 1995.

        23.1 Consent of Roberts, Sheridan & Kotel, a Professional Corporation. Reference is made to Exhibit 5.1.

        23.2 Consent of Ernst & Young LLP, Independent Auditors.

   **** 24.1 Power of Attorney. Reference is made to the Signature Page of the Registration Statement.

   **** 27.1 Financial Data Schedule.

* Previously filed with the Registration Statement on Form SB-2 filed with the Commission on August 1, 1996.
** Previously filed with Amendment No. 1 to the Registration Statement of Form SB-2 filed with the Commission in September 23, 1996 and which superseded such exhibit as previously filed with the Registration Statement on Form SB-2 filed with the Commission on August 1, 1996.
*** Previously filed with Amendment No. 1 to the Registration Statement on Form SB-2 filed with the Commission on September 23, 1996.
**** Previously filed with Amendment No. 2 to the Registration Statement on Form SB-2 filed with the Commission on November 6, 1996.
***** Previously filed with Amendment No. 4 to the Registration Statement on
      Form SB-2 filed with the Commission on February 26, 1997.

# Previously filed with Amendment No. 5 to the Registration Statement on Form SB-2 filed with the Commission on April 4, 1997.
## Previously filed with Amendment No. 6 to the Registration Statement on Form SB-2 filed with the Commission on May 7, 1997.

+ Confidential treatment requested as to certain portions of these exhibits. Such portions have been redacted.

Item 28. Undertakings

The Company hereby undertakes that it will:

      (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (i) Include any prospectus required by section 10(a) (3) of the Securities Act;

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or the By-Laws of the Company, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Company hereby undertakes that it will:

      (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b) (1) , or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

      (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of such securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this May 23, 1997.


                                                AVAX TECHNOLOGIES, INC.


                                                By: /s/ Michael S. Weiss
                                                    ------------------------
                                                    Michael S. Weiss
                                                    Secretary and Director

In accordance with the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           Signature                     Name & Title                  Date
           ---------                     ------------                  ----


    /s/ Jeffrey Jonas, M.D.*        Jeffery Jonas, M.D.             May 23, 1997
                                    President, Chief Executive
                                    Officer and Director


     /s/ David L. Tousley*          David L. Tousley                May 23, 1997
                                    Chief Financial Officer
                                    (Principal Financial Officer)


    /s/ Edson D. de Castro*         Edson D. de Castro              May 23, 1997
                                    Director


/s/ John K. A. Prendergast, Ph.D.   John K. A. Prendergast, Ph.D.   May 23, 1997
                                    Director


     /s/ Carl Spana, Ph.D.*         Carl Spana, Ph.D.               May 23, 1997
                                    Director


      /s/ Michael S. Weiss          Michael S. Weiss                May 23, 1997
                                    Secretary and Director



*By: /s/ Michael S. Weiss
     -------------------------
     Michael S. Weiss
     Attorney-in-Fact

                                  EXHIBIT INDEX

 Exhibit No.                         Description
 -----------                         -----------

       * 2.1 Asset Purchase Agreement dated December 27, 1995, by and between the Registrant, InterNuria, Inc. and Interneuron Pharmaceuticals, Inc.


      ## 3.1 Certificate of Incorporation of the Registrant, as amended to date.


       * 3.2 By-laws of the Registrant, as amended to date.

       * 4.1 Reference is made to Exhibits 3.1 and 3.2.

       * 4.2 Specimen of Common Stock certificate.

       * 4.3 Specimen of Series B Convertible Preferred Stock certificate.

       * 4.4 Investors' Rights Agreement dated November 20, 1995, by and between the Registrant and certain investors.


      ## 4.5 Form of Warrant for the Purchase of Shares of Common Stock, by and between the Registrant and designees of Hill, Thompson, Magid & Co.


      ** 4.6 Form of Subscription Agreement, by and between the Registrant and certain purchasers of Series B Preferred Stock and Common Stock.

       * 4.7 Form of Placement Warrant Relating to the Bridge Financing.

       * 4.8 Warrant for the Purchase of Shares of Common Stock No. 1 dated June 26, 1992, by and between the Registrant and certain investors.

       * 4.9 Warrant for the Purchase of Shares of Common Stock No. 2 dated June 26, 1992, by and between the Registrant and certain investors.

      * 4.10 Warrant for the Purchase of Shares of Common Stock No. 3 dated July 23, 1992, by and between the Registrant and certain investors.

      * 4.11 Warrant for the Purchase of Shares of Common Stock No. 4 dated September 2, 1992, by and between the Registrant and certain investors.

      * 4.12 Form of Placement Warrant Relating to Offering of Series B Placement Warrants.

   **** 4.13 Meyerson Investment Banking Agreement and Common Stock Warrants dated October 24, 1996, by and between the Registrant and M.H. Meyerson & Co., Inc.

  ***** 4.14 Form of Amendment to Subscription Agreement--Lock-Up Provisions.


      # 4.15 Form of Warrant for the Purchase of Common Stock dated February 26,
             1997, by and between the Registrant and Drs. Samuel P. Wertheimer and Fred Mermelstein.

     ## 4.16 Form of Warrant for the Purchase of Common Stock dated May 1993, by and between the Registrant and Shear/Kershman Laboratories, Inc. and Castelli Associates, Inc.

     ## 4.17 Warrant for the Purchase of Common Stock dated December 10, 1996, by and between the Registrant and Rutgers, The State University of New Jersey and The University of Medicine and Dentistry of New Jersey.

         5.1 Opinion of Roberts, Sheridan & Kotel, a Professional Corporation.

        10.1 Reference is made to Exhibit 2.1.

     *+ 10.2 Clinical Study and Research Agreement dated November 20, 1995, by and between the Registrant and Thomas Jefferson University.

      * 10.3 The Registrant's 1992 Stock Option Plan.


     ## 10.4 Letter of Employment dated May 17, 1996, between the Registrant and
             Dr. Jeffrey M. Jonas.


      * 10.5 Employment Agreement dated August 19, 1991, between the Registrant and Dayne R. Myers, as amended.

      * 10.6 Consulting Agreement dated February 22, 1996, between the Registrant and Dr. Carl Spana.

      * 10.7 Scientific Advisory Board Agreement dated March 25, 1996, between the Registrant and Dr. Jerry Weisbach.

      * 10.8 Consulting Agreement dated May 9,1996, between the Registrant and Dr. David Berd.

      * 10.9 Financial Advisory Agreement dated June 12, 1996, by and between the Registrant and Paramount Capital, Inc.

    *+ 10.10 License Agreement dated November 20, 1995, by and between the
             Registrant and Thomas Jefferson University.


    ## 10.11 Letter of Employment dated September 13, 1996, between the
             Registrant and David L. Tousley.

    ## 10.12 Letter of Employment dated September 13, 1996, between the
             Registrant and Ernest W. Yankee, Ph.D.

    #+ 10.13 License Agreement dated December 10, 1996, by and between the
             Registrant and Rutgers, The State University of New Jersey and the University of Medicine and Dentistry.


 *****+10.14 License Agreement dated February 17, 1997, by and between the
             Registrant and The Texas A&M University System.


    ## 10.15 Investment Banking Services Agreement dated April 17, 1997, by and between the Registrant and Hill, Thompson, Magid & Co.


        11.1 Statement Concerning Computation of Per Share Earnings.

      * 20.1 Stockholder Information Statement of the Registrant dated June 15, 1995.

        23.1 Consent of Roberts, Sheridan & Kotel, a Professional Corporation. Reference is made to Exhibit 5.1.

        23.2 Consent of Ernst & Young LLP, Independent Auditors.

   **** 24.1 Power of Attorney. Reference is made to the Signature Page to the Registration Statement.

   **** 27.1 Financial Data Schedule.

* Previously filed with the Registration Statement on Form SB-2 filed with the Commission on August 1, 1996.
** Previously filed with Amendment No. 1 to the Registration Statement of Form SB-2 filed with the Commission in September 23, 1996 which superseded such exhibit as previously filed with the Registration Statement on Form SB-2 filed with the Commission on August 1, 1996.
*** Previously filed with Amendment No. 1 to the Registration Statement on Form SB-2 filed with the Commission on September 23, 1996.
**** Previously filed with Amendment No. 2 to the Registration Statement on Form SB-2 filed with the Commission on November 6, 1996.
***** Previously filed with Amendment No. 4 to the Registration Statement on
      Form SB-2 filed with the Commission on February 26, 1997.

# Previously filed with Amendment No. 5 to the Registration Statement on Form SB-2 filed with the Commission on April 4, 1997.
## Previously filed with Amendment No. 6 to the Registration Statement on Form SB-2 filed with the Commission on May 7, 1997.

+ Confidential treatment requested as to certain portions of these exhibits. Such portions have been redacted.

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   -----------


                                    EXHIBITS
                                       TO
                                 AMENDMENT NO. 7
                                       TO
                                    FORM SB-2


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                             AVAX TECHNOLOGIES, INC.

--------------------------------------------------------------------------------